                                                                    EXHIBIT 99.2

**Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

================================================================================

                                CREDIT AGREEMENT

                          Dated as of October 31, 2001

                                      among

                         BRIGHTPOINT NORTH AMERICA L.P.
                                       and
                       WIRELESS FULFILLMENT SERVICES LLC,

                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,


                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

1.       AMOUNT AND TERMS OF CREDIT...............................................................................2

         1.1      Credit Facilities...............................................................................2
         1.2      Letters of Credit...............................................................................5
         1.3      Prepayments.....................................................................................5
         1.4      Use of Proceeds.................................................................................7
         1.5      Interest and Applicable Margins.................................................................7
         1.6      Eligible Accounts..............................................................................10
         1.7      Eligible Inventory.............................................................................12
         1.8      Cash Management Systems........................................................................14
         1.9      Fees...........................................................................................14
         1.10     Receipt of Payments............................................................................15
         1.11     Application and Allocation of Payments.........................................................15
         1.12     Loan Account and Accounting....................................................................16
         1.13     Indemnity......................................................................................16
         1.14     Access.........................................................................................17
         1.15     Taxes..........................................................................................18
         1.16     Capital Adequacy; Increased Costs; Illegality..................................................19
         1.17     Single Loan....................................................................................20

2.       CONDITIONS PRECEDENT....................................................................................20

         2.1      Conditions to the Initial Loans................................................................20
         2.2      Further Conditions to Each Loan................................................................22

3.       REPRESENTATIONS AND WARRANTIES..........................................................................22

         3.1      Corporate Existence; Compliance with Law.......................................................23
         3.2      Executive Offices, Collateral Locations, FEIN..................................................23
         3.3      Corporate Power, Authorization, Enforceable Obligations........................................23
         3.4      Financial Statements and Projections...........................................................24
         3.5      Material Adverse Effect........................................................................24
         3.6      Ownership of Property; Liens...................................................................25
         3.7      Labor Matters..................................................................................25
         3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness......................26
         3.9      Government Regulation..........................................................................26
         3.10     Margin Regulations.............................................................................26
         3.11     Taxes..........................................................................................27
         3.12     ERISA..........................................................................................27
         3.13     No Litigation..................................................................................28
         3.14     Brokers........................................................................................28
         3.15     Intellectual Property..........................................................................28


         3.16     Full Disclosure................................................................................28
         3.17     Environmental Matters..........................................................................29
         3.18     Insurance......................................................................................29
         3.19     Deposit and Disbursement Accounts..............................................................30
         3.20     Government Contracts...........................................................................30
         3.21     Customer and Trade Relations...................................................................30
         3.22     Agreements and Other Documents.................................................................30
         3.23     Solvency.......................................................................................30
         3.24     Status of Holding Companies....................................................................30
         3.25     Certain Agreements.............................................................................31

4.       FINANCIAL STATEMENTS AND INFORMATION....................................................................31

         4.1      Reports and Notices............................................................................31
         4.2      Communication with Accountants.................................................................31

5.       AFFIRMATIVE COVENANTS...................................................................................31

         5.1      Maintenance of Existence and Conduct of Business...............................................31
         5.2      Payment of Charges.............................................................................32
         5.3      Books and Records..............................................................................32
         5.4      Insurance; Damage to or Destruction of Collateral..............................................32
         5.5      Compliance with Laws...........................................................................34
         5.6      Supplemental Disclosure........................................................................34
         5.7      Intellectual Property..........................................................................34
         5.8      Environmental Matters..........................................................................34
         5.9      Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases..........35
         5.10     Further Assurances.............................................................................36
         5.11     Mortgages......................................................................................36
         5.12     Major Agreements...............................................................................36

6.       NEGATIVE COVENANTS......................................................................................36

         6.1      Mergers, Subsidiaries, Etc.....................................................................36
         6.2      Investments; Loans and Advances................................................................36
         6.3      Indebtedness...................................................................................37
         6.4      Employee Loans and Affiliate Transactions......................................................37
         6.5      Capital Structure and Business.................................................................38
         6.6      Guaranteed Indebtedness........................................................................38
         6.7      Liens..........................................................................................38
         6.8      Sale of Stock and Assets.......................................................................39
         6.9      ERISA..........................................................................................39
         6.10     Financial Covenants............................................................................39
         6.11     Hazardous Materials............................................................................39
         6.12     Sale-Leasebacks................................................................................39

         6.13     Cancellation of Indebtedness...................................................................39
         6.14     Restricted Payments............................................................................40
         6.15     Change of Corporate Name or Location; Change of Fiscal Year....................................41
         6.16     No Impairment of Intercompany Transfers........................................................41
         6.17     No Speculative Transactions....................................................................42
         6.18     Leases; Real Estate Purchases..................................................................42
         6.19     Certain Agreements.............................................................................42
         6.20     Holding Companies..............................................................................42

7.       TERM....................................................................................................42

         7.1      Termination....................................................................................42
         7.2      Survival of Obligations Upon Termination of Financing Arrangements.............................42

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES..................................................................43

         8.1      Events of Default..............................................................................43
         8.2      Remedies.......................................................................................45
         8.3      Waivers by Credit Parties......................................................................45

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT.....................................................46

         9.1      Assignment and Participations..................................................................46
         9.2      Appointment of Agent...........................................................................48
         9.3      Agent's Reliance, Etc..........................................................................49
         9.4      GE Capital and Affiliates......................................................................49
         9.5      Lender Credit Decision.........................................................................50
         9.6      Indemnification................................................................................50
         9.7      Successor Agent................................................................................50
         9.8      Setoff and Sharing of Payments.................................................................51
         9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.......................52

10.      SUCCESSORS AND ASSIGNS..................................................................................54

         10.1     Successors and Assigns.........................................................................54

11.      MISCELLANEOUS...........................................................................................54

         11.1     Complete Agreement; Modification of Agreement..................................................54
         11.2     Amendments and Waivers.........................................................................54
         11.3     Fees and Expenses..............................................................................56
         11.4     No Waiver......................................................................................58
         11.5     Remedies.......................................................................................58
         11.6     Severability...................................................................................58
         11.7     Conflict of Terms..............................................................................58
         11.8     Confidentiality................................................................................58
         11.9     GOVERNING LAW..................................................................................59


         11.10    Notices........................................................................................59
         11.11    Section Titles.................................................................................60
         11.12    Counterparts...................................................................................60
         11.13    WAIVER OF JURY TRIAL...........................................................................60
         11.14    Press Releases and Related Matters.............................................................60
         11.15    Reinstatement..................................................................................61
         11.16    Advice of Counsel..............................................................................61
         11.17    No Strict Construction.........................................................................61

12.      CROSS-GUARANTY..........................................................................................61

         12.1     Cross-Guaranty.................................................................................61
         12.2     Waivers by Borrowers...........................................................................62
         12.3     Benefit of Guaranty............................................................................62
         12.4     Subordination of Subrogation, Etc..............................................................62
         12.5     Election of Remedies...........................................................................63
         12.6     Limitation.....................................................................................63
         12.7     Contribution with Respect to Guaranty Obligations..............................................63
         12.8     Liability Cumulative...........................................................................64

                               INDEX OF APPENDICES
                               -------------------

Annex A (Recitals)                  -                Definitions
Annex B (Section 1.2)               -                Letters of Credit
Annex C (Section 1.8)               -                Cash Management System
Annex D (Section 2.1(a))            -                Closing Checklist
Annex E (Section 4.1(a))            -                Financial Statements and Projections - Reporting
Annex F (Section 4.1(b))            -                Collateral Reports
Annex G (Section 6.10)              -                Financial Covenants
Annex H (Section 9.9(a))            -                Lenders' Wire Transfer Information
Annex I (Section 11.10)             -                Notice Addresses
Annex J (from Annex A -
   Commitments definition)                           Commitments as of Closing Date

Exhibit 1.1(a)(i)                   -                Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                  -                Form of Revolving Note
Exhibit 1.1(b)(ii)                  -                Form of Swing Line Note
Exhibit 1.5(e)                      -                Form of Notice of Conversion/Continuation
Exhibit 4.1(b)                      -                Form of Borrowing Base Certificate
Exhibit 6.14(a)                     -                Form of LYONS Distribution Notice
Exhibit 6.14(b)                     -                Form of BPI Distribution Notice
Exhibit 9.1(a)                      -                Form of Assignment Agreement
Exhibit B-1                         -                Application for Standby Letter of Credit
Exhibit B-2                         -                Application for Documentary Letter of Credit
Exhibit B-3                         -                Application and Agreement for Documentary Letter
                                                     of Credit

Schedule  1.1                       -                Agent's Representatives
Disclosure Schedule 1.4             -                Use of Proceeds
Disclosure Schedule 1.6             -                Account Debtors with Common Directors
Disclosure Schedule  3.1            -                Corporate Existence; Compliance with Law
Disclosure Schedule  3.2            -                Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.4(A)         -                Financial Statements
Disclosure Schedule  3.4(B)         -                Pro Forma
Disclosure Schedule  3.4(C)         -                Projections
Disclosure Schedule  3.6            -                Ownership of Property; Liens
Disclosure Schedule  3.7            -                Labor Matters
Disclosure Schedule  3.8            -                Ventures, Subsidiaries and Affiliates; Outstanding
                                                     Stock and Indebtedness
Disclosure Schedule  3.11           -                Taxes
Disclosure Schedule  3.12           -                ERISA
Disclosure Schedule  3.13           -                Litigation
Disclosure Schedule  3.15           -                Intellectual Property
Disclosure Schedule  3.17           -                Environmental Matters
Disclosure Schedule  3.18           -                Insurance

Disclosure Schedule  3.19           -                Deposit and Disbursement Accounts
Disclosure Schedule  3.20           -                Government Contracts
Disclosure Schedule  3.22           -                Agreements and Other Documents
Disclosure Schedule  5.1            -                Maintenance of Existence and Conduct of Business
Disclosure Schedule  6.3            -                Indebtedness
Disclosure Schedule  6.4(a)         -                Employee Loan and Affiliate Transactions
Disclosure Schedule  6.7            -                Liens

     This CREDIT AGREEMENT (this "Agreement"), dated as of October 31, 2001 among BRIGHTPOINT NORTH AMERICA L.P., a Delaware limited partnership ("Brightpoint"), and WIRELESS FULFILLMENT SERVICES LLC, a California limited liability company ("Wireless") (Brightpoint and Wireless are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

     WHEREAS, Borrowers have requested that Lenders extend revolving credit facilities to Borrowers of up to Eighty Million Dollars ($80,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrowers and to provide (a) working capital financing for Borrowers, (b) funds for other general corporate purposes of Borrowers and (c) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

     WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property; and

     WHEREAS, Brightpoint Inc., a Delaware corporation ("BPI"), Brightpoint North America, Inc., an Indiana corporation ("Brightpoint Holdings"), Wireless Fulfillment Services Holdings, Inc., a Delaware corporation ("Wireless Holdings") and Brightpoint International Ltd., a Delaware corporation ("Brightpoint International") (BPI, Brightpoint Holdings, Wireless Holdings and Brightpoint International are sometimes referred to herein as the "Holding Companies" and individually as a "Holding Company"), are each willing to guarantee all of the obligations of Borrowers to Agent and Lenders under the Loan Documents and to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Brightpoint, Wireless, Brightpoint Holdings, Wireless Holdings and Brightpoint International to secure such guaranty; and

     WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

       1.1      Credit Facilities.

       (a)      Revolving Credit Facility.

               (i) Subject to the terms and conditions hereof, each Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Borrowing Availability may be reduced by Reserves imposed by Agent in its reasonable credit judgment. Moreover, the sum of the Revolving Loan and Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 11:00 a.m. (Chicago time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 11:00 a.m. (Chicago time on the date which is 3 Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(e).

               (ii) Except as provided in Section 1.12, each Borrower shall execute and deliver to each Lender a note to evidence the Revolving Loan Commitment of that Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of the applicable Borrower to pay the amount of the applicable Lender's Revolving Loan Commitment or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

               (iii) Anything in this Agreement to the contrary notwithstanding, at the request of Borrower Representative, in its discretion Agent may (but shall have absolutely no obligation to), make Revolving Credit Advances to Borrowers on behalf of Lenders in amounts that cause the outstanding balance of the aggregate Revolving Loan to exceed the Aggregate

Borrowing Base (less the Swing Line Loan) or which cause the outstanding balance of the Revolving Loan owing by any Borrower to exceed that Borrower's separate Borrowing Base (less the Swing Line Loan advanced to that Borrower) (any such excess Revolving Credit Advances are herein referred to collectively as "Overadvances"); provided that (A) no such event or occurrence shall cause or constitute a waiver of Agent's, Swing Line Lender's or Lenders' right to refuse to make any further Overadvances, Swing Line Advances or Revolving Credit Advances, or incur any Letter of Credit Obligations, as the case may be, at any time that an Overadvance exists, and (B) no Overadvance shall result in a Default or Event of Default based on Borrowers' failure to comply with Section 1.3(b)(i) for so long as Agent permits such Overadvance to be outstanding, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the conditions to lending set forth in Section 2 have not been met. All Overadvances shall constitute Index Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. Except as otherwise provided in Section 1.11(b), the authority of Agent to make Overadvances is limited to an aggregate amount not to exceed $2,000,000 at any time, shall not cause the aggregate Revolving Loan to exceed the Maximum Amount, and may be revoked prospectively by a written notice to Agent signed by Lenders holding more than 50% of the Revolving Loan Commitments.

        (b)      Swing Line Facility.

               (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(b) shall not relieve Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Credit Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the lesser of the Maximum Amount and (except for Overadvances) the Aggregate Borrowing Base, in each case, less the outstanding balance of the Revolving Loan at such time ("Swing Line Availability"). Moreover, except for Overadvances, the Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base less the Revolving Loan outstanding to such Borrower. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1(a). Any such notice must be given no later than 11:00 a.m. (Chicago time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each Lender make Revolving Credit Advances in accordance with Section 1.1(b)(iii) or purchase participating interests in accordance with Section 1.1(b)(iv). Notwithstanding any other provision of this

Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

               (ii) Each Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (each a "Swing Line Note" and, collectively, the "Swing Line Notes"). Each Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than weekly, may on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to each Borrower (which shall be an Index Rate Loan) in an amount equal to that Lender's Pro Rata Share of the principal amount of the applicable Borrower's Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 2:00 p.m. (Chicago time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

               (iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of
Section 1.1(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

               (v) Each Lender's obligation to make Revolving Credit Advances in accordance with Section 1.1(b)(iii) and to purchase participation interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(b)(iii) or 1.1(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

               (c) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Brightpoint as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

               1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

               1.3 Prepayments.

               (a) Voluntary Reductions in Revolving Loan Commitments. Borrowers may at any time on at least 2 Business Days' prior written notice by Borrower Representative to Agent permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan then outstanding, and (C) after giving effect to such reductions, Borrowers shall comply with Section 1.3(b)(i). In addition, Borrowers may at any time on at least 10 days' prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, each Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall require a corresponding pro rata reduction in the L/C Sublimit.

               (b) Mandatory Prepayments.

               (i) If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Amount and (B) the Aggregate Borrowing Base, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess. Furthermore, if, at any time, the outstanding balance of the Revolving Loan of any Borrower exceeds that Borrower's separate Borrowing Base less the outstanding balance of the Swing Line Loan of that Borrower, the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess (and, if necessary, shall provide cash collateral for its Letter of Credit Obligations as described above). Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid only on demand.

               (ii) Immediately upon receipt by any Borrower of proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section
6.8 (a)) or any sale of Stock of Brightpoint Holdings, Wireless Holdings or any Borrower, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

               (iii) If any Loan Party issues Stock, no later than the Business Day following the date of receipt of the proceeds thereof, all Borrowers (in the case of an issuance by a Holding Company) or the issuing Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

                  (c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to Sections 1.3(b)(ii) or (b)(iii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on that Borrower's Swing Line Loan; third, to the principal balance of the Swing Line Loan outstanding to that Borrower until the same has been repaid in full; fourth, to interest then due and payable on Revolving Credit Advances made to that Borrower; fifth, to the principal balance of Revolving Credit Advances outstanding to that Borrower until the same has been paid in full; sixth, to any Letter of Credit Obligations of such Borrower to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; seventh, to interest then due and payable on the Swing Line Loan of the other Borrower, pro rata; eighth, to the principal balances of the Swing Line Loan outstanding to the other Borrower, pro rata, until the same have been repaid in full; ninth, to interest then due and payable on the Revolving Credit Advances outstanding to the other Borrower, pro rata; tenth, to the principal balance of the Revolving Credit Advances made to the other Borrower, pro rata, until the same has been paid in full, and last to any Letter of Credit Obligations of the other Borrower, pro rata, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized. Neither the Revolving Loan Commitment nor the Swing Line Commitment shall be permanently reduced by the amount of any such prepayments.


                  (d) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

                  1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Revolving Loan and the Swing Line Advances solely for the Refinancing (and to pay any related transaction expenses), to make distributions to BPI to repurchase LYONS to the extent and in the manner permitted hereunder, and for the financing of Borrowers' ordinary working capital and general corporate needs. Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

                  1.5      Interest and Applicable Margins.

                  (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Index Margin per annum or, at the election of Borrower Representative, the Applicable LIBOR Rate plus the Applicable LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Index Margin per annum.

         As of the Closing Date, the Applicable Margins are as follows:

Applicable Index Margin                                       1.250%
Applicable LIBOR Margin                                       2.750%
Applicable L/C Margin                                         2.750%
Applicable Unused Line Fee Margin                             0.375%


                  The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers' consolidated financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of Borrowers' quarterly Financial Statements to Lenders for the Fiscal Quarter ending September 30, 2002. Adjustments in Applicable Margins shall be determined by reference to the following grids:

                                          IF BOTH BORROWING AVAILABILITY
IF FIXED CHARGE                           AND AVERAGE BORROWING 60-DAY                                      LEVEL OF
COVERAGE RATIO IS:                        AVAILABILITY ARE:                                                 APPLICABLE MARGINS:
----------------------------------------  ---------------------------------------------------------------   -------------------
greater than 1.40:1.00                    greater than $30,000,000                                          Level I
----------------------------------------  ---------------------------------------------------------------   -------------------
  1.40:1.00, but greater than 1.25:1.00   less than $30,000,000, but greater than or equal to $25,000,000   Level II
----------------------------------------  ---------------------------------------------------------------   -------------------
greater than 0.90:1.00                    less than $25,000,000, but greater than or equal to $20,000,000   Level III
----------------------------------------  ---------------------------------------------------------------   -------------------
Not applicable                            less than $20,000,000, but greater than or equal to $15,000,000   Level IV
----------------------------------------  ---------------------------------------------------------------   -------------------
Not applicable                            less than $15,000,000                                             Level V
----------------------------------------  ---------------------------------------------------------------   -------------------

                                                                 APPLICABLE MARGINS
                                        --------------------------------------------------------------------
                                        LEVEL I        LEVEL II        LEVEL III      LEVEL IV       LEVEL V
                                        -------        --------        ---------      --------       -------
Applicable Index Margin                 0.750%         1.000%          1.250%         1.500%         1.750%
Applicable LIBOR Margin                 2.250%         2.500%          2.750%         3.000%         3.250%
Applicable L/C Margin                   2.250%         2.500%          2.750%         3.000%         3.250%
Applicable Unused Line Fee Margin       0.375%         0.375%          0.375%         0.375%         0.375%


If there is a disparity between the financial tests described above, the test resulting in the greater level of Applicable Margins will prevail.

                  All adjustments in the Applicable Margins after September 30, 2002 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

                  (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Default or Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

                  (e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Chicago time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Chicago time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the earlier of (i) 15 days after the Closing Date or (ii) completion of primary syndication as determined by Agent.

                  (f) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

                  1.6 Eligible Accounts. All of the Accounts owned by each Borrower and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, or modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments, new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Accounts shall not include any Account of any
Borrower:

                  (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

                  (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                  (c) in the event that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice, in form and substance previously approved by Agent or any other form reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

                  (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party (except for any Account Debtor set forth on Disclosure Schedule (1.6));

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

                  (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavit) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

                  (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                    (i) the Account is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date;

                    (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                    (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the criteria set forth in Section 1.6(l);

                  (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

                  (o) as to which any of the representations or warranties in the Loan Documents are untrue;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

                  (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 10% (or, in Agent's sole discretion, 15%) of all Eligible Accounts;

                  (s) that is payable in any currency other than Dollars; or

                  (t) that is otherwise unacceptable to Agent in its reasonable credit judgment.

                  1.7 Eligible Inventory. All of the Inventory owned by the Borrowers and reflected in the most recent Borrowing Base Certificate delivered by each Borrower to Agent shall be "Eligible Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments, new criteria or changes in advance rates or the elimination of Reserves which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

                  (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in
Section 5.9 hereof (subject to Reserves established by Agent in accordance with Section 5.9 hereof);

                  (b) (i) is not located on premises owned, leased or rented by such Borrower and set forth in Disclosure Schedule (3.2), or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless either (x) a reasonably satisfactory landlord waiver has been delivered to Agent, or (y) Reserves reasonably satisfactory to Agent have been established with respect thereto or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

                  (c) is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent's Liens have been perfected at origin and destination and Inventory in transit to a purchaser, which Inventory (i) is fully insured, (ii) is subject to a first priority security interest in and lien upon such goods in favor of Agent (except for any possessor lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers), (iii) if required by Agent, is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Agent or an agent acting on its behalf, and (iv) is otherwise deemed to be "Eligible Inventory" hereunder;

                  (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

                  (e) is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

                  (f) consists of display items or packing or shipping materials, manufacturing supplies, work-in-process Inventory or replacement parts;

                  (g) consists of goods which have been returned by the buyer except for such goods which are in saleable "as new" condition in the ordinary course of business;

                  (h) is not of a type held for sale in the ordinary course of such Borrower's business;

                  (i) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances;

                  (j) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

                  (k) consists of any costs associated with "freight-in" charges;

                  (l) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (m) is not covered by casualty insurance reasonably acceptable to Agent; or

                  (n) is otherwise unacceptable to Agent in its reasonable credit judgment.

                  1.8 Cash Management Systems. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

                  1.9      Fees.

                  (a) Borrowers shall pay to GE Capital, individually, the Fees specified in the GE Capital Fee Letter, at the times specified for payment therein.

                  (b) As additional compensation for the Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to the Applicable Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due.

                  (c) If Borrowers reduce or terminate the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Revolving Loan Commitments are otherwise terminated, Borrowers shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the amount of the reduction of the Revolving Loan Commitment. As used herein, the term "Applicable Percentage" shall mean (x) two percent (2.0%), in the case of a prepayment on or prior to the first anniversary of the Closing Date and (y) one-half percent (0.5%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Revolving Loan Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b) or 1.16(c); provided that Borrowers do not permanently reduce or terminate the Revolving Loan Commitment upon any such prepayment and, in the case of prepayments made pursuant to Sections 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.




                  (d) Borrowers shall pay to Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Annex B.

                  1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 1:00 p.m. (Chicago time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the first Business Day following the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. (Chicago time). Payments received after 1:00 p.m. Chicago time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

                  1.11     Application and Allocation of Payments.

                  (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Section 1.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder;
(2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; (6) to all other Obligations other than Hedging Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3; and (7) to Hedging Obligations.

                  (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of each Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time or would cause the balance of the Revolving Loan and the Swing Line Loan to any Borrower to exceed such Borrower's separate Borrowing Base after giving effect to such charges. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

                  1.12 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

                  1.13     Indemnity.

                  (a) Each Borrower shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Borrower shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                  (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

                  1.14 Access. Each Borrower shall, during normal business hours, from time to time upon one Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Borrower's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Borrower. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Borrower shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Borrower shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Borrower. Agent will give Lenders at least 5 days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

                  1.15     Taxes.

                  (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.

                  (b) Each Borrower that is a signatory hereto shall jointly and severally indemnify and, within 10 days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

                  1.16     Capital Adequacy; Increased Costs; Illegality.

                  (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

                  (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

                  (d) Within 15 days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within 90 days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Revolving Loan Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within 90 days thereafter, Borrowers' rights under this Section 1.16(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

                  1.17 Single Loan. All Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral.

2.       CONDITIONS PRECEDENT

                  2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

                  (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

                  (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrowers and Prior Lender.

                  (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

                  (d) Opening Availability. The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to each Borrower, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $20,000,000.

                  (e) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in
Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

                  (f) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

                  (g) Due Diligence. Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit, with results reasonably satisfactory to Agent.

                  2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

                  (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

                  (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders and Agent or Requisite Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

                  (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

                  (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Aggregate Borrowing Base and the Maximum Amount, in each case, less the then outstanding principal amount of the Swing Line Loan, or (ii) the outstanding principal amount of the Revolving Loan of the applicable Borrower would exceed such Borrower's separate Borrowing Base less the outstanding principal amount of the Swing Line Loan to that Borrower.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

                  To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

                  3.1 Corporate Existence; Compliance with Law. Each Borrower
(a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.2 Executive Offices, Collateral Locations, FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), and none of such locations has changed within the 12 months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

                  3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan

Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

                  3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrowers and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

                  (i) The audited consolidated and consolidating balance sheets at December 31, 1999 and December 31, 2000 and the related statements of income and cash flows of BPI and its Subsidiaries for the Fiscal Years then ended, certified by Ernst & Young LLP.

                  (ii) The unaudited balance sheet(s) at September 30, 2001 and the related statement(s) of income and cash flows of Borrowers for the three Fiscal Quarters then ended.

                  (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries dated September 30, 2001, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP and necessary to reflect the pro forma effect of the Related Transactions.

                  (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Borrowers in light of the past operations of their businesses, and reflect projections for the one year period beginning on January 1, 2002 on a month-by-month basis. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

                  3.5 Material Adverse Effect. Between December 31, 2000 and the Closing Date: (a) no Loan Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Loan Party or has become binding upon any Loan Party's assets and no law or regulation applicable to any Loan Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Loan Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2000 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

                  3.6 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Loan Party. Each Borrower owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Loan Party is a lessor, sublessor or assignor as of the Closing Date. Each Borrower also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Borrower are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Borrower has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Borrower's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

                  3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Loan Party are pending or, to any Loan Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Loan Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Loan Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Loan Party; (d) except as set forth in Disclosure Schedule (3.7), no Loan Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Borrower pending or, to any Loan Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Loan Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Loan Party of any individual.

                  3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Loan Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Loan Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Loan Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Loan Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)). Neither Brightpoint Holdings nor Wireless Holdings has any assets (except Stock of their Subsidiaries) or any Indebtedness or Guaranteed Indebtedness (except the Obligations).

                  3.9 Government Regulation. No Loan Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                  3.10 Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Loan Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Loan Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

                  3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Loan Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Loan Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Loan Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Loan Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Loan Party's knowledge, as a transferee. As of the Closing Date, no Loan Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.


                  3.12 ERISA.

                  (a) Disclosure Schedule (3.12) lists (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Loan Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Except as set forth in Disclosure Schedule (3.12), neither any Loan Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Loan Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

                  (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Loan Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Loan Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Loan Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Loan Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Loan Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Loan Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

                  3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Loan Party, threatened against any Loan Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Loan Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Loan Party and that , if so determined, could be reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Loan Party's knowledge, threatened, that seeks damages in excess of $250,000 or injunctive relief against, or alleges criminal misconduct of, any Loan Party.

                  3.14 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                  3.15 Intellectual Property. As of the Closing Date, each Loan Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Loan Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Loan Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

                  3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

                  3.17 Environmental Matters

                  (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) to the knowledge of any Credit Party, the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000; (ii) no Loan Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Loan Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Loan Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Loan Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Loan Party which could reasonably be expected to exceed $100,000, and no Loan Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief against, or that alleges criminal misconduct by, any Loan Party; (vii) no notice has been received by any Loan Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Loan Parties, there are no facts, circumstances or conditions that may result in any Loan Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Loan Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Loan Party.

                  (b) Each Loan Party hereby acknowledges and agrees that Agent
(i) is not now, and has not ever been, in control of any of the Real Estate or any Loan Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Loan Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

                  3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Loan Party, as well as a summary of the terms of each such policy.

                  3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Loan Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

                  3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Loan Party is a party to any contract or agreement with any Governmental Authority and no Loan Party's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section
3727) or any similar state or local law.

                  3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Loan Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Loan Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Loan Party; or the business relationship of any Loan Party with any supplier material to its operations.

                  3.22 Agreements and Other Documents. As of the Closing Date, each Loan Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): supply agreements and purchase agreements not terminable by such Loan Party within 60 days following written notice issued by such Loan Party and involving transactions in excess of $5,000,000 per annum (excepting only contracts pursuant to which handsets and/or accessories are purchased in the ordinary course of business by customers from any Credit Party or its Affiliates); leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by such Loan Party, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Loan Party and any Lien granted by such Loan Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Loan Party.

                  3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the Refinancing and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is and will be Solvent.

                  3.24 Status of Holding Companies. Prior to the Closing Date, none of the Holding Companies (other than BPI) will have engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with their corporate formation).

                  3.25 Certain Agreements. Borrower Representative has delivered to Agent true and complete copies, certified as such by an appropriate officer of Borrower Representative of (a) each of the LYONS and (b) each of the Major Agreements.


4.       FINANCIAL STATEMENTS AND INFORMATION

                  4.1 Reports and Notices.

                  (a) Each Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

                  4.2 Communication with Accountants. Each Loan Party executing this Agreement authorizes Agent, so long as a Default or an Event of Default has occurred and is continuing, to communicate directly with its independent certified public accountants, including Ernst & Young LLP, and authorizes and, at Agent's request, shall instruct those accountants and advisors to disclose and make available to Agent any and all Financial Statements and other supporting financial documents, schedules and information relating to any Loan Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Loan Party.

5.       AFFIRMATIVE COVENANTS

                  Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

                  5.1 Maintenance of Existence and Conduct of Business. Each Loan Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

                  5.2 Payment of Charges.

                  (a) Subject to Section 5.2(b), each Loan Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

                  (b) Each Loan Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in
Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Loan Party, in accordance with GAAP;
(ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Loan Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

                  5.3 Books and Records. Each Loan Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

                  5.4 Insurance; Damage to or Destruction of Collateral.

                  (a) The Loan Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Loan Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Loan Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Loan Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Agent reserves the right at any time upon any change in any Loan Party's risk profile (including any change in the product mix maintained by any Loan Party or any laws affecting the potential liability of such Loan Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Loan Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Loan Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

                  (c) Each Borrower shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $250,000, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c); or permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 in the aggregate, Agent shall permit the applicable Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 120 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(c). All insurance proceeds that are to be made available to any Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan of such Borrower (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the separate Borrowing Base of the affected Borrower in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to that Borrower to provide funds to replace, repair, restore or rebuild the Collateral as follows:
(i) Borrower Representative shall request a Revolving Credit Advance be made to such Borrower in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Lenders shall make such Revolving Credit Advance the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c).

                  5.5 Compliance with Laws. Each Loan Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to FCC, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

                  5.7 Intellectual Property. Each Loan Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

                  5.8 Environmental Matters. Each Loan Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Loan Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Loan Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and
(ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

                  5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Loan Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Loan Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

                  5.10 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

                  5.11 Mortgages. As soon as practicable, but in any event no later than 60 days after the Closing Date, Borrowers shall execute and deliver to Agent Mortgages in form and substance satisfactory to Agent covering the Real Estate located in Indianapolis, Indiana and Reno, Nevada (the "Mortgaged Properties") together with: (a) title insurance policies, reasonably satisfactory in form and substance to Agent, in its sole discretion; (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state in which any Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to Agent.

                  5.12 Major Agreements. No later than 60 days prior to the expiration of any Major Agreement, Borrower Representative shall notify Agent in writing as to the likelihood the other Persons party to such Major Agreement will agree to renew such Major Agreement. No later than 30 days prior to the expiration of any Major Agreement, Borrower Representative shall provide a written report to the Agent on the status of renewal negotiations and any expected changes to the Major Agreement.

6.       NEGATIVE COVENANTS

                  Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

                  6.1 Mergers, Subsidiaries, Etc. No Loan Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower, provided that Borrower Representative shall be the survivor of any such merger to which it is a party.

                  6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Loan Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $500,000; (b) each Loan Party may maintain its existing investments in its Subsidiaries as of the Closing Date; and (c) Borrowers may make intercompany loans and advances to BPI to the extent permitted by Section 6.14(h).


                  6.3 Indebtedness.

                  (a) No Loan Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) Indebtedness consisting of intercompany loans and advances made by Brightpoint to Wireless; provided that, (A) Wireless shall have executed and delivered to Brightpoint, on the Closing Date, an Intercompany Note to evidence any such intercompany Indebtedness, which Intercompany Note shall be pledged and delivered to Agent pursuant to the Brightpoint Pledge Agreement as additional collateral security for the Obligations; (B) each of Brightpoint and Wireless shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (C) the obligations under any such Intercompany Notes shall be subordinated to the Obligations in a manner satisfactory to Agent; (D) at the time any such intercompany loan or advance is made and after giving effect thereto, each of Brightpoint and Wireless shall be Solvent; (E) no Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or repayment; and (F) the aggregate amount of such intercompany loans owing by Wireless to Brightpoint shall at no time exceed the Borrowing Availability of Wireless, (v) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Loan Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, and (vi) other unsecured Indebtedness not to exceed $250,000 outstanding at any time in the aggregate for all Loan Parties.

                  (b) No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(v) upon any refinancing thereof in accordance with Section 6.3(a)(v); and (iv) as otherwise permitted in Section 6.14.

                  6.4 Employee Loans and Affiliate Transactions.

                  (a) No Loan Party shall enter into or be a party to any transaction with any other Loan Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Loan Party's business and upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Loan Party. In addition, if any such transaction or series of related transactions involves payments in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

                  (b) No Loan Party shall enter into any lending or borrowing transaction with any employees of any Loan Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $100,000 to any employee and up to a maximum of $250,000 in the aggregate at any one time outstanding.

                  6.5 Capital Structure and Business. No Loan Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that the Holding Companies may issue or sell shares of their Stock for cash so long as (i) the proceeds thereof are applied to the Obligations as required by Section 1.3(b)(iii), and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Loan Party's duty or ability to repay the Obligations. No Loan Party shall engage in any business other than the businesses currently engaged in by it.

                  6.6 Guaranteed Indebtedness. No Loan Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Loan Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Loan Party if the primary obligation is expressly permitted by this Agreement.

                  6.7 Liens. No Loan Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Loan Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $3,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Loan Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

                  6.8 Sale of Stock and Assets. No Loan Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment and Fixtures that are obsolete or no longer used or useful in such Credit Party's business and having a sales price not exceeding $100,000 in any single transaction or $250,000 in the aggregate in any Fiscal Year; and (c) other Equipment and Fixtures having a value not exceeding $100,000 in any single transaction or $250,000 in the aggregate in any Fiscal Year. With respect to any disposition of assets or other properties permitted pursuant to clauses (b) and (c) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Loan Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

                  6.9 ERISA. No Loan Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to result in a liability of such Loan Party in excess of $100,000.

                  6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

                  6.11 Hazardous Materials. No Loan Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

                  6.12 Sale-Leasebacks. No Loan Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

                  6.13 Cancellation of Indebtedness. No Loan Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's length basis and in the ordinary course of its business consistent with past practices.

                  6.14 Restricted Payments. No Loan Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b), (d) dividends and distributions by Brightpoint to BPI to permit BPI (contemporaneously with, and in the same amount of, such dividends) to repay the LYONS; provided, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (d) above, (ii) until 30 days after the Closing Date, Borrowers collectively shall have both Borrowing Availability of at least $30,000,000 after giving effect to any such LYONS Distribution and thereafter, either (A) Borrowers collectively shall have both Average 30-Day Borrowing Availability and Borrowing Availability of at least $20,000,000 after giving effect to any such LYONS Distribution; or (B) Borrowers collectively shall have both Average 30-Day Borrowing Availability and Borrowing Availability of at least $10,000,000 and the Adjusted Fixed Charge Coverage Ratio of Borrowers for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 2002, the period commencing on October 1, 2001, and ending on the last day of such Fiscal Quarter) shall exceed 1.1:1.0, in each case after giving to any such LYONS Distribtion, (iii) two (2) Business Days prior to any such LYONS Distribution, Brightpoint shall have delivered to Agent a notice in the form of Exhibit 6.14(a) hereto (a "LYONS Distribution Notice") and (iv) the timing of such LYONS Distribution shall be set at dates that permit the delivery of Financial Statements necessary to determine current compliance with the Financial Covenants prior to each such payment, (e) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3 and this
Section 6.14, (f) dividends or distributions to any Holding Company by either Borrower to pay taxes (contemporaneously with, and in the same amount of, such distributions or dividends) attributable to its ownership of Stock of such Borrower, (g) payment by either Borrower to BPI to reimburse BPI for BPI Allocated Expense; provided, that (i) such payments shall not exceed $1,500,000 (or such higher amount as Agent may agree, in its sole discretion) in the aggregate for both Borrowers, collectively, in any Fiscal Quarter and (ii) such payments shall not be paid at any time after the occurrence of a Default or Event of Default, other than necessary expenses agreed to in writing by Agent;
(h) Borrowers may make intercompany loans and advances to BPI ("BPI Intercompany Loans"); provided, (i) that no Event of Default would occur and be continuing after giving effect to any such proposed BPI Intercompany Loan and (ii) either
(A) Borrowers collectively shall have both Average 30-Day Borrowing Availability and Borrowing Availability of at least $20,000,000 after giving effect to any such proposed BPI Intercompany Loan; or (B) Borrowers collectively shall have both Average 30-Day Borrowing Availability and Borrowing Availability of at least $12,500,000 and the Adjusted Fixed Charge Coverage Ratio of Borrowers for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 2002, the period commencing on October 1, 2001, and ending on the last day of such Fiscal Quarter) shall exceed 1.1:1.0, in each case after giving effect to any such proposed Intercompany Loan, and (iii) two (2) Business Days prior to any such BPI Intercompany Loan the applicable Borrower shall have delivered to Agent a notice in the form of Exhibit 6.14(b) hereto (a "BPI Intercompany Loan Notice"); and (i) Borrowers may make payments to BPI in respect of expenses of BPI which are not BPI Allocated Expenses; provided, (i) the BPI Unallocated Expense Balance shall not increase by more than $1,700,000 any Fiscal Quarter and (ii) such payments shall not be paid at any time after the occurrence of and during the continuance of a

Default or Event of Default, provided, further that no payment may be made pursuant to clause (h) or (i) hereof unless (i) BPI shall have executed and delivered to Brightpoint, on the Closing Date, an Intercompany Note to evidence any such BPI Intercompany Loans and BPI Unallocated Expenses Balance, which Intercompany Note shall be pledged and delivered to Agent pursuant to the Brightpoint Pledge Agreement as additional collateral security for the Obligations; (ii) each of Brightpoint and BPI shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (iii) the obligations under any such Intercompany Note shall be subordinated to the Obligations in a manner satisfactory to Agent; (iv) at the time any such BPI Intercompany Loans are made or the BPI Unallocated Expenses Balance is increased and after giving effect thereto, each Borrower and BPI shall be Solvent; (v) no Event of Default would occur and be continuing after giving effect to any such proposed intercompany transfer; and (vi) the aggregate amount of all BPI Intercompany Loans and the BPI Unallocated Expense Balance shall at no time exceed $10,000,000 and (vii) Borrowers collectively shall have both Average 30-Day Borrowing Availability and Borrowing Availability of at least $12,500,000 after giving effect to such payment. If the aggregate outstanding amount of BPI Intercompany Loans and the BPI Unallocated Expenses Balance exceed $10,000,000 at any time, BPI immediately shall repay the BPI Intercompany Loans or reduce the BPI Unallocated Expense Balance so that the aggregate outstanding amount of such intercompany loans and the BPI Unallocated Expense Balance is less than or equal to $10,000,000.

                  6.15 Change of Corporate Name or Location; Change of Fiscal Year. No Loan Party shall (a) change its corporate name or trade name or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in each case without at least 30 days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Loan Party shall change its Fiscal Year.

                  6.16 No Impairment of Intercompany Transfers. No Loan Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

                  6.17 No Speculative Transactions. No Loan Party shall engage in any transaction involving commodity options, futures contracts or similar transactions, except for Hedging Obligations.

                  6.18 Leases; Real Estate Purchases. No Loan Party shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all operating lease payments payable in any year for Borrowers on a consolidated basis would exceed $9,000,000. No Borrower shall purchase a fee simple ownership interest in Real Estate with an aggregate purchase price in excess of $250,000.

                  6.19 Certain Agreements. No Credit Party shall change or amend the terms of any of the LYONS or the Major Agreements without the prior written consent of Agent. In the case of the Major Agreements, Borrower Representative shall notify Agent in writing of such proposed change, which notice shall contain a statement made by Borrower Representative in good faith as to whether the proposed change is a material change to the applicable Major Agreement. If Agent has not notified Borrower Representative that it does not consent to such change (and Borrower Representative has endeavored to contact Agent by telephone to discuss the change) within five (5) Business Days from Agent's receipt of the notice referenced above (or, with respect to changes which Borrower Representative has stated are not material, two (2) Business Days from Agent's receipt of the notice referenced above), Agent's consent shall be deemed to be not required.

                  6.20 Holding Companies. None of the Holding Companies other than BPI shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations).

7.       TERM

                  7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

                  7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                  8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 10 days following Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively.

                  (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for 3 days or more.

                  (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 20 days or more after the earlier of (i) the date of receipt by any Credit Party of notice thereof from Agent and (ii) the date that any Credit Party had knowledge thereof.

                  (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of any Credit Party with a fair market value of $250,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more.

                  (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

                  (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

                  (j) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (l)      Any Change of Control occurs.

                  (m) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrowers generating more than 15% of Borrowers' consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days.

                  (n) Any default or breach by any Borrower occurs and is continuing under any of the LYONS or the Major Agreements, any of the LYONS or the Major Agreements shall be terminated for any reason, or any Major Agreement is not renewed within 10 days prior to its expiration date.

                  (o) There is not in effect an issuer rating assigned to BPI by Standard & Poor's Rating Services of B or better (or, if no rating is available from Standard & Poor's Rating Services, an issuer rating by Moody's Investor's Services, Inc. of B2 or better).

                  8.2 Remedies.

                  (a) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend all or any portion of the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees up to the Default Rate.

                  (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate all or any portion of the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that any or all of the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or
(iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

                  8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

                  9.1 Assignment and Participations.

                  (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Revolving Loan Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Revolving Loan Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Revolving Loan Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower Representative, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Loan Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Revolving Loan Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Revolving Loan Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section
9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

                  (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Revolving Loan Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under
Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or withholding taxes in accordance with
Section 1.15(a).

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Revolving Loan Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent and without paying any processing fee therefor assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

                  9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document,
(b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

                  9.3 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.4 GE Capital and Affiliates. With respect to its Revolving Loan Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

                  9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

                  9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

                  9.7 Successor Agent. Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

                  9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or Guarantor (regardless of whether such balances are then due to such Borrower or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or Guarantor against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender's obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and
(b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                  9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                  (a)      Advances; Payments.

                  (i) Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 12:00 noon (Chicago time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 2:00 p.m. (Chicago time) on the requested funding date, in the case of an Index Rate Loan, and not later than 10:00 a.m. (Chicago time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) On the 2nd Business Day of each calendar week or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 1:00 p.m. (Chicago time) on the next Business Day following each Settlement Date.

                  (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and

Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

                  (c) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Revolving Loan Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.      SUCCESSORS AND ASSIGNS

                  10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

                  11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter (other than the GE Capital Fee Letter) or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

                  11.2     Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Brightpoint Borrowing Base, or the Wireless Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:
(i) increase the principal amount of any Lender's Revolving Loan Commitment (which action shall be deemed to directly affect all Lenders; (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Revolving Loan Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                  (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"),

                  (ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained, or

                  (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Revolving Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Revolving Loan Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Revolving Loan Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

                  11.3 Fees and Expenses. Borrowers shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

                  (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

                  (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

                  (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

                  (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

                  11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                  11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

                  11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  11.8 Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of 2 years following receipt thereof, except that Agent and any Lender may disclose such information
(a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Revolving Loan Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender.

                  11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

                  11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                  11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

                  11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

                  11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.      CROSS-GUARANTY

                  12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

                  (d) the insolvency of any Credit Party; or

                  (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

                  12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

                  12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

                  12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

                  12.5 Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

                  12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

                  (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

                  (b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

                  12.7 Contribution with Respect to Guaranty Obligations.

                  (a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Revolving Loan Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this
Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Revolving Loan Commitments.

                  12.8 Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                 BRIGHTPOINT NORTH AMERICA L.P.

                                 BY: BRIGHTPOINT NORTH AMERICA, INC.,
                                 its general partner


                                 By: /s/ Steven E. Fivel
                                 -----------------------------------------------
                                 Name:  Steven E. Fivel
                                 Title: Executive Vice President & Secretary


                                 WIRELESS FULFILLMENT SERVICES LLC

                                 BY: BRIGHTPOINT, INC., its manager

                                 By: /s/ Steven E. Fivel
                                 -----------------------------------------------
                                 Name:  Steven E. Fivel
                                 Title: Executive Vice President,
                                        General Counsel & Secretary


                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                 as Agent and Lender

                                 By: /s/ Thomas G. Sullivan
                                 -----------------------------------------------
                                 Duly Authorized Signatory


                                 LASALLE BUSINESS CREDIT, INC.,
                                 as Lender

                                 By: /s/ Cindy Jamroziak
                                 -----------------------------------------------
                                 Name:  Cindy Jamroziak
                                 Title: Vice President
                                 -----------------------------------------------

                                 NATIONAL CITY BANK OF INDIANA,
                                 AS LENDER

                                 By: /s/ Thomas R. Groh
                                 -----------------------------------------------
                                 Name:  Thomas R. Groh
                                 Title: Vice President

                  The following Persons are signatories to this Agreement in their capacity as Credit Parties or Loan Parties and not as Borrowers.

                                 BRIGHTPOINT, INC.

                                 By: /s/ Steven E. Fivel
                                 ----------------------------------------------
                                 Name:  Steven E. Fivel
                                 Title: Executive Vice President,
                                 General Counsel & Secretary

                                 BRIGHTPOINT NORTH AMERICA, INC.

                                 By: /s/ Steven E. Fivel
                                 ----------------------------------------------
                                 Name:  Steven E. Fivel
                                 Title: Executive Vice President & Secretary

                                 WIRELESS FULFILLMENT SERVICES
                                 HOLDINGS, INC.

                                 By: /s/ Steven E. Fivel
                                 ----------------------------------------------
                                 Name:  Steven E. Fivel
                                 Title: Executive Vice President & Secretary

                                 BRIGHTPOINT INTERNATIONAL LTD.

                                 By: /s/ Steven E. Fivel
                                 ----------------------------------------------
                                 Name:  Steven E. Fivel
                                 Title: Executive Vice President & Secretary

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

                  "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

                  "Accounting Changes" has the meaning ascribed thereto in Annex G.

                  "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), including the right to receive the proceeds of said purchase orders and contracts, (e) all health care insurance receivables and (f) all collateral security and guaranties of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "Adjusted Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of Free Cash Flow to Adjusted Fixed Charges.

                  "Adjusted Fixed Charges" means with respect to any Person for any fiscal period, Fixed Charges during such period plus LYONS Distributions during such period plus the greater of (a) zero and (b) BPI Intercompany Loans made at any time during such period when either 30-Day Borrowing Availability or Borrowing Availability do not exceed $20,000,000 after giving effect to such BPI Intercompany Loans minus BPI Intercompany Loans repaid during such period.

                  "Advance" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

                  "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

                  "Agent" means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

                  "Aggregate Borrowing Base" means as of any date of determination, an amount equal to (i) the sum of the Brightpoint Borrowing Base and the Wireless Borrowing Base; less (ii) any Reserves except to the extent already deducted therefrom.

                  "Agreement" means the Credit Agreement by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

                  "Applicable Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

                  "Applicable L/C Margin" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "Applicable LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

                  "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Unused Line Fee Margin, the Applicable Index Margin and the Applicable LIBOR Margin.

                  "Applicable Unused Line Fee Margin" means the per annum fee, from time to time in effect, payable in respect of Borrowers' non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

                  "Assignment Agreement" has the meaning ascribed to it in
Section 9.1(a).

                  "Average 30-Day Borrowing Availability" means as of any date of determination, for either Borrower or both Borrowers, as applicable, the arithmetic average of the Borrowing Availability during the thirty days then ended.

                  "Average 60-Day Borrowing Availability" means as of any date of determination, for either Borrower or both Borrowers, as applicable, the arithmetic average of the Borrowing Availability during the sixty days then ended.

                  "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.

                  "Blocked Accounts" has the meaning ascribed to it in Annex C.

                  "Borrower Representative" means Brightpoint in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(c).

                  "Borrowers" and "Borrower" have the respective meanings ascribed thereto in the preamble to the Agreement.

                  "Borrowing Availability" means as of any date of determination
(a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each case, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding, or (b) as to an individual Borrower, the lesser of (i) the Maximum Amount less the sum of the Revolving Loan and Swing Line Loan outstanding to all other Borrowers and (ii) that Borrower's separate Borrowing Base, less the sum of the Revolving Loan and Swing Line Loan outstanding to that Borrower; provided that an Overadvance in accordance with
Section 1.1(a)(iii) may cause the Revolving Loan and the Swing Line Loan to exceed the Aggregate Borrowing Base or a Borrower's separate Borrowing Base by the amount of such permitted Overadvance.

                  "Borrowing Base" means as the context may require, the Brightpoint Borrowing Base, the Wireless Borrowing Base or any such Borrowing Base.

                  "Borrowing Base Certificate" means a certificate to be executed and delivered from time to time by each Borrower in the form attached to the Agreement as Exhibit 4.1(b).

                  "BPI" means Brightpoint, Inc., a Delaware corporation.

                  "BPI Allocated Expenses" means with respect to any Borrower for any fiscal period, those expenses accrued by BPI and allocated to such Borrower for the purpose of being expensed and paid by such Borrower, which allocation shall be determined in good faith by such Borrower by dividing such Borrower's revenue by total revenue of BPI and its consolidated Subsidiaries and multiplying by the amount of expenses incurred by BPI.

                  "BPI Intercompany Loans" has the meaning set forth in Section 6.14(h).

                  "BPI Pledge Agreement" means the Pledge Agreement of even date herewith executed by BPI in favor of Agent, or behalf of itself and Lenders, pledging the Stock of each of Brightpoint, Brightpoint Holdings and Wireless Holdings.

                  "BPI Unallocated Expense Balance" means at any time, the aggregate payments made after the Closing Date by Borrowers to BPI and payments made by Borrowers to third parties on behalf of BPI other than those payments made in respect to (i) BPI Allocated Expenses, (ii) BPI Intercompany Distributions, (iii) LYONS Distributions, and (iv) dividends and distributions to pay taxes, less any cash payments made after the Closing Date by BPI to Borrowers in order to reimburse Borrowers for payments made by Borrowers with respect to such payment.

                  "Brightpoint" means Brightpoint North America L.P., a Delaware limited partnership.

                  "Brightpoint Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                (a) up to 85% of the book value of Brightpoint's Eligible Accounts; and

                (b) the lesser of (i) up to 60% of the book value of Brightpoint's Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market, (ii) if applicable, up to 85% of the Net Recovery Liquidation Value of Brightpoint's Eligible Inventory and (iii) the amount determined pursuant to clause (a) above;

in each case, less any Reserves established by Agent at such time, Reserves for duties, customs brokers, freight, taxes, insurance and other Charges and expenses pertaining to such Inventory.


                  "Brightpoint Holdings" means Brightpoint North America, Inc., an Indiana corporation.

                  "Brightpoint Holdings Pledge Agreement" means the Pledge Agreement of even date herewith executed by Brightpoint Holdings in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries and all Intercompany Notes owing to or held by it.

                  "Brightpoint International" means Brightpoint International Ltd., a Delaware corporation.

                  "Brightpoint International Pledge Agreement" means the Pledge Agreement of even date herewith executed by Brightpoint International in favor of Agent, on behalf of itself and Lenders, pledging all Stock of Wireless and all Intercompany Notes owing to or held by it.

                  "Brightpoint Pledge Agreement" means the Pledge Agreement of even date herewith executed by Brightpoint in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of Illinois or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Cash Collateral Account" has the meaning ascribed to it Annex B.

                  "Cash Equivalents" has the meaning ascribed to it in Annex B.

                  "Cash Management Systems" has the meaning ascribed to it in
Section 1.8.

                  "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934,) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 20% or more of the issued and outstanding shares of capital Stock of BPI having the right to vote for the election of directors of BPI under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of BPI (together with any new directors whose election by the board of directors of BPI or whose nomination for election by the Stockholders of BPI was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) BPI ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital Stock of each Borrower; (d) BPI ceases to directly own and control all of the economic and voting rights associated with all of the outstanding Stock of Brightpoint Holdings, Wireless Holdings and Brightpoint International; (e) BPI and Brightpoint Holdings cease to directly own and control all of the economic and voting rights associated with all of the outstanding Stock of each Brightpoint; or (f) Brightpoint International and Wireless Holdings cease to directly own and control all of the economic and voting rights associated with all of the outstanding Stock of Wireless.

                  "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Closing Date" means October 31, 2001.

                  "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

                  "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Illinois; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Collateral" means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                  "Collateral Documents" means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                  "Collateral Reports" means the reports with respect to the Collateral referred to in Annex F.

                  "Collection Account" means that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account.".

                  "Commitment Termination Date" means the earliest of (a) October 31, 2004, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Revolving Loan Commitments to zero dollars ($0).

                  "Compliance Certificate" has the meaning ascribed to it in Annex E.

                  "Concentration Accounts" has the meaning ascribed to it in Annex C.

                  "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Control Letter" means a letter agreement between Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

                  "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

                  "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "Credit Parties" means each Holding Company, each Borrower and each of Borrowers' Subsidiaries.

                  "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" has the meaning ascribed to it in Section
1.5(d).

                  "Disbursement Accounts" has the meaning ascribed to it in Annex C.

                  "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

                  "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Dollars" or "$" means lawful currency of the United States of America.

                  "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any non-cash income allocated to such Person from BPI, and (vi) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period to the extent agreed to by Agent, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                  "Eligible Accounts" has the meaning ascribed to it in Section 1.6.

                  "Eligible Inventory" has the meaning ascribed to it in Section 1.7.

                  "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

                  "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" has the meaning ascribed to it in Section 8.1.

                  "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C.Section 201 et seq.

                  "FCC" means the Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America.

                  "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Financial Covenants" means the financial covenants set forth in Annex G.

                  "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 3.4 and Annex E.

                  "Fiscal Month" means any of the monthly accounting periods of Borrowers.

                  "Fiscal Quarter" means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

                  "Fiscal Year" means any of the annual accounting periods of Borrowers ending on December 31 of each year.

                  "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures.

                  "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of Free Cash Flow plus Lease Expenses to Fixed Charges.

                  "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

                  "Free Cash Flow" means, with respect to any Person for any fiscal period, the aggregate of EBITDA minus taxes accrued or paid during such period minus the increase in BPI Unallocated Expense Balance during such period.

                  "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

                  "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

                  "GE Capital Fee Letter" means that certain letter, dated as of October 31, 2001, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

                  "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, including embedded software.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or
(e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Guaranties" means, collectively, the Holding Company Guaranties, and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

                  "Guarantors" means each Holding Company and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                  "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Hedging Obligations" means up to $25,000,000 in notional amount of obligations owed to Agent or any Lender under swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                  "Holding Company" and "Holding Companies" have the respective meanings ascribed thereto in the preamble to the Agreement.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing
Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

                  "Indemnified Liabilities" has the meaning ascribed to it in
Section 1.13.

                  "Indemnified Person" has the meaning ascribed to in Section 1.13.

                  "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate. "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

                  "Intercompany Notes" means demand notes to evidence any intercompany Indebtedness owing at any time by any Credit Party to another Credit Party, which Intercompany Notes shall be in form and substance satisfactory to Agent.

                  "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                  "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Revolving Loan Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

                  "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

                  "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.

                  "L/C Issuer" has the meaning ascribed to it in Annex B.

                  "L/C Sublimit" has the meaning ascribed to it in Annex B.

                  "Lease Expenses" means, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

                  "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

                  "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

                  "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

                  "Letters of Credit" means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers' acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

                  "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

                  "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end 2 LIBOR Business Days prior to such date;

                  (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

                  "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

                  "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" has the meaning ascribed to it in Section 3.13.

                  "Loan Account" has the meaning ascribed to it in Section 1.12.

                  "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "Loan Parties" means the Credit Parties other than BPI or Brightpoint International.

                  "Loans" means the Revolving Loan and the Swing Line Loan.

                  "Lock Boxes" has the meaning ascribed to it in Annex C.

                  "LYONS" means those certain Liquid Yield Option Notes due 2018 (Zero Coupon - Subordinated), issued by BPI pursuant to the LYONS Indenture, as the same may be amended, supplemented or modified in accordance with Section
6.19 hereof.

                  "LYONS Distributions" means, with respect to any fiscal period, all distributions and dividends paid by Brightpoint during such period (or for which Brightpoint has delivered a LYONS Distribution Notice during such period) to BPI and used to repurchase LYONS, and all dividends and distributions to BPI to pay taxes attributable to any gain realized by BPI as a result of such repurchases.

                  "LYONS Distribution Notice" has the meaning assigned to it in
Section 6.14.

                  "LYONS Indenture" means that certain indenture dated as of March 11, 1998, by and between BPI and Chase Manhattan Bank, as trustee, pursuant to which the LYONS were issued, as amended, supplemented or modified in accordance with Section 6.19 hereof.

                  "Margin Stock" has the meaning ascribed to in Section 3.10.

                  "Major Agreements" means any agreement or contract between any Loan Party and any Person that provides for the distribution by the Loan Parties of wireless communications handsets if, during the 180 calendar days immediately preceding the Closing Date not less than fifty percent (50%) of all wireless communications handsets distributed by the Loan Parties were manufactured or supplied to the Loan Parties by such Person.

                  "Master Documentary Agreement" means the Master Agreement for Documentary Letters of Credit dated as of the Closing Date among Borrowers, as Applicants, and GE Capital.

                  "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the Closing Date among Borrowers, as Applicants, and GE Capital, as issuer.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of any Credit Party, (b) any Borrower's or Credit Party's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities or loss of revenues, individually or in the aggregate, to any Credit Party in any 30-day period in excess of the lesser of $10,000,000 and 20% of Borrowing Availability as of any date of determination shall constitute a Material Adverse Effect.

                  "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

                  "Mortgaged Properties" has the meaning assigned to it in
Section 5.11.

                  "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Recovery Liquidation Value" means, at any time, with respect to any Inventory, the net liquidation value expressed as a percentage of such Inventory as then most recently determined, based on (i) an inventory appraisal performed by an independent inventory appraisal firm satisfactory to the Agent and (ii) field examinations by the Agent.

                  "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

                  "Notes" means, collectively, the Revolving Notes and the Swing Line Notes.

                  "Notice of Conversion/Continuation" has the meaning ascribed to it in Section 1.5(e).

                  "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

                  "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents. This term also includes the Hedging Obligations.

                  "Overadvance" has the meaning ascribed to it in Section 1.1(a)(iii).

                  "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "Patent Security Agreements" means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

                  "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Pension Plan" means a Plan described in Section 3(2) of ERISA.

                  "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; and (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" means, at any time, an "employee benefit plan", as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 3 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

                  "Pledge Agreements" means, collectively, the BPI Pledge Agreement, the Brightpoint Holdings Pledge Agreement, the Wireless Holdings Pledge Agreement, the Brightpoint International Pledge Agreement and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

                  "Prior Credit Agreement" means that certain Second Amended and Restated Multicurrency Credit Agreement dated as of July 27, 1999, as amended, among BPI and Brightpoint International, as borrowers and guarantors, and certain Affiliates of BPI and Brightpoint International, as guarantors, and the Prior Lender.

                  "Prior Lender" means, collectively, each of the financial institutions party to the Prior Credit Agreement and Bank One, Indiana, National Association, in its individual capacity and as administrative agent for each of the financial institutions party to the Prior Credit Agreement.

                  "Prior Lender Obligations" means all Indebtedness of the Credit Parties and any of their Affiliates arising under, pursuant to or in connection with the Prior Credit Agreement, including, without limitation, all advances, debts, liabilities, obligations, covenants and duties of any kind or nature, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, arising under the Prior Credit Agreement or under any of the instruments, documents or agreements executed in connection with the Prior Credit Agreement.

                  "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the

Collateral, (e) dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of September 30, 2001 after giving pro forma effect to the Related Transactions.

                  "Projections" means Borrowers' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" means with respect to all matters relating to any Lender, (a) the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, and (b) on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

                  "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

                  "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Real Estate" has the meaning ascribed to it in Section 3.6.

                  "Refinancing" means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

                  "Refunded Swing Line Loan" has the meaning ascribed to it in
Section 1.1(c)(iii).

                  "Related Transactions" means the initial borrowing under the Revolving Loan on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

                  "Related Transactions Documents" means the Loan Documents, and all other agreements or instruments executed in connection with the Related Transactions.

                  "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Requisite Lenders" means Lenders having (a) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of all Loans.

                  "Reserves" means (a) reserves established by Agent from time to time against Eligible Inventory pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), and (c) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of any Borrower that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

                  "Restricted Payment" means, with respect to any Credit Party
(a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

                  "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a)(i).

                  "Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Eighty Million Dollars ($80,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Revolving Note" has the meaning ascribed to it in Section 1.1(a)(ii).

                  "Security Agreement" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

                  "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

                  "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

                  "Supermajority Lenders" means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan) and Letter of Credit Obligations.

                  "Supporting Obligations" has the meaning ascribed thereto in the Code.

                  "Swing Line Advance" has the meaning ascribed to it in Section 1.1(b)(i).

                  "Swing Line Availability" has the meaning ascribed to it in
Section 1.1(b)(i).

                  "Swing Line Commitment" means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

                  "Swing Line Lender" means GE Capital.

                  "Swing Line Loan" means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

                  "Swing Line Note" has the meaning ascribed to it in Section 1.1(b)(ii).

                  "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

                  "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

                  "Title IV Plan" means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

                  "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

                  "Wireless" means Wireless Fulfillment Services LLC, a California limited liability company.

                  "Wireless Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                  (a) up to 85% of the book value of Wireless' Eligible Accounts; and

                  (b) the lesser of (i) up to 60% of the book value of Wireless' Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market; (ii) if applicable, up to 85% of the Net Recovery Liquidation Value of Brightpoint's Eligible Inventory and (iii) the amount determined pursuant to clause (a) above in each case, less any Reserves established by Agent at such time.

                  "Wireless Holdings" means Wireless Fulfillment Services Holdings, Inc., a Delaware corporation.

                  "Wireless Holdings Pledge Agreement" means the Pledge Agreement of even date herewith executed by Wireless Holdings in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries and all Intercompany Notes owing to or held by it.

                  "Wireless Pledge Agreement" means the Pledge Agreement of even date herewith executed by Wireless in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

                  Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of Illinois to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the applicable Borrower and for such Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for such Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Twenty Five Million Dollars ($25,000,000) (the "L/C Sublimit") and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan, and (iii) the Aggregate Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. Furthermore, the aggregate amount of any Letter of Credit Obligations incurred on behalf of any Borrower shall not at any time exceed such Borrower's separate Borrowing Base less the aggregate principal balance of the Revolving Credit Advances and the Swing Line Loan to such Borrower. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by the Agent, in its sole discretion, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

                  (b) (i) Advances Automatic; Participations. In the event that Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance to the applicable Borrower under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Pro Rata Share of any such payment.

                  (ii) If it shall be illegal or unlawful for any Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any

Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

              (c) Cash Collateral.

                  (i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, each Borrower will pay to Agent for the ratable benefit of itself and Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% or of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of such Borrower. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                  (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

                  (iii) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by such Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of such Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of such Borrower, to any other Obligations of any Borrower then due and payable.

                  (iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

                  (d) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least 2 Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application and Agreement for Documentary Letter of Credit or Application for Documentary Letter of Credit (as applicable) in the form of Exhibit B-1, B-2 or B-3 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

                  (f) Obligation Absolute. The obligation of Borrowers to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

                           (i) any lack of validity or enforceability of any
                  Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                           (ii) the existence of any claim, setoff, defense or
                  other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

                           (iii) any draft, demand, certificate or any other
                  document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) payment by Agent (except as otherwise expressly
                  provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                           (v) any other circumstance or event whatsoever, that
                  is similar to any of the foregoing; or

                           (vi) the fact that a Default or an Event of Default
                  has occurred and is continuing.

                  (g)      Indemnification; Nature of Lenders' Duties.

                  (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrowers hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                  (ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
(C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                  (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including an Application and Agreement For Documentary Letter of Credit, a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM

                  Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                  (a) On or before the Closing Date and until the Termination Date, each Borrower shall (i) establish lock boxes ("Lock Boxes") or at Agent's discretion, blocked accounts ("Blocked Accounts") at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock
Box) into one or more Blocked Accounts in such Borrower's name or any such Subsidiary's name and at a bank identified in Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, each Borrower shall have established a concentration account in its name (each a "Concentration Account" and collectively, the "Concentration Accounts") at the bank or banks that shall be designated as the Concentration Account bank for each such Borrower in Disclosure Schedule (3.19) (each a "Concentration Account Bank" and collectively, the "Concentration Account Banks"), which banks shall be reasonably satisfactory to Agent.

                  (b) Each Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.

                  (c) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees to forward immediately all amounts in each Blocked Account to such Borrower's Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. No Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

                  (d) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Borrower or its Subsidiaries, as applicable, and such bank shall have executed and delivered to Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

                  (e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

                  (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (g) Each Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within 1 Business Day after receipt by such Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Borrower. Each

Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

                            ANNEX D (SECTION 2.1(a))
                                       TO
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

          A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

          B. Revolving Notes and Swing Line Notes. Duly executed originals of the Revolving Notes and Swing Line Notes for each applicable Lender, dated the Closing Date.

          C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

          D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

          E. Security Interests and Code Filings.

                  (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code (both pre-revision and post-revision) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

                  (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

                  (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

                  F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance reasonably satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

                  G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

                  H. Holding Company Guaranties. Duly executed originals of the Holding Company Guaranties, dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto.

                  I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from each Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts and Eligible Inventory of such Borrower as of a date not more than 7 days prior to the Closing Date.

                  J. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower Representative on the Closing Date.

                  K. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

                  L. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with copies of duly executed tri-party blocked account and lock box agreements, reasonably satisfactory to Agent, with the banks as required by Annex C.

                  M. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

                  N. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

                  O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

                  P. Opinions of Counsel. Duly executed originals of opinions of Baker & Daniels, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

                  Q. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

                  R. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent in accordance with
Section 4.2, and a letter from such auditors acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements.

                  S. Appointment of Agent for Service. An appointment of CT Corporation as each Credit Party's agent for service of process.

                  T. Fee Letter. Duly executed originals of the GE Capital Fee Letter.

                  U. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer of each Borrower, dated the Closing Date, stating that, since December 31, 2000 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Borrower or any of its Subsidiaries.

                  V. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as required pursuant to Section 5.9.

                  W. Appraisals. Agent shall have received appraisals as to all Equipment and as to each of the Mortgaged Properties, each of which shall be in form and substance reasonably satisfactory to Agent.

                  X. Audited Financials; Financial Condition. Agent shall have received the Financial Statements, Projections and other materials set forth in
Section 3.4, certified by Borrower Representative's Chief Financial Officer, in each case in form and substance reasonably satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on such Pro Forma and Projections, to the effect that (a) the Pro Forma fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (b) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (c) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall request.

                  Y. Master Standby Agreement. A Master Agreement for Standby Letters of Credit among Borrowers and GE Capital.

                  Z. Master Documentary Agreement. A Master Agreement for Documentary Letters of Credit among Borrowers and GE Capital.

                  AA. Major Agreements. Certified copies of the Major Agreements, the expiration dates of which shall be satisfactory to Agent.

                  BB. LYONS. Certified copies of the LYONS.

                  CC. Acknowledgements. Acknowledgements of Agent's security interest by Nokia Mobile Phones, Inc. and other vendors as required by Agent.

                  DD. No-Offset Letters. No-offset letters executed by such Account Debtors as required by Agent.

                  EE. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (SECTION 4.1(a))
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS - REPORTING

                  Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

                  (a) Monthly Financials. To Agent and Lenders, within 30 days after the end of each Fiscal Month, financial information regarding Borrowers and their Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to the absence of footnotes and to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each Financial Covenant that is tested on a monthly basis, and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to the absence of footnotes and to normal year-end adjustments) the financial position and results of operations of Borrowers and their Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (b) Quarterly Financials. To Agent and Lenders, within 45 days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrowers and their Subsidiaries and BPI and its Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and
(ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to the absence of footnotes and to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to the absence of footnotes and to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within 45 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

                  (c) Operating Budget. To Agent and Lenders, as soon as available, but not later than 30 days after the end of each Fiscal Year, an annual operating budget for Borrowers, on a consolidated and consolidating basis, approved by the Board of Directors of Borrowers, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such budget is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including budgeted amounts for personnel, Capital Expenditures and facilities.

                  (d) Annual Audited Financials. To Agent and Lenders, within 90 days after the end of each Fiscal Year, audited Financial Statements for Borrowers and their Subsidiaries on a consolidated and (unaudited) consolidating basis and BPI and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications required by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrowers that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (e) Reports on Internal Control. To Agent and Lenders, within 5 Business Days after receipt thereof by any Credit Party, copies of all "Reports on Internal Control" received by such Credit Party from its independent certified public accountants.

                  (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within 5 Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

                  (g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

                  (h) Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Stock of such Person.

                  (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

                  (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $250,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall.

                  (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

                  (l) Lease Default Notices. To Agent, within 2 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

                  (m) Lease Amendments. To Agent, within 2 Business Days after receipt thereof, copies of all material amendments to real estate leases.

                  (n) To Agent, promptly on receipt thereof, copies of all notices received with respect to any Major Agreement or the LYONS.

                  (o) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall from time to time reasonably request.

                            ANNEX F (SECTION 4.1(b))
                                       TO
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

                  Borrowers shall deliver or cause to be delivered the following:

                  (a) To Agent, upon its request, and in any event no less frequently than 11:00 a.m. (Chicago time) on Wednesday of each week (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week:

                           (i) a Borrowing Base Certificate with respect to each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                           (ii) with respect to each Borrower, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                           (iii) with respect to each Borrower, a monthly trial balance showing Accounts outstanding aged from invoice date as follows:
         1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

                  (b) To Agent, on a weekly basis or at such more frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing
Date), collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts of such Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week;

                  (c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E:

                           (i) a reconciliation of the Accounts trial balance of each Borrower to such Borrower's most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                           (ii) a reconciliation of the perpetual inventory by location of each Borrower to such Borrower's most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                           (iii) an aging of accounts payable and a reconciliation of that accounts payable aging to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                           (iv) a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower's general ledger and monthly Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (d) To Agent, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

                  (e) Each Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, that such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default has occurred and is continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

                  (f) Each Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

                  (g) To Agent, on a weekly basis, or at such more frequent intervals as Agent may request up to four times in any Fiscal Year when no Default or Event of Default exists and from time to time, a report showing all cash payments between BPI and Borrowers and by Borrowers to third parties on behalf of BPI. Such report shall in a form satisfactory to Agent and shall be recorded to intercompany accounts set forth on each Borrower's balance sheet; and

                  (h) Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                  Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                  (a) Minimum Fixed Charge Coverage Ratio. At all times after Borrowers' Borrowing Availability first is below $20,000,000, Borrowers and their Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 2002, the period commencing on October 1, 2001, and ending on the last day of such Fiscal Quarter) of not less than the following:

1.00:1:00 for the Fiscal Quarter ending December 31, 2001;
1.05:1.00 for the Fiscal Quarter ending March 31, 2002;
1.15:1.00 for the Fiscal Quarter ending June 30, 2002 and;
1.25:1.00 for each Fiscal Quarter ending thereafter.

                  (b) Minimum Borrowing Availability. Borrowers shall maintain at all times a Borrowing Availability of (i) on or before Agent's receipt of Financial Statements for the Fiscal Quarter ending December 31, 2001, $20,000,000 and (ii) thereafter, $10,000,000.

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (SECTION 9.9(A))
                                       to
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

         Name:                      General Electric Capital Corporation
         Bank:                      Bankers Trust Company
                                    New York, New York
         ABA #:                     021001033
         Account #:                 50232854
         Account Name:              GECC/CAF Depository
         Reference:                 CFC 4302

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)      If to Agent or GE Capital, at
         General Electric Capital Corporation
         10 South Wacker Drive
         Suite 2800
         Chicago, IL  60603
         Attention: Brightpoint Account Manager
         Telecopier No.:  312-419-5700
         Telephone No.:  312-419-0985

         with copies to:

         Winston & Strawn
         35 West Wacker Drive
         Chicago, IL  60601
         Attention:  Ronald H. Jacobson
         Telecopier No.:  (312) 558-5700
         Telephone No.:  (312) 558-5600

         and

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut 06927-5100
         Attention:  Corporate Counsel - Commercial Finance
         Telecopier No.: (203) 316-7889
         Telephone No.:  (203) 316-7552


(B)      If to any Borrower, to Borrower Representative, at

         Brightpoint North America L.P.
         6402 Corporate Drive
         Indianapolis, Indiana  46278
         Attention: General Counsel
         Telecopier No.: (317) 387-5479
         Telephone No.: (317) 387-5362
         with copies to:

         Baker & Daniels
         300 N. Meridian Street
         Indianapolis, Indiana 46204
         Attention: Robert S. Wynne
         Telecopier No.: (317) 569-4800
         Telephone No.: (317) 569-4691

         ANNEX J (FROM ANNEX A - REVOLVING LOAN COMMITMENTS DEFINITION)
                                       to
                                CREDIT AGREEMENT

LENDER                                           REVOLVING LOAN COMMITMENT
------------------------------------             -------------------------------

General Electric Capital Corporation             $50,000,000 (including a Swing
                                                 Line Commitment of $10,000,000)

LaSalle Bank National Association                $20,000,000

National City Bank of Indiana                    $10,000,000
                                                 -----------

                                    TOTAL        $80,000,000

                                EXHIBIT 1.1(a)(i)

                                       TO

                                CREDIT AGREEMENT

                   FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

     Reference is made to that certain Credit Agreement dated as of ________, 2001 by and among Brightpoint North America L.P. ("Brightpoint"), Wireless Fulfillment Services LLC ("Wireless", together with Brightpoint, "Borrowers'), the other Credit Parties named therein, General Electric Capital Corporation ("Agent") and all Lenders named therein (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

     The undersigned Borrower Representative hereby gives irrevocable notice, pursuant to Section 1.1(a) of the Credit Agreement, of a request hereby for a Revolving Credit Advance as follows:

       Aggregate Amount of Advance:                $____________

       Date of Advance:                             ____________


      Amount of Advance          Type of Revolving Credit Loan               Interest Period
      -----------------          ------------------------------              ---------------

      $____________              [Index Rate][LIBOR] Loan                    ___ Months


       The requested Revolving Credit Advance is to be wired as follows:

       [Name of Bank]
       [City of Bank]
       Beneficiary:  _______________
       Account No.:  ______________
       ABA No.:  _________________
       Attn:  _____________________

The undersigned hereby certifies on behalf of the Borrowers that on the date hereof and on the Date of Advance set forth above, and after giving effect to the Advances requested hereby: (i) there exists and there shall exist no Default or Event of Default under the Credit Agreement: (ii) the proceeds of the Revolving Credit Advances will be used in accordance with Section 1.4 of the Credit Agreement; and (iii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct.

     Borrower Representative's Chief Financial Officer hereby certifies that at the time of and after giving actual and pro forma effect to the requested Revolving Credit Advance, Borrowers are and will be Solvent.

     IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Revolving Credit Advance to be executed and delivered by its duly authorized Chief Financial Officer as of the date first set forth above.

                                               BRIGHTPOINT NORTH AMERICA
                                               L.P.

                                                 BY:  BRIGHTPOINT NORTH
                                                      AMERICA, INC., its general
                                                      partner


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                               EXHIBIT 1.1(a)(II)

                                       TO

                                CREDIT AGREEMENT

                             FORM OF REVOLVING NOTE

                                                               Chicago, Illinois

                                                               $------------

     FOR VALUE RECEIVED, the undersigned, __________________________, a ______________ ___________ ("Borrower"), HEREBY PROMISES TO PAY to the order of
_______________________ ("Lender"), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders ("Agent"), at its address at 10 South LaSalle Street, Suite 2800, Chicago, Illinois 60603, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ___________ DOLLARS AND ________ CENTS ($________) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

     This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of ________, 2001 by and among Borrower, the other Person named therein as Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to Borrowers.

     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

     If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

     Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                            [BORROWER]

                                            By:_________________________________

                                            Title:______________________________

                               EXHIBIT 1.1(B)(II)

                                       TO

                                CREDIT AGREEMENT

                             FORM OF SWING LINE NOTE

                                                               Chicago, Illinois

                                                               $---------------

     FOR VALUE RECEIVED, the undersigned, ________________________, a ____________ ___________ ("Borrower"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Swing Line Lender") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent (in such capacity, the "Agent") at the Agent's address at 10 South LaSalle Street, Suite 2800, Chicago, Illinois 60603, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ___________________ DOLLARS AND NO CENTS ($________) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

     This Swing Line Note is issued pursuant to that certain Credit Agreement dated as of ________, 2001 by and among Borrower, the other Person named therein as Borrower, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrowers, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrowers.

     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

     If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

     Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

     THIS SWING LINE NOTE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                                [BORROWER]

                                                By:_____________________________

                                                Title:__________________________

                                 EXHIBIT 1.5(e)

                                       TO

                                CREDIT AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

     Reference is made to that certain Credit Agreement dated as of ________, 2001 by and among the undersigned ("Borrower Representative"), the other Person named therein as Borrower, the other Persons named therein as Credit Parties, General Electric Capital Corporation ("Agent") and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

     Borrower Representative hereby gives irrevocable notice, pursuant to
Section 1.5(e) of the Credit Agreement, of its request to:

     (a) on [ date ] convert $[________] of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [_____] month(s)];

     [(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [_____] month(s)].

     Borrower Representative certifies that the conversion and/or continuation of the Loans requested above is for the separate account(s) of the following Borrower[s] in the following [respective] amount[s]: [Name: $_____________] and [Name: $_______________].

     Borrower Representative hereby represents and warrants that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and (ii) reaffirms the cross-guaranty provisions set forth in
Section 12 of the Credit Agreement and the guaranty and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Conversion/Continuation be executed and delivered on behalf of the Borrowers specified above by its duly authorized officer as of the date first set forth above.

                                             BRIGHTPOINT NORTH AMERICA
                                             L.P.

                                                 BY:  BRIGHTPOINT NORTH
                                                      AMERICA, INC., its general
                                                      partner


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                 EXHIBIT 4.1(b)

                              BRIGHTPOINT/WIRELESS

                           Borrowing Base Certificate

Pursuant to the Credit Agreement dated as of ________, 2001, among the undersigned, the other person designated therein as Borrower, the persons designated therein as Credit Parties, the other persons designated therein as Lenders and GENERAL ELECTRIC CAPITAL CORPORATION (the "Credit Agreement"), the undersigned certifies that as of the close of business on the date set forth below, the Borrowing Base is computed as set forth below.

The undersigned represents and warrants that this Borrowing Base Certificate is a true and correct statement of, and that the information contained herein is true and correct in all material respects regarding, the status of Eligible Accounts, and Eligible Inventory and that the amounts reflected herein are in compliance with the provisions of the Credit Agreement and the Appendices thereto. The undersigned further represents and warrants that there is no Default or Event of Default and all representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct in all material respects. The undersigned understands that the Lenders will extend loans in reliance upon the information contained herein. In the event of a conflict between the following summary of eligibility criteria and Sections 1.6 and 1.7 of the Credit Agreement, the Credit Agreement shall govern. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

                                                                                                  BPNA           WFS
                                                                                                 TOTAL          TOTAL          TOTAL

1 Accounts Receivable per the DD/MM/YY Aging

 Less Ineligibles:
2    a) Past Due Accounts (>60 days)
3    b) Cross-Age (>50.0% past due)
4    c) Credit Balances (> 60 days)
5    d) Affiliated Receivables
6    e) Government Accounts
7    f) Foreign Accounts
8    g) Contra Accounts
9    h) Shipments not Received by Customer FOB Destination
10   i) Bill and Hold Sales
11   j) Nextel Communication Receivables (Contra)
12   k) Addback: Past Due Balances > Total Balance
13   l) Other ineligibles
14      Total Ineligibles
15      Eligible Accounts Receivable
16      Advance Rate
17      Available Accounts Receivable before Dilution
        Reserve

18      Dilution Reserve (x% of eligible receivables)

19      AVAILABLE ACCOUNTS RECEIVABLE


                                                                  BPNA           BPNA          BPNA           WFS
                                                                 PHONES      ACCESSORIES      TOTAL          TOTAL          TOTAL
20 Inventory per the MM/DD/YY Perpetual
21      Add: 3 days intransit FOB Destination * xx%
22      Add: Bill and Hold
23      Less: Handspring Contract Finance Contra
24 Adjusted Gross Inventory

   Less Ineligibles:
25   a) D.O.A.
26   b) Quarantine
27   c) In-Transit
28   d) Locations < $100M
29   e) Packaging
30   f) Reserves as of MM/DD/YY 31 g) Vendor Credit as of MM/DD/YY 32 h) Other
33   i) BSS Accessories and Parts
34      Total Ineligible Inventory
35      Eligible Inventory

36      Inventory Advance Rates                                  ___%        ___%                             ___%
37      Available Inventory Before Cap

38      Inventory Cap (line 18)

39      INVENTORY AVAILABILITY (LESSER OF 37 OR 38)

40      BORROWING BASE BEFORE RESERVES (19+39)

41      Less: Reserves
42      Less: Nextel Cash Reserve as of MM/DD/YY
43      BORROWING BASE +40-41-42 (NOT TO EXCEED $80,000,000)

44      Less: Revolving Loan Balance
45      Less: Letters of Credit

46      BORROWING AVAILABILITY


                                               Brightpoint North American L.P. as Borrower Representative

                                               By
                                                  -----------------------------------------
                                                           Duly Authorized Signatory

                                 EXHIBIT 6.14(a)

                                       TO

                                CREDIT AGREEMENT

                        FORM OF LYONS DISTRIBUTION NOTICE

         Reference is made to that certain Credit Agreement dated as of October 31, 2001 by and among Brightpoint North America L.P. ("Brightpoint"), Wireless Fulfillment Services LLC ("Wireless", together with Brightpoint, "Borrowers"), the other Credit Parties named therein, General Electric Capital Corporation ("Agent") and all Lenders named therein (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

         Brightpoint hereby gives notice, pursuant to Section 6.14 of the Credit Agreement, of a LYONS Distribution on __________, ____ (the "Notice Date") in the amount of $_________ (the "Requested Distribution").

         Brightpoint hereby certifies, pursuant to Section 6.14 of the Credit Agreement, that on the Notice Date, [Average 30-Day Borrowing Availability is $_________ and Borrowing Availability is $__________.] or [Average 30-Day Borrowing Availability is $_________, Borrowing Availability is $__________ and for the [____________] period ending ______, ____ (the "Ratio Period"), the Adjusted Fixed Charge Coverage Ratio exceeds 1.1:1.0 as indicated below:

Adjusted Fixed Charge Coverage Ratio for the Ratio Period:

         Free Cash Flow (A):                                                    $____________

         Adjusted Fixed Charges (B):

                  Fixed Charges:                     $____________

                  BPI intercompany distributions:    $____________

                  LYONS Distributions:               $____________

                                                                                $____________

         Adjusted Fixed Charge Coverage Ratio (A/B):                            _____________]


                  Brightpoint hereby certifies that on the Notice Date set forth above, and after giving effect to the Requested Distribution: (i) there exists and there shall exist no Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct.

                  Brightpoint's Chief Financial Officer hereby certifies that at the time of and after giving actual and pro forma effect to the Requested Distribution, Brightpoint is and will be Solvent.

                  IN WITNESS WHEREOF, Brightpoint has caused this Notice of LYONS Distribution to be executed and delivered by its duly authorized Chief Financial Officer as of the Notice Date set forth above.

                                     BRIGHTPOINT NORTH AMERICA L.P.

                                       BY:      BRIGHTPOINT NORTH
                                       AMERICA, INC., its general partner


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                 EXHIBIT 6.14(b)

                                       TO

                                CREDIT AGREEMENT

                         FORM OF BPI DISTRIBUTION NOTICE

         Reference is made to that certain Credit Agreement dated as of October 31, 2001 by and among Brightpoint North America L.P. ("Brightpoint"), Wireless Fulfillment Services LLC ("Wireless", together with Brightpoint, "Borrowers"), the other Credit Parties named therein, General Electric Capital Corporation ("Agent") and all Lenders named therein (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

         [Brightpoint/Wireless] hereby gives notice, pursuant to Section 6.14 of the Credit Agreement, of an intercompany [loan/advance] to Brightpoint, Inc. on _________, _____ (the "Notice Date") in the amount of $_________ (the "Requested Distribution").

         [Brightpoint/Wireless] hereby certifies, pursuant to Section 6.14 of the Credit Agreement, that on the Notice Date, [Average 30-Day Borrowing Availability is $_________ and Borrowing Availability is $__________.] or [Average 30-Day Borrowing Availability is $________, Borrowing Availability is $__________ and for the [____________] period ending _________, ____ (the "Ratio
Period"), the Adjusted Fixed Charge Coverage Ratio exceeds 1.1:1.0 as indicated below:

Adjusted Fixed Charge Coverage Ratio for the Ratio Period:

         Free Cash Flow (A):                                                    $____________

         Adjusted Fixed Charges (B):

                  Fixed Charges:                     $____________

                  BPI intercompany distributions:    $____________

                  LYONS Distributions:               $____________

                                                                                $____________

         Adjusted Fixed Charge Coverage Ratio (A/B):                            _____________]

[Brightpoint/Wireless] hereby certifies that on the Notice Date set forth above, and after giving effect to the Requested Distribution: (i) there exists and there shall exist no Default or Event of Default under the Credit Agreement; and
(ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct.

         [Brightpoint/Wireless's] Chief Financial Officer hereby certifies that at the time of and after giving actual and pro forma effect to the Requested Distribution, [Brightpoint/Wireless] is and will be Solvent.

         IN WITNESS WHEREOF, [Brightpoint/Wireless] has caused this BPI Distribution Notice to be executed and delivered by its duly authorized Chief Financial Officer as of the Notice Date set forth above.

                                       [____________________________]

                                       By:__________________________
                                       Name:________________________
                                       Title:_______________________

                                 EXHIBIT 9.1(A)

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Agreement") is made as of ________, 200_ by and between __________________________________ ("Assignor Lender") and
________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                    RECITALS:

         WHEREAS, Brightpoint North America L.P., a Delaware limited partnership ("Brightpoint'), Wireless Fulfillment Services LLC, a California limited liability company ("Wireless", together with Brightpoint, "Borrowers"), the other Credit Parties named therein, Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of ________, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

         WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Revolving Loan Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

         WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

         WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.       ASSIGNMENT, DELEGATION, AND ACCEPTANCE

         1.1. Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender's right, title, and interest in the Revolving Loan, Letter of Credit Obligations, Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender's Loans                   Principal Amount                      Pro Rata Share
-----------------------                   ----------------                      --------------
Revolving Loan                            $____________                         ____%


         1.2. Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Revolving Loan Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Revolving Loan Commitment (such percentage representing a commitment of $ ___________).

         1.3. Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

         1.4. Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of the date of this Agreement ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).

2.       INITIAL PAYMENT AND DELIVERY OF NOTES

         2.1. Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 11:00 a.m. (Chicago time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section
1.1 together with accrued interest, fees and other amounts as set forth on
Schedule 2.1 (the "Assigned Amount").

         2.2. Payment of Assignment Fee. Assignor Lender and/or Assignee Lender will pay to Agent, for its own account in immediately available funds, not later than 11:00 a.m. (Chicago time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 9.1(a) of the Credit Agreement.

         2.3. Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender's [and Assignor Lender's respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the Revolving Loan Commitment [of the Lender to whom such
Note is issued] OR [the Assignee Lender].

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1. Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

                  (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

                  (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

                  (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

                  (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

                  (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

                  (f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

                  (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

                  (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

                  (i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) is not subject to capital adequacy or similar requirements under
         Section 1.16(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.16(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.15(c) of the Credit Agreement or from any other inaccuracy in the foregoing.

         3.2. Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

                  (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

                  (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

                  (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

                  (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

                  (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

                  (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.       LIMITATIONS OF LIABILITY

         Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.       FAILURE TO ENFORCE

         No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.       NOTICES

         Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.       AMENDMENTS AND WAIVERS

         No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.       SEVERABILITY

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.       SECTION TITLES

         Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.      APPLICABLE LAW

         THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.      COUNTERPARTS

         This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

                            [signature page follows]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                      ASSIGNOR LENDER:
_________________________________     __________________________________________


By:______________________________     By:_______________________________________
Title:___________________________     Title:____________________________________

Notice Address:                       Notice Address:

_________________________________     __________________________________________
_________________________________     __________________________________________
_________________________________     __________________________________________

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION

By:______________________________
Title:___________________________

                                  SCHEDULE 2.1


Assignor Lender's Loans

Principal Amount
----------------

Revolving Loan             $
                            ----------------
Subtotal                   $
                            ----------------
Accrued Interest           $
                            ----------------
Unused Line Fee            $
                            ----------------
Other + or -               $
                            ----------------
Total                      $
                            ================


All determined as of the Effective Date.

                                   EXHIBIT B-1

              APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT

                    TO: GENERAL ELECTRIC CAPITAL CORPORATION

Date

L/C No.

      (Bank Use Only)

The undersigned Applicant hereby requests General Electric Capital Corporation ("GE Capital") to issue and transmit by:

Teletransmission         Mail      Overnight      Courier   Other, Explain______

the Standby Letter of Credit (the "Credit") substantially as set forth below. In issuing the Credit, GE Capital is expressly authorized to make such changes from the terms hereinbelow set forth as GE Capital, in its sole discretion, may deem advisable.

--------------------------------------------------------------------- --------------------------------------------------------------
Applicant (Full Name and Address)                                     Advising Bank:  First Union National Bank
                                                                                      1 South Broad Street
                                                                                      9th Floor
                                                                                      Philadelphia, PA  19107
                                                                                      Attention:  Standby Letters of Credit
--------------------------------------------------------------------- --------------------------------------------------------------
Beneficiary (Full Name and Address)                                   Currency and Amount in Figures:
                                                                      Currency and Amount in Words:
                                                                      --------------------------------------------------------------
                                                                      Expiration Date

                                                                      --------------------------------------------------------------
                                                                      * SPECIAL INSTRUCTIONS

                                                                      Is EVERGREEN language required?    Yes      No
                                                                      If yes, what is the number of days notification required for customary non-renewal notice?

                                                                      Thirty days     Sixty Days     Ninety days    Other
------------------------------------------------------------------------------------------------------------------------------------
Charges:  GE Capital's charges are for our account, all other charges are to be paid by beneficiary.
------------------------------------------------------------------------------------------------------------------------------------

Credit to be available to payment against Beneficiary's draft(s) at sight drawn on GE Capital or its correspondent at GE Capital's option accompanied by the following documents:

Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

Other Documents

Special Conditions

Issue substantially in form of attached specimen. (Specimen must also be signed by applicant)

--------------------------------------------------------------------------------
Complete only when the Beneficiary (Foreign Bank, or other Financial Institution) is to issue its undertaking based on this Credit.

     Request Beneficiary to issue and deliver their (specify the type of undertaking)_______________________________________________________________
     in favor of________________________________________________________________
     for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference)_________________________________________________________________
     ___________________________________________________________________________
     to expire on __________________. (This date must be at least 15 days prior to the expiry date indicated above). It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of the Applicant of the Credit in connection with the Credit, the Applicant hereby agrees to remain liable under the Master Agreement and this Application in respect of the Credit (even after its expiry date) until GE Capital is released by such bank or entity.

--------------------------------------------------------------------------------

Each Applicant signing below affirms that it has fully read and agrees to this Application. IN CONSIDERATION OF GE CAPITAL'S ISSUANCE OF THE CREDIT, THE APPLICANT AGREES TO BE BOUND BY THE MASTER AGREEMENT FOR STANDBY LETTERS OF CREDIT BETWEEN APPLICANT AND GE CAPITAL (THE "MASTER AGREEMENT"), THE TERMS OF WHICH ARE INCORPORATED BY REFERENCE. All actions to be taken by GE Capital hereunder or in connection with any Credit may be taken by First Union National Bank or another bank designated by GE Capital as GE Capital's agent.

(Note: If a bank, trust company, or other financial institution signs as Applicant for its customer, or if two Applicants jointly apply, both parties should sign below). Documents may be forwarded to you by the Beneficiary, or the negotiating bank, in one mail. You may forward documents to us or our customhouse broker, if specified below, in one mail. We understand and agree that this Credit will be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 ("ISP98").

_________________________________              _________________________________
(Print or type name of Applicant)              (Print or type name of Applicant)

_________________________________              _________________________________
           (Address)                                        (Address)

_________________________________              _________________________________


_________________________________              _________________________________
  Authorized Signature (Title)                    Authorized Signature (Title)

_________________________________              _________________________________
  Authorized Signature (Title)                    Authorized Signature (Title)

Customer Contact
________________________________________________________________________________

                               GE CAPITAL USE ONLY
   (NOTE: Application will NOT be processed if this section is not complete.)

Approved:__________________  City: ____________________  Date:__________________

___________________________  Telephone:________________
   (Print name and title)

                                  Exhibit B-2

[GE CAPITAL LOGO]                                                     GE CAPITAL
                                                                 APPLICATION FOR
                                                    DOCUMENTARY LETTER OF CREDIT


                                                    DATE

Dear Sir/Madam:


The undersigned hereby requests General Electric Capital Corporation ("GE CAPITAL") to arrange for GE Capital Trade Services, Ltd. (the "Issuer"), to open the irrevocable Letter of Credit via:

[ ]  Air Mail                      [ ]  Short Teletransmission                       [ ]  Full Teletransmission
                                        (Details by Air Mail)                             (Operative Transmission)
In Favor of __________________ (Beneficiary) at____________________________________________________ (address)
For Account of________________ (Applicant) at______________________________________________________ (address)
up to an aggregate amount of___________________ available by draft at ______________________ for [ ] 100% [ ]___ % of the invoice value, drawn at the Issuer's option, on the Issuer or its correspondent, and presented not later than_________________________
                                                                                                      (credit expiration date)

DOCUMENTS REQUIRED AS INDICATED BY "X"
[ ]  Commercial Invoice_____________________________________________________________________________________________________________

[ ]  U.S. Special Customs Form #5515________________________________________________________________________________________________

[ ]  Insurance Policy/Certificate/Address___________________________________________________________________________________________

[ ]  _______________________________________________________________________________________________________________________________

[ ]  Packing List___________________________________________________________________________________________________________________

[ ]  Certificate of Origin__________________________________________________________________________________________________________

[ ]  Certificate of Fumigation______________________________________________________________________________________________________

[ ]  Other Documents________________________________________________________________________________________________________________

[ ]  Air Way Bill consigned to______________________________________________________________________________________________________

[ ]  Full set clean on board ocean Bills of Lading issued or endorsed to the order of First Union National Bank

[ ]  marked "Freight           [ ]  Collect            [ ]  Prepaid"          Latest Shipping Date__________________________________

Notify______________________________________________________________________________________________________________________________

Evidencing shipment of______________________________________________________________________________________________________________
                                         (PLEASE MENTION COMMODITY ONLY, OMITTING DETAILS ON PRICE, GRADE, QUALITY, ETC.)
From ____________________________________________  To ____________________________________________________________________

Partial shipments    [ ] are   [ ] are not permitted.         Transhipments [ ] are          [ ] are not permitted.
Indicate shipping terms:  (FOB, C&F, CIF) ___________________ Container shipments [ ]  are   [ ] are not permitted.

The negotiating bank, if any, is to be authorized to forward all documents in one registered airmail.

Documents must be presented for payment, acceptance or negotiation within _______days after the date of issuance of the Bill of
Lading or other shipping documents.

All banking charges outside USA are for account of   [ ] Beneficiary                 [ ] Applicant

Applicant Telephone No.___________________________________________     Charge Account No. __________________________________________

The Master Agreement for Documentary Letters of Credit dated as of __________, 20___ between Applicant and GE Capital is incorporated herein by reference.

Insurance to be effected by the undersigned if "Insurance Policy/Certificate" box is not checked.
SPECIAL INSTRUCTIONS:

_________________________________________________________________     ______________________________________________________________
Name of Applicant                                                     Authorized Signature and Title                         Date
Approved by:

_________________________________________________________________     ______________________________________________________________
GE Capital Unit and Region                                            Official Signature and Title                           Date

                         SCHEDULE 1.1 (SECTION 1.1(a))
                                       TO
                                CREDIT AGREEMENT

                             AGENT'S REPRESENTATIVE


                      General Electric Capital Corporation
                             10 South LaSalle Street
                                   Suite 2800
                               Chicago, IL 60603
                     Attention: Brightpoint Account Manager
                         Telecopier No.: (312) 419-5700
                         Telephone No.: (312) 419-0985

                             DISCLOSURE SCHEDULE 1.4
                               TO CREDIT AGREEMENT

                     Sources and Uses; Funds Flow Memorandum


 SOURCES:
 General Electric Capital Corporation                             $19,937,080.51
                                                                  ==============
 USES:
 Bank One, Indiana N.A. - prior lender obligations                $19,097,080.51

 General Electric Capital Corporation - outstanding fees              530,000.00

 Winston & Strawn - legal fees                                         85,000.00

 LaSalle National Bank N.A. - closing fees                            150,000.00

 National City Bank of Indiana - closing fees                          75,000.00
                                                                  --------------

          Total Uses                                              $19,937,080.51
                                                                  ==============

                             DISCLOSURE SCHEDULE 1.6
                               TO CREDIT AGREEMENT

                      Account Debtors with Common Directors



Account Debtor:   Interactive Intelligence, Inc.

                             DISCLOSURE SCHEDULE 3.1
                               TO CREDIT AGREEMENT

                    Corporate Existence; Compliance with Law

Credit Party                                     Type of Entity                 State of Organization
------------                                     --------------                 ---------------------
Brightpoint North America L.P.                   Limited Partnership                  Delaware

Wireless Fulfillment Services LLC                Limited Liability Company            California

Brightpoint, Inc.                                Corporation                          Delaware

Brightpoint North America, Inc.                  Corporation                          Indiana

Wireless Fulfillment Services Holdings, Inc.     Corporation                          Delaware

Brightpoint International Ltd.                   Corporation                          Delaware

                             DISCLOSURE SCHEDULE 3.2
                               TO CREDIT AGREEMENT

                  Executive Offices, Collateral Locations, FEIN


BRIGHTPOINT NORTH AMERICA L.P.

         Executive Office:              501 Airtech Parkway
                                        Plainfield, Indiana  46168

         Collateral Location(s):        501 Airtech Parkway
                                        Plainfield, Indiana  46168

                                        5360 Capital Court
                                        Reno, Nevada  89502

         Federal Employer Identification Number:  35-2121001


WIRELESS FULFILLMENT SERVICES LLC

         Executive Office:              880 Harbour Way South
                                        Richmond, California  94804

         Collateral Location(s):        880 Harbour Way South
                                        Richmond, California  94804

         Federal Employer Identification Number:  91-1771077


BRIGHTPOINT, INC.

         Executive Office:              6402 Corporate Drive
                                        Indianapolis, Indiana  46278

         Federal Employer Identification Number:  35-1778566


BRIGHTPOINT NORTH AMERICA, INC.

         Executive Office:              6402 Corporate Drive
                                        Indianapolis, Indiana  46278

         Federal Employer Identification Number:  35-2030501

WIRELESS FULFILLMENT SERVICES HOLDINGS, INC.

         Executive Office:              6402 Corporate Drive
                                        Indianapolis, Indiana  46278

         Federal Employer Identification Number:  31-1690994


BRIGHTPOINT INTERNATIONAL LTD.

         Executive Office:              6402 Corporate Drive
                                        Indianapolis, Indiana  46278

         Federal Employer Identification Number:  35-1987099

                           DISCLOSURE SCHEDULE 3.4(A)
                               TO CREDIT AGREEMENT

                              Financial Statements

SEE ATTACHED.

                                Schedule 3.4(A)

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

                    BRIGHTPOINT NORTH AMERICA - CONSOLIDATING
                                 BALANCE SHEETS
                               SEPTEMBER 30, 2001
                             (Amounts in thousands)

                                                    NORTH       WIRELESS
                                                 AMERICA L.P.  FULFILLMENT     ELIMINATIONS     CONSOLIDATED
                                                 ------------  -----------     ------------     ------------
ASSETS
Current assets:
   Cash and cash equivalents                          **            **            $    --        $  4,212
   Accounts receivable                                **            **                 --          83,539
   Inventories                                        **            **                 --          75,664
   Other current assets                               **            **                 --          48,984
                                                 ------------  -----------     ------------   -----------
Total current assets                                  **            **                 --         212,399

Property and equipment                                **            **                 --          31,472
Goodwill and other intangibles                        **            **                 --          14,945
Other assets                                          **            **                 --          34,680
                                                 ------------  -----------     ------------   -----------
Total assets                                          **            **            $    --        $293,496
                                                 ============  ===========     ============   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                   **            **            $    --        $111,411
   Accrued expenses                                   **            **                 --          21,799
                                                 ------------  -----------     ------------   -----------
Total current liabilities                             **            **                 --         133,210
                                                 ------------  -----------     ------------   -----------
Long-term debt:
   Line of credit                                     **            **                 --            --
   Subordinated notes                                 **            **                 --            --
                                                 ------------  -----------     ------------   -----------
Total long-term debt                                  **            **                 --            --
                                                 ------------  -----------     ------------   -----------
Stockholders' equity:
   Common stock                                       **            **                 --             196
   Additional paid-in capital                         **            **                 --          70,694
   Retained earnings (deficit)                        **            **                 --          89,396
   Accumulated other comprehensive loss               **            **                 --            --
                                                 ------------  -----------     ------------   -----------
Total stockholders' equity                            **            **                 --         160,286
                                                 ------------  -----------     ------------   -----------
Total liabilities and stockholders' equity            **            **            $    --        $293,496
                                                 ============  ===========     ============   ===========

                                Schedule 3.4(A)

** Portions of this document indicated by an ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

                    BRIGHTPOINT NORTH AMERICA - CONSOLIDATING
                            STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                             (Amounts in thousands)

                                                                 NORTH       WIRELESS     CORPORATE
                                                              AMERICA L.P.  FULFILLMENT   ALLOCATION   ELIMINATIONS   CONSOLIDATED
                                                              ------------  -----------   ----------   ------------   ------------
Revenue                                                            **            **           **        $  (9,692)      $ 481,905
Cost of revenue                                                    **            **           **           (9,692)        462,896
                                                                -------       -------      -------      ---------       ---------
Gross profit                                                       **            **           **               --          19,009

Selling, general and administrative expenses                       **            **           **               --          27,028
Unusual charges                                                    **            **           **               --          (1,920)
                                                                -------       -------      -------      ---------       ---------
Income from operations                                             **            **           **               --          (6,099)

Interest expense                                                   **            **           **               --           2,857
Other expenses (income), net                                       **            **           **               --             131
                                                                -------       -------      -------      ---------       ---------
Income (loss) before income taxes, minority
    interest, accounting change and extraordinary gain             **            **           **               --          (9,087)

Income taxes                                                       **            **           **               --          (3,709)
                                                                -------       -------      -------      ---------       ---------
Income (loss) before minority interest, accounting
    change and extraordinary gain                                  **            **           **               --          (5,378)

Minority interest                                                  **            **           **               --              --
                                                                -------       -------      -------      ---------       ---------
Income (loss) before accounting change, net of tax                 **            **           **               --          (5,378)

Extraordinary gain on extinguishment of debt, net of tax           **            **           **               --           4,623
                                                                -------       -------      -------      ---------       ---------
Net income (loss)                                                  **            **           **        $      --       $    (755)
                                                                =======       =======      =======      =========       =========


                                Schedule 3.4(A)

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

                    BRIGHTPOINT NORTH AMERICA - CONSOLIDATING
                       PROFORMA - STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 2001
                             (Amounts in thousands)

                                                                 NORTH       WIRELESS     CORPORATE
                                                              AMERICA L.P.  FULFILLMENT   ALLOCATION   ELIMINATIONS   CONSOLIDATED
                                                              ------------  -----------   ----------   ------------   ------------
Revenue                                                           **            **           **         $  (2,313)      $ 174,231
Cost of revenue                                                   **            **           **            (2,313)        164,376
                                                                -------       -------      -------      ---------       ---------
Gross profit                                                      **            **           **                --           9,855

Selling, general and administrative expenses                      **            **           **                --           9,279
Unusual charges                                                   **            **           **                --          (1,920)
                                                                -------       -------      -------      ---------       ---------
Income from operations                                            **            **           **                --           2,496

Interest expense                                                  **            **           **                --             686
Other expenses (income), net                                      **            **           **                --             192
                                                                -------       -------      -------      ---------       ---------
Income (loss) before income taxes, minority
    interest, accounting change and extraordinary gain            **            **           **                --           1,618

Income taxes                                                      **            **           **                --            (103)
                                                                -------       -------      -------      ---------       ---------
Income (loss) before minority interest, accounting
    change and extraordinary gain                                 **            **           **                --           1,721

Minority interest                                                 **            **           **                --              --
                                                                -------       -------      -------      ---------       ---------
Income (loss) before accounting change, net of tax                **            **           **                --           1,721

Extraordinary gain on extinguishment of debt, net of tax          **            **           **                --              --
                                                                -------       -------      -------      ---------       ---------
Net income (loss)                                                 **            **           **         $      --       $   1,721
                                                                =======       =======      =======      =========       =========

                           DISCLOSURE SCHEDULE 3.4(B)
                               TO CREDIT AGREEMENT

                                    Pro Forma

SEE ATTACHED.

                                Schedule 3.4(B)

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

                    BRIGHTPOINT NORTH AMERICA - CONSOLIDATING
                                 BALANCE SHEETS
                               SEPTEMBER 30, 2001
                             (Amounts in thousands)

                                                    NORTH       WIRELESS
                                                 AMERICA L.P.  FULFILLMENT     ELIMINATIONS     CONSOLIDATED
                                                 ------------  -----------     ------------     ------------
ASSETS
Current assets:
   Cash and cash equivalents                         **           **            $    --            $  4,212
   Accounts receivable                               **           **                 --              83,539
   Inventories                                       **           **                 --              75,664
   Other current assets                              **           **                 --              48,984
                                                 ------------  -----------     ------------     -----------
Total current assets                                 **           **                 --             212,399

Property and equipment                               **           **                 --              31,472
Goodwill and other intangibles                       **           **                 --              14,945
Other assets                                         **           **                 --              34,680
                                                 ------------  -----------     ------------     -----------
Total assets                                         **           **            $    --            $293,496
                                                 ============  ===========     ============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                  **           **            $    --            $111,411
   Accrued expenses                                  **           **                 --              21,799
                                                 ------------  -----------     ------------     -----------
Total current liabilities                            **           **                 --             133,210
                                                 ------------  -----------     ------------     -----------
Long-term debt:
   Line of credit                                    **           **                 --                  --
   Subordinated notes                                **           **                 --                  --
                                                 ------------  -----------     ------------     -----------
Total long-term debt                                 **           **                 --                  --
                                                 ------------  -----------     ------------     -----------
Stockholders' equity:
   Common stock                                      **           **                 --                 196
   Additional paid-in capital                        **           **                 --              70,694
   Retained earnings (deficit)                       **           **                 --              89,396
   Accumulated other comprehensive loss              **           **                 --                  --
                                                 ------------  -----------     ------------     -----------
Total stockholders' equity                           **           **                 --             160,286
                                                 ------------  -----------     ------------     -----------
Total liabilities and stockholders' equity           **           **            $    --            $293,496
                                                 ============  ===========     ============     ===========

                                Schedule 3.4(B)

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

                    BRIGHTPOINT NORTH AMERICA - CONSOLIDATING
                            STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 2001
                             (Amounts in thousands)

                                                                 NORTH       WIRELESS     CORPORATE
                                                              AMERICA L.P.  FULFILLMENT   ALLOCATION   ELIMINATIONS   CONSOLIDATED
                                                              ------------  -----------   ----------   ------------   ------------
Revenue                                                            **            **           **        $  (2,313)      $ 174,231
Cost of revenue                                                    **            **           **           (2,313)        164,376
                                                                -------       -------      -------      ---------       ---------
Gross profit                                                       **            **           **               --           9,855

Selling, general and administrative expenses                       **            **           **               --           9,279
Unusual charges                                                    **            **           **               --          (1,920)
                                                                -------       -------      -------      ---------       ---------
Income from operations                                             **            **           **               --           2,496

Interest expense                                                   **            **           **               --             686
Other expenses (income), net                                       **            **           **               --             192
                                                                -------       -------      -------      ---------       ---------
Income (loss) before income taxes, minority
    interest, accounting change and extraordinary gain             **            **           **               --           1,618

Income taxes                                                       **            **           **               --            (103)
                                                                -------       -------      -------      ---------       ---------
Income (loss) before minority interest, accounting
    change and extraordinary gain                                  **            **           **               --           1,721

Minority interest                                                  **            **           **               --              --
                                                                -------       -------      -------      ---------       ---------
Income (loss) before accounting change, net of tax                 **            **           **               --           1,721

Extraordinary gain on extinguishment of debt, net of tax           **            **           **               --              --
                                                                -------       -------      -------      ---------       ---------
Net income (loss)                                                  **            **           **        $      --       $   1,721
                                                                =======       =======      =======      =========       =========

                                Schedule 3.4(B)

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

                    BRIGHTPOINT NORTH AMERICA - CONSOLIDATING
                            STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                             (Amounts in thousands)

                                                                 NORTH       WIRELESS     CORPORATE
                                                              AMERICA L.P.  FULFILLMENT   ALLOCATION   ELIMINATIONS   CONSOLIDATED
                                                              ------------  -----------   ----------   ------------   ------------
Revenue                                                            **           **           **         $  (9,692)      $ 481,905
Cost of revenue                                                    **           **           **            (9,692)        462,896
                                                                -------       -------      -------      ---------       ---------
Gross profit                                                       **           **           **                --          19,009

Selling, general and administrative expenses                       **           **           **                --          27,028
Unusual charges                                                    **           **           **                --          (1,920)
                                                                -------       -------      -------      ---------       ---------
Income from operations                                             **           **           **                --          (6,099)

Interest expense                                                   **           **           **                --           2,857
Other expenses (income), net                                       **           **           **                --             131
                                                                -------       -------      -------      ---------       ---------
Income (loss) before income taxes, minority
   interest, accounting change and extraordinary gain              **           **           **                --          (9,087)

Income taxes                                                       **           **           **                --          (3,709)
                                                                -------       -------      -------      ---------       ---------
Income (loss) before minority interest, accounting
    change and extraordinary gain                                  **           **           **                --          (5,378)

Minority interest                                                  **           **           **                --              --
                                                                -------       -------      -------      ---------       ---------
Income (loss) before accounting change, net of tax                 **           **           **                --          (5,378)

Extraordinary gain on extinguishment of debt, net of tax           **           **           **                --           4,623
                                                                -------       -------      -------      ---------       ---------
Net income (loss)                                                  **           **           **         $      --       $    (755)
                                                                =======       =======      =======      =========       =========

                           DISCLOSURE SCHEDULE 3.4(C)
                               TO CREDIT AGREEMENT

                                   Projections

SEE ATTACHED.

                                Schedule 3.4(C)

** Portions of this document indicated by an ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.


                    BRIGHTPOINT NORTH AMERICA - CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                                  FORECAST 2002
                             (AMOUNTS IN THOUSANDS)


                                                                 JANUARY     FEBRUARY    MARCH     APRIL     MAY     JUNE
                                                                 -------     --------    -----     -----     ---     ----

Revenue                                                             **          **         **        **       **       **
Cost of revenue                                                     **          **         **        **       **       **
                                                                 -------     -------    -------   -------  -------  -------
Gross profit                                                        **          **         **        **       **       **

Selling, general and administrative expenses                        **          **         **        **       **       **
                                                                 -------     -------    -------   -------  -------  -------
Income from operations                                              **          **         **        **       **       **

Interest expense on additional borrowings                           **          **         **        **       **       **
Interest expense (forecasted LYONS expense)                         **          **         **        **       **       **
Other expenses (income), net                                        **          **         **        **       **       **
                                                                 -------     -------    -------   -------  -------  -------
Income (loss) before income taxes, minority
 interest, accounting change and extraordinary gain                 **          **         **        **       **       **

Income taxes                                                        **          **         **        **       **       **
                                                                 -------     -------    -------   -------  -------  -------
Income (loss) before minority interest, accounting
 change and extraordinary gain                                      **          **         **        **       **       **

Minority interest                                                   **          **         **        **       **       **
                                                                 -------     -------    -------   -------  -------  -------
Income (loss) before accounting change, net of tax                  **          **         **        **       **       **
                                                                 -------     -------    -------   -------  -------  -------

Extraordinary gain on extinguishment of debt, net of tax            **          **         **        **       **       **
                                                                 -------     -------    -------   -------  -------  -------

Net income (loss)                                                   **          **         **        **       **       **
                                                                 =======     =======    =======   =======  =======  =======
 EPS (before extraordinary gain)                                    **          **         **        **       **       **
 EPS (Quarterly)

Input Values
 Capital Expenditures                                               **          **         **        **       **       **
 Depreciation                                                       **          **         **        **       **       **
 Interest - Budget                                                  **          **         **        **       **       **
 Amortization (LYONS)                                               **          **         **        **       **       **
 Amortization                                                       **          **         **        **       **       **
 Rent expense                                                       **          **         **        **       **       **

 Number of shares                                                   **          **         **        **       **       **
 Interest on additional borrowings & term debt                      **          **         **        **       **       **

 EBITDA                                                             **          **         **        **       **       **
 Quarterly EBITDA                                                                          **                          **
 Prior 3 quarters EBITDA                                                                   **                          **
                                                                                        -------                     -------
 Rolling 4 quarters EBITDA                                                                 **                          **

 Quarterly Capex                                                                           **                          **
 Prior 3 quarters Capex                                                                    **                          **
                                                                                        -------                     -------
 Rolling 4 quarters Capex                                                                  **                          **

 Quarterly Interest (net of LYONS amort.)                                                  **                          **
 Prior 3 quarters Interest (net of LYONS amort.)                                           **                          **
                                                                                        -------                     -------
 Rolling 4 quarters Interest (net of LYONS amort.)                                         **                          **

 Quarterly Income taxes                                                                    **                          **
 Prior 3 quarters Income taxes                                                             **                          **
                                                                                        -------                     -------
 Rolling 4 quarters Income taxes                                                           **                          **




                                                                                                                            2002
                                                              JULY   AUGUST   SEPTEMBER   OCTOBER   NOVEMBER   DECEMBER   FULL YEAR
                                                              ----   ------   ---------   -------   --------   --------   ---------

Revenue                                                        **       **        **         **         **         **         **
Cost of revenue                                                **       **        **         **         **         **         **
                                                            -------  -------   -------    -------    -------    -------    -------
Gross profit                                                   **       **        **         **         **         **         **

Selling, general and administrative expenses                   **       **        **         **         **         **         **
                                                            -------  -------   -------    -------    -------    -------    -------
Income from operations                                         **       **        **         **         **         **         **

Interest expense on additional borrowings                      **       **        **         **         **         **         **
Interest expense (forecasted LYONS expense)                    **       **        **         **         **         **         **
Other expenses (income), net                                   **       **        **         **         **         **         **
                                                            -------  -------   -------    -------    -------    -------    -------
Income (loss) before income taxes, minority
 interest, accounting change and extraordinary gain            **       **        **         **         **         **         **

Income taxes                                                   **       **        **         **         **         **         **
                                                            -------  -------   -------    -------    -------    -------    -------
Income (loss) before minority interest, accounting
 change and extraordinary gain                                 **       **        **         **         **         **         **

Minority interest                                              **       **        **         **         **         **         **
                                                            -------  -------   -------    -------    -------    -------    -------
Income (loss) before accounting change, net of tax             **       **        **         **         **         **         **

Extraordinary gain on extinguishment of debt, net of tax       **       **        **         **         **         **         **
                                                            -------  -------   -------    -------    -------    -------    -------

Net income (loss)                                              **       **        **         **         **         **         **
                                                            =======  =======   =======    =======    =======    =======    =======

 EPS (before extraordinary gain)                               **       **        **         **         **         **         **
 EPS (Quarterly)

Input Values
 Capital Expenditures                                          **       **        **         **         **         **         **
 Depreciation                                                  **       **        **         **         **         **         **
 Interest - Budget                                             **       **        **         **         **         **         **
 Amortization (LYONS)                                          **       **        **         **         **         **         **
 Amortization                                                  **       **        **         **         **         **         **
 Rent expense                                                  **       **        **         **         **         **         **

 Number of shares                                              **       **        **         **         **         **         **
 Interest on additional borrowings & term debt                 **       **        **         **         **         **         **

 EBITDA                                                        **       **        **         **         **         **         **
 Quarterly EBITDA                                                                 **                               **
 Prior 3 quarters EBITDA                                                          **                               **
                                                                               -------                          -------
 Rolling 4 quarters EBITDA                                                        **                               **

 Quarterly Capex                                                                  **                               **
 Prior 3 quarters Capex                                                           **                               **
                                                                               -------                          -------
 Rolling 4 quarters Capex                                                         **                               **

 Quarterly Interest (net of LYONS amort.)                                         **                               **
 Prior 3 quarters Interest (net of LYONS amort.)                                  **                               **
                                                                               -------                          -------
 Rolling 4 quarters Interest (net of LYONS amort.)                                **                               **

 Quarterly Income taxes                                                           **                               **
 Prior 3 quarters Income taxes                                                    **                               **
                                                                               -------                          -------
 Rolling 4 quarters Income taxes                                                  **                               **



                                  CONFIDENTIAL

                                Schedule 3.4(C)

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

                    BRIGHTPOINT NORTH AMERICA - CONSOLIDATED
                                 BALANCE SHEETS
                                  FORECAST 2002
                             (AMOUNTS IN THOUSANDS)

                                                    FORECAST      FORECAST      FORECAST      FORECAST      FORECAST      FORECAST
                                                    JANUARY       FEBRUARY       MARCH         APRIL          MAY           JUNE
                                                    --------      --------      --------      --------      --------      --------
ASSETS
Current assets:
 Cash and cash equivalents                             **             **             **            **            **             **
 Accounts receivable                                   **             **             **            **            **             **
 Inventories                                           **             **             **            **            **             **
 Other current assets                                  **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------
Total current assets                                   **             **             **            **            **             **

Property and equipment                                 **             **             **            **            **             **
Goodwill and other intangibles                         **             **             **            **            **             **
Other assets                                           **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------

Total assets                                           **             **             **            **            **             **
                                                    =======       =======       =======       =======       =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                      **             **             **            **            **             **
 Accrued expenses                                      **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------
Total current liabilities                              **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------

Long-term debt:
 Additional borrowings                                 **             **             **            **            **             **
 Term loan                                             **             **             **            **            **             **
 Multicurrency borrowings                              **             **             **            **            **             **
 China borrowings                                      **             **             **            **            **             **
 Convertible notes                                     **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------
Total long-term debt                                   **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------

Stockholders' equity:
 Common stock                                          **             **             **            **            **             **
 Additional paid-in capital                            **             **             **            **            **             **
 Retained earnings (deficit)                           **             **             **            **            **             **
 Accumulated other comprehensive loss                  **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------
Total stockholders' equity                             **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------

Total liabilities and stockholders' equity             **             **             **            **            **             **
                                                    =======       =======       =======       =======       =======        =======


 Days Sales Outstanding                                **             **             **            **            **             **
 Days Inventory Outstanding                            **             **             **            **            **             **
 Days Payable Outstanding                              **             **             **            **            **             **
                                                    -------       -------       -------       -------       -------        -------
    Cash Conversion Cycle                              **             **             **            **            **             **

Formula Calculations:
 Line of credit                                        **             **             **            **            **             **
 Letters of credit                                     **             **             **            **            **             **
 Letters of credit supporting China debt               **             **             **            **            **             **
 Permitted receivables financing                       **             **             **            **            **             **
 1 quarter trailing EBITDA                             **             **             **            **            **             **




                                                    FORECAST      FORECAST     FORECAST       FORECAST      FORECAST        FORECAST
                                                      JULY         AUGUST      SEPTEMBER      OCTOBER       NOVEMBER        DECEMBER
                                                    --------      --------     ---------      --------      --------        --------
ASSETS
Current assets:
 Cash and cash equivalents                             **             **             **            **              **           **
 Accounts receivable                                   **             **             **            **              **           **
 Inventories                                           **             **             **            **              **           **
 Other current assets                                  **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------
Total current assets                                   **             **             **            **              **           **

Property and equipment                                 **             **             **            **              **           **
Goodwill and other intangibles                         **             **             **            **              **           **
Other assets                                           **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------

Total assets                                           **             **             **            **              **           **
                                                    =======       =======       =======       =======       =======        =======


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                      **             **             **            **              **           **
 Accrued expenses                                      **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------
Total current liabilities                              **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------

Long-term debt:
 Additional borrowings                                 **             **             **            **              **           **
 Term loan                                             **             **             **            **              **           **
 Multicurrency borrowings                              **             **             **            **              **           **
 China borrowings                                      **             **             **            **              **           **
 Convertible notes                                     **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------
Total long-term debt                                   **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------

Stockholders' equity:
 Common stock                                          **             **             **            **              **           **
 Additional paid-in capital                            **             **             **            **              **           **
 Retained earnings (deficit)                           **             **             **            **              **           **
 Accumulated other comprehensive loss                  **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------
Total stockholders' equity                             **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------

Total liabilities and stockholders' equity             **             **             **            **              **           **
                                                    =======       =======       =======       =======       =======        =======


 Days Sales Outstanding                                **             **             **            **              **           **
 Days Inventory Outstanding                            **             **             **            **              **           **
 Days Payable Outstanding                              **             **             **            **              **           **
                                                    -------       -------       -------       -------       -------        -------
    Cash Conversion Cycle                              **             **             **            **              **           **

Formula Calculations:
 Line of credit                                        **             **             **            **              **           **
 Letters of credit                                     **             **             **            **              **           **
 Letters of credit supporting China debt               **             **             **            **              **           **
 Permitted receivables financing                       **             **             **            **              **           **
 1 quarter trailing EBITDA                             **             **             **            **              **           **




                                  CONFIDENTIAL

                             DISCLOSURE SCHEDULE 3.6
                               TO CREDIT AGREEMENT

                          Ownership of Property; Liens

Owned Real Estate

The Loan Parties do not currently own any Real Estate in fee simple.

Leased Real Estate

The Loan Parties listed below lease Real Estate as indicated:

1.   Brightpoint North America L.P.: 501 Airtech Parkway, Plainfield, Indiana
     46168;

2.   Brightpoint North America L.P.: 5360 Capital Court, Reno, Nevada 89502; and

3. Wireless Fulfillment Services LLC: 880 Harbour Way South, Richmond, California 94804.


Purchase Options, etc.

There are no purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate, except as set forth in the lease agreements and related documents.

                             DISCLOSURE SCHEDULE 3.7
                               TO CREDIT AGREEMENT

                                  Labor Matters

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

The Borrowers have not created any stock option plans. However, certain of their respective employees are permitted to participate in the BPI 1994 and 1996 Stock Option Plans, copies of which have been delivered to Agent prior to the Closing Date.

The Borrowers are parties to management agreements, consulting agreements, employment agreements, stock option plans and similar plans in substantially the forms provided to Agent prior to the Closing Date. It is the Borrowers' standard practice to require each employee to execute and delivery an employment agreement. The following lists the Borrowers' current employees:

                     BRIGHTPOINT INDIANAPOLIS EMPLOYEE LIST

as of October 25, 2001

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Agent Sales                   101101          **          12/4/00    12/4/00   Sales Representative                           **

Agent Sales                   101101          **          10/5/98    10/5/98   Sales Representative                           **

Agent Sales                   101101          **          2/21/00    2/21/00   Sales Representative                           **

Agent Sales                   101101          **          3/17/97    3/30/98   Sales Representative                           **

Agent Sales                   101101          **          10/8/01    10/8/01   Sales Representative                           **

Agent Sales                   101101          **           6/8/98    4/16/01   Administrative Assistant                       **

Agent Sales                   101101          **          3/19/01    3/19/01   Sales Representative                           **

Agent Sales                   101101          **          5/29/01    5/29/01   Sales Representative                           **

Agent Sales                   101101          **          7/24/00    7/24/00   Sales Representative                           **

Agent Sales                   101101          **          1/29/93     5/1/99   Administrative Supervisor                      **

Agent Sales                   101101          **          7/29/96     2/5/01   Director of Agent Sales                        **

Agent Sales                   101101          **         10/23/00   10/23/00   Sales Representative                           **

Agent Sales                   101101          **          5/29/01    5/29/01   Sales Representative                           **

Agent Sales                   101101          **         10/15/01   10/15/01   Sales Representative                           **

Agent Sales                   101101          **          8/10/98    8/10/98   Sales Representative                           **

Agent Sales                   101101          **          7/19/99    6/18/01   Sales Manager                                  **

Agent Sales                   101101          **          1/24/00     7/1/01   Sales Manager                                  **

Agent Sales                   101101          **           1/4/00     1/4/00   Sales Representative                           **

Agent Sales                   101101          **           3/2/98     4/1/99   Sales Manager                                  **

Agent Sales                   101101          **          9/18/00    9/18/00   Sales Representative                           **

Agent Sales                   101101          **          6/25/01    6/25/01   Sales Representative                           **

Agent Sales                   101101          **          2/19/01    2/19/01   Sales Representative                           **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Agent Sales                   101101          **          11/6/00    11/6/00   Sales Representative                           **

Agent Sales                   101101          **          8/13/01    8/13/01   Sales Representative                           **

Agent Sales                   101101          **          8/27/90     5/2/97   V.P. Agent Dealer Sales                        **

Agent Sales                   101101          **          1/16/95     3/3/01   National Accounts Manager                      **

Agent Sales                   101101          **          5/29/01    5/29/01   Sales Representative                           **

Agent Sales                   101101          **          1/29/01    1/29/01   Sales Representative                           **

Agent Sales                   101101          **          7/28/97     3/5/01   National Accounts Manager                      **

Carrier                       101102          **          3/16/98    3/16/98   Regional Account Manager                       **

Carrier                       101102          **          9/23/91   10/18/99   VP, Carrier Sales                              **

Carrier                       101102          **           8/3/98    7/12/99   National Acct. Project Coordinator             **

Carrier                       101102          **          11/8/99     4/1/01   National Accounts Manager                      **

Carrier                       101102          **          1/30/95     5/1/97   Regional Account Manager                       **

Carrier                       101102          **          6/30/97    11/1/99   Regional Account Manager                       **

Carrier                       101102          **           3/2/98     6/1/99   Regional Account Manager                       **

Carrier                       101102          **          8/19/96     7/1/01   National Accounts Manager                      **

Marketing                     101104          **           7/9/01     7/9/01   Director, Wireless Data Solutions              **

Marketing                     101104          **          12/4/00     5/3/01   Director of Marketing                          **

Marketing                     101104          **           1/4/00     7/9/01   Manager of Marketing Comm.                     **

Marketing                     101104          **          8/28/95    6/11/01   Director of E-Business                         **

Purchasing                    101105          **          1/16/95    1/11/98   Purchasing Coordinator                         **

Purchasing                    101105          **          11/4/96     1/1/99   Director of Purchasing                         **

Purchasing                    101105          **          1/31/00    1/31/00   Inventory Forecast Manager                     **

Purchasing                    101105          **         11/15/99    2/14/00   Purchasing Assistant                           **

Purchasing                    101105          **          9/17/01    9/17/01   Sr. Purchasing Director                        **

Purchasing                    101105          **          4/26/99     5/1/01   Cost Accountant                                **

Purchasing                    101105          **          8/23/01    8/23/01   Purchasing Coordinator                         **

Customer Service              101107          **          8/23/99    8/20/01   Customer Service Specialist                    **

Customer Service              101107          **          4/26/99     3/1/00   Customer Service Manager                       **

Customer Service              101107          **          8/30/99    9/18/00   Customer Service Supervisor                    **

Customer Service              101107          **          11/6/00    8/20/01   Order Processing Specialist                    **

Customer Service              101107          **          10/2/00     1/8/01   Customer Service Specialist                    **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Customer Service              101107          **          9/25/00   12/30/00   Order Processing Specialist                    **

Customer Service              101107          **          7/19/99    1/22/01   Customer Service Specialist                    **

Customer Service              101107          **          3/19/01     9/3/01   Customer Service Supervisor                    **

Customer Service              101107          **         10/23/00   10/23/00   Customer Service Specialist                    **

Procurement                   101108          **           7/1/92   11/30/98   Director of Procurement                        **

Procurement                   101108          **          9/16/97    4/22/00   Supply Coordinator                             **

National Accounts             101109          **          1/17/00     9/4/01   National Acct Coordinator Nokia                **

National Accounts             101109          **          1/19/97    7/10/00   Director, National Accounts Qwest              **

National Accounts             101109          **          4/21/97    12/4/00   Project Manager                                **

National Accounts             101109          **         12/14/98     3/7/00   National Accounts Manager                      **

National Accounts             101109          **          12/4/00    12/4/00   National Accounts Manager                      **

National Accounts             101109          **          7/10/00    9/13/01   V.P., Business Development                     **

National Accounts             101109          **          9/18/00     7/2/01   Director, National Accounts NAMS               **

National Accounts             101109          **          7/15/96    3/30/00   Project Manager                                **

National Accounts             101109          **           6/1/98    7/10/00   National Accounts Manager                      **

National Accounts             101109          **           9/8/98     9/4/01   Production Planner, Sr.                        **

National Accounts             101109          **          4/20/98    10/4/99   National Accounts Manager                      **

National Accounts             101109          **          7/23/01    7/23/01   Integrations Manager                           **

Channel Development           101115          **          8/27/01    8/27/01   Regional Channel Dvlpmt. Manager               **

Channel Development           101115          **          8/27/01    8/27/01   Regional Channel Dvlpmt Manager                **

Channel Development           101115          **          7/22/96    8/13/01   Regional Channel Dvlpmt. Manager               **

Channel Development           101115          **           7/5/00    8/13/01   Supervisor Channel Development                 **

Channel Development           101115          **          6/18/01    8/13/01   Director, Channel Development                  **

Channel Development           101115          **          8/27/01    8/27/01   Wireless Data Product Manager                  **

Nextel Sales                  101118          **         11/14/00   11/14/00   Nat. Sales Manager - Accessories               **

Nextel Sales                  101118          **         11/27/00     2/5/01   Customer Service Specialist                    **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Nextel Sales                  101118          **           2/1/97     6/4/01   VP, National Accounts                          **

Nextel Sales                  101118          **          1/17/00     5/2/01   Department Coordinator                         **

Nextel Sales                  101118          **           8/9/99   10/17/00   Director National Accounts Nextel              **

Nextel Sales                  101118          **          2/12/01    2/14/01   Customer Service Specialist                    **

Nextel Sales                  101118          **           2/7/00    2/14/01   Customer Service Supervisor                    **

Nextel Sales                  101118          **         10/25/99     2/5/01   Customer Service Specialist                    **

Nextel Sales                  101118          **           1/2/01     1/2/01   Customer Service Sales Rep.                    **

Nextel Sales                  101118          **          4/16/01    4/16/01   Customer Service Specialist                    **

Nextel Sales                  101118          **         11/27/00   11/27/00   National Acct. Project Coordinator             **

Nextel Sales                  101118          **          1/31/00    4/23/01   Administrative Assistant                       **

Nextel Sales                  101118          **         12/11/00     2/5/01   Customer Service Specialist                    **

Nextel Sales                  101118          **           2/1/99    8/17/00   Project Manager                                **

Nextel Sales                  101118          **          3/29/99     4/2/01   Sales Operations Manager                       **

Nextel Sales                  101118          **           2/7/00   11/27/00   National Acct. Project Coordinator             **

Nextel Sales                  101118          **          1/15/01     9/3/01   Customer Service Specialist                    **

Wireless VAR Channel          101120          **          7/16/01     9/1/01   Sales Representative                           **

Continuous Improvement        101305          **          8/17/98    12/3/00   Project Manager                                **

Continuous Improvement        101305          **          2/15/99    3/22/01   Vice President Of Operations                   **

Continuous Improvement        101305          **         12/15/97   10/23/00   Department Coordinator                         **

Continuous Improvement        101305          **          6/23/97     1/8/01   Continuous Improvement Manager                 **

Continuous Improvement        101305          **          7/20/98    3/22/01   Administrative Assistant                       **

Continuous Improvement        101305          **         12/11/00    3/22/01   Project Manager                                **

Facilities                    101306          **          3/31/97    3/31/97   Director of Facilities                         **

Facilities                    101306          **          9/24/01    9/24/01   Facilities Maintenance Assistant               **

Facilities                    101306          **          11/8/97     7/1/98   Facilities Maintenance Supervisor              **

Facilities                    101306          **           9/4/01     9/4/01   Facility Service & Conference Clerk            **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Facilities                    101306          **          6/14/99    6/14/99   Administrative Services Manager                **

Facilities                    101306          **           1/1/01     1/2/01   Security and Safety Manager                    **

Facilities                    101306          **          1/31/00    1/31/00   Corporate Receptionist                         **

Facilities                    101306          **          8/16/99     2/5/01   Facilities Maintenance Supervisor              **

Project Management            101311          **           3/2/98   11/10/00   Test Engineer                                  **

Project Management            101311          **          1/20/97    9/25/00   Industrial Engineer                            **

Project Management            101311          **          3/12/01    3/12/01   Vice President Of Operations                   **

Project Management            101311          **         11/27/95   11/10/00   Technical Support Specialist                   **

Project Management            101311          **          7/19/99    4/16/01   Software Engineer                              **

Project Management            101311          **           8/4/97     7/2/01   Director Operations                            **

Project Management            101311          **          3/29/99   11/10/00   Software Engineer                              **

Maintenance                   101319          **          1/10/00     2/7/00   Maintenance Mechanic                           **

Maintenance                   101319          **          9/17/01    9/17/01   Maintenance Mechanic                           **

Maintenance                   101319          **           9/5/00     9/5/00   Maintenance Mechanic                           **

Maintenance                   101319          **          12/2/99     2/7/00   Maintenance Manager                            **

Maintenance                   101319          **         12/13/99    5/29/00   Maintenance Mechanic                           **

Shipping - Indy               101322          **         12/18/00    2/12/01   Production Assembler                           **

Shipping - Indy               101322          **           6/1/98    2/23/01   Operations Supervisor                          **

Shipping - Indy               101322          **          11/6/00     9/3/01   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **         10/26/98    2/23/01   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **          3/30/98    2/23/01   Warehouse Specialist TL                        **

Shipping - Indy               101322          **          3/10/99    1/15/01   Warehouse Specialist TL                        **

Shipping - Indy               101322          **         10/20/97    6/22/99   Warehouse Specialist                           **

Shipping - Indy               101322          **         10/27/99    1/15/01   Operations Supervisor                          **

Shipping - Indy               101322          **         11/30/98    1/15/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          11/6/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **         10/16/00    4/18/01   Production Assembler                           **

Shipping - Indy               101322          **          7/24/00    7/24/00   Warehouse Specialist                           **

Shipping - Indy               101322          **          10/3/95     3/6/01   Operations Manager                             **

Shipping - Indy               101322          **          3/16/98    2/23/01   Production Assembler TL                        **

Shipping - Indy               101322          **          8/23/99    1/15/01   Production Assembler                           **

Shipping - Indy               101322          **         10/16/00   10/16/00   Production Assembler                           **

Shipping - Indy               101322          **          4/13/98    2/23/01   Warehouse Specialist TL                        **

Shipping - Indy               101322          **          5/22/00    3/27/01   Cargo Shipping Specialist TL                   **

Shipping - Indy               101322          **         12/20/99    7/22/01   Cargo Shipping Specialist                      **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Shipping - Indy               101322          **         10/11/99    1/15/01   Production Assembler                           **

Shipping - Indy               101322          **          7/24/00    7/24/00   Production Assembler                           **

Shipping - Indy               101322          **          7/31/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **         10/23/00     3/6/01   Operations Supervisor                          **

Shipping - Indy               101322          **          7/24/00    7/24/00   Warehouse Specialist                           **

Shipping - Indy               101322          **         12/13/99    3/13/01   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **          1/10/00    1/10/00   Operations Supervisor                          **

Shipping - Indy               101322          **         11/20/00   12/15/00   Production Assembler                           **

Shipping - Indy               101322          **           4/5/99     8/1/00   Warehouse Specialist                           **

Shipping - Indy               101322          **           3/3/99    2/23/01   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **          4/12/99    2/23/01   Production Assembler                           **

Shipping - Indy               101322          **           9/5/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          7/24/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          7/31/00     3/6/01   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **         10/11/99    2/23/01   Production Assembler                           **

Shipping - Indy               101322          **          12/4/00    2/12/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          12/4/00    12/4/00   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **          6/28/99    2/23/01   Production Assembler TL                        **

Shipping - Indy               101322          **          6/19/95    2/23/01   Warehouse Specialist TL                        **

Shipping - Indy               101322          **           3/3/99     8/1/00   Warehouse Specialist TL                        **

Shipping - Indy               101322          **          10/2/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          5/29/98     3/1/01   Warehouse Specialist                           **

Shipping - Indy               101322          **         11/20/00    1/18/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          7/17/00     8/6/01   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **           2/7/00    5/31/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          1/24/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **         12/18/00    2/12/01   Warehouse Specialist                           **

Shipping - Indy               101322          **         12/13/99     9/3/01   Sr. Operations Manager                         **

Shipping - Indy               101322          **           6/3/96     8/1/00   Warehouse Specialist TL                        **

Shipping - Indy               101322          **           6/5/00     6/5/00   Warehouse Specialist                           **

Shipping - Indy               101322          **         12/20/99    2/23/01   Warehouse Specialist TL                        **

Shipping - Indy               101322          **         10/16/00    2/23/01   Production Assembler                           **

Shipping - Indy               101322          **           6/5/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          9/17/01    9/17/01   Operations Supervisor                          **

Shipping - Indy               101322          **          1/15/96    2/23/01   Cargo Shipping Specialist TL                   **

Shipping - Indy               101322          **          6/15/98    8/20/01   Operations Manager                             **

Shipping - Indy               101322          **          12/4/00    7/23/01   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **         12/18/00   12/18/00   Warehouse Specialist                           **

Shipping - Indy               101322          **         12/18/00     3/6/01   Cargo Shipping Specialist                      **

Shipping - Indy               101322          **           2/3/97     6/8/00   Shipping TL                                    **

Shipping - Indy               101322          **         12/18/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          10/2/00    2/23/01   Warehouse Specialist                           **

Shipping - Indy               101322          **          11/6/00    7/23/01   Cargo Shipping Specialist                      **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Shipping - Indy               101322          **          11/6/00     3/1/01   Cargo Shipping Specialist                      **

Receiving and Putaway - Indy  101323          **           1/8/96   10/16/00   Receiving TL                                   **

Receiving and Putaway - Indy  101323          **          8/23/99    7/10/00   Material Handler                               **

Receiving and Putaway - Indy  101323          **           7/5/00    9/24/01   Receiving Help Desk Supervisor                 **

Receiving and Putaway - Indy  101323          **          12/4/00    7/23/01   Material Handler                               **

Receiving and Putaway - Indy  101323          **          9/17/01    9/17/01   Receiving TL                                   **

Receiving and Putaway - Indy  101323          **           6/9/97    1/31/00   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          2/25/99    9/25/00   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          5/26/98   10/25/99   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          4/12/99     7/9/01   Material Handler                               **

Receiving and Putaway - Indy  101323          **         12/13/99    2/23/01   Inventory Control Specialist                   **

Receiving and Putaway - Indy  101323          **          2/16/98    8/14/00   Operations Manager                             **

Receiving and Putaway - Indy  101323          **          7/31/00    9/17/01   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          6/22/98   10/14/01   Quality Control Team Leader                    **

Receiving and Putaway - Indy  101323          **           5/4/98     6/4/01   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **         12/20/99    7/23/01   Material Handler                               **

Receiving and Putaway - Indy  101323          **          9/17/01    9/17/01   Receiving TL                                   **

Receiving and Putaway - Indy  101323          **          2/16/98    8/28/00   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          10/2/00    10/2/00   Material Handler                               **

Receiving and Putaway - Indy  101323          **          9/24/98    5/15/00   Material Handler                               **

Receiving and Putaway - Indy  101323          **         12/13/99   12/13/99   Material Handler                               **

Receiving and Putaway - Indy  101323          **          12/6/99   10/14/01   Material Handler                               **

Receiving and Putaway - Indy  101323          **           6/1/98    9/11/00   Operations Supervisor                          **

Receiving and Putaway - Indy  101323          **          8/11/97    6/21/99   Material Handler                               **

Receiving and Putaway - Indy  101323          **          10/1/01    10/1/01   Receiving Specialist                           **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Receiving and Putaway - Indy  101323          **           6/7/99    2/23/01   Operations Manager                             **

Receiving and Putaway - Indy  101323          **          11/3/97     1/4/01   Material Handler                               **

Receiving and Putaway - Indy  101323          **          8/31/98    8/20/01   Operations Manager                             **

Receiving and Putaway - Indy  101323          **          3/25/96    8/20/00   Operations Supervisor                          **

Receiving and Putaway - Indy  101323          **         11/29/99   11/29/99   Material Handler                               **

Receiving and Putaway - Indy  101323          **           6/1/99     7/8/01   Material Handler                               **

Receiving and Putaway - Indy  101323          **          7/10/00    7/10/00   Operations Manager                             **

Receiving and Putaway - Indy  101323          **          5/30/00    2/12/01   Material Handler TL                            **

Receiving and Putaway - Indy  101323          **          2/24/97    9/17/01   Receiving TL                                   **

Receiving and Putaway - Indy  101323          **           6/9/97     6/4/01   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          3/10/99    9/18/00   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          12/29/99   9/18/00   Receiving TL                                   **

Receiving and Putaway - Indy  101323          **          7/26/99    1/17/00   Material Handler TL                            **

Receiving and Putaway - Indy  101323          **          4/20/98   10/27/00   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          5/21/01    5/21/01   Material Handler                               **

Receiving and Putaway - Indy  101323          **          10/1/01    10/1/01   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          9/17/01    9/17/01   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **           3/6/00     3/6/00   Material Handler                               **

Receiving and Putaway - Indy  101323          **          10/2/00    7/23/01   Material Handler                               **

Receiving and Putaway - Indy  101323          **          9/10/01    9/10/01   Operations Director                            **

Receiving and Putaway - Indy  101323          **         12/13/99   12/13/99   Material Handler                               **

Receiving and Putaway - Indy  101323          **          10/1/01    10/1/01   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **          10/2/00    7/16/01   Material Handler TL                            **

Receiving and Putaway - Indy  101323          **         11/22/99    7/20/00   Material Handler                               **

Receiving and Putaway - Indy  101323          **          8/18/97    9/10/01   Department Coordinator                         **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Receiving and Putaway - Indy  101323          **          1/10/00    1/31/00   Material Handler                               **

Receiving and Putaway - Indy  101323          **           7/7/97    1/31/00   Material Handler                               **

Receiving and Putaway - Indy  101323          **          4/30/01    4/30/01   Director Operations                            **

Receiving and Putaway - Indy  101323          **          9/19/01    9/19/01   Receiving Specialist                           **

Receiving and Putaway - Indy  101323          **         10/18/99    11/6/00   Operations Supervisor                          **

Receiving and Putaway - Indy  101323          **         12/13/99   12/13/99   Material Handler                               **

Receiving and Putaway - Indy  101323          **          2/24/97    7/24/00   Receiving TL                                   **

Receiving and Putaway - Indy  101323          **         12/27/99    7/25/00   Material Handler                               **

Receiving and Putaway - Indy  101323          **          3/16/99   12/13/99   Material Handler TL                            **

Kitting PCS- Indy             101325          **           8/2/99   10/18/99   Production Assembler                           **

Kitting PCS- Indy             101325          **         12/27/99    9/18/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          2/22/99    8/21/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          7/17/00    7/17/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          12/8/97    6/21/99   Operations Supervisor                          **

Kitting PCS- Indy             101325          **          3/29/99    8/21/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **           8/2/99    9/25/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **         12/27/99     2/7/00   Production Assembler                           **

Kitting PCS- Indy             101325          **         10/27/97    6/25/01   Operations Manager                             **

Kitting PCS- Indy             101325          **         12/15/97    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **           9/5/00     9/5/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          5/26/98    6/21/99   Production Assembler TL                        **

Kitting PCS- Indy             101325          **           3/1/99    6/21/99   Production Assembler                           **

Kitting PCS- Indy             101325          **          11/6/00    11/6/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          2/24/97    6/12/00   Production Assembler TL                        **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Kitting PCS- Indy             101325          **          12/8/97    6/21/99   Production Assembler TL                        **

Kitting PCS- Indy             101325          **         10/16/00   10/16/00   Production Assembler                           **

Kitting PCS- Indy             101325          **           9/5/00     9/5/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          9/13/99    9/13/99   Production Assembler                           **

Kitting PCS- Indy             101325          **         10/16/00   10/16/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          6/15/98    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **          4/26/99     2/7/00   Production Assembler                           **

Kitting PCS- Indy             101325          **           2/1/99     2/7/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          3/29/99    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **           3/3/99    6/21/99   Production Assembler                           **

Kitting PCS- Indy             101325          **         10/18/99    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **         12/15/97    9/25/00   Production Assembler                           **

Kitting PCS- Indy             101325          **           2/1/99     2/7/00   Production Assembler                           **

Kitting PCS- Indy             101325          **           4/5/99     2/7/00   Production Assembler                           **

Kitting PCS- Indy             101325          **         12/18/00     5/7/01   Production Assembler                           **

Kitting PCS- Indy             101325          **           3/1/99    6/21/99   Production Assembler                           **

Kitting PCS- Indy             101325          **         12/20/99     8/7/00   Production Assembler                           **

Kitting PCS- Indy             101325          **         10/23/00   10/23/00   Operations Supervisor                          **

Kitting PCS- Indy             101325          **         12/20/99    11/6/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          3/29/99     7/9/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          2/15/99    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **         12/20/99    2/23/01   Production Assembler TL                        **

Kitting PCS- Indy             101325          **         10/30/00   10/30/00   Production Assembler                           **

Kitting PCS- Indy             101325          **         10/16/00   10/16/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          4/12/99    7/24/00   Production Assembler                           **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Kitting PCS- Indy             101325          **          7/10/00    7/10/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          12/8/97    8/21/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          5/26/98    7/17/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          4/12/99    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **           5/8/00    8/21/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **           4/5/99     2/7/00   Production Assembler                           **

Kitting PCS- Indy             101325          **         10/16/00   10/16/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          8/19/96    6/21/99   Production Assembler                           **

Kitting PCS- Indy             101325          **          8/21/00    8/21/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          6/21/99    7/17/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          10/5/98    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **           4/5/99    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **          5/26/98   10/16/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          7/13/98    9/25/00   Production Assembler                           **

Kitting PCS- Indy             101325          **           9/5/00     9/5/00   Production Assembler                           **

Kitting PCS- Indy             101325          **         12/18/00    5/21/01   Production Assembler                           **

Kitting PCS- Indy             101325          **          5/21/01     9/4/01   Operations Supervisor                          **

Kitting PCS- Indy             101325          **         12/20/99    7/24/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          4/13/98    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **          5/10/99    7/24/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          2/16/98    6/21/99   Production Assembler TL                        **

Kitting PCS- Indy             101325          **         12/27/99     4/2/01   Production Assembler                           **

Kitting PCS- Indy             101325          **          7/27/98    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **          3/29/99    2/23/01   Production Assembler                           **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Kitting PCS- Indy             101325          **         10/16/00   10/16/00   Production Assembler                           **

Kitting PCS- Indy             101325          **         10/25/99    2/23/01   Production Assembler                           **

Kitting PCS- Indy             101325          **          2/25/99    3/13/01   Director of Production                         **

Kitting PCS- Indy             101325          **           9/5/00     9/5/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          2/22/99    6/21/99   Production Assembler                           **

Kitting PCS- Indy             101325          **          11/6/00    11/6/00   Production Assembler                           **

Kitting PCS- Indy             101325          **           6/1/99    6/21/99   Production Assembler                           **

Kitting PCS- Indy             101325          **         10/30/00   10/30/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          4/12/99    9/25/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          3/20/00     4/5/00   Production Assembler                           **

Kitting PCS- Indy             101325          **          4/19/99    6/21/99   Production Assembler                           **

Kitting PCS- Indy             101325          **          9/20/99    8/20/01   Operations Manager                             **

Kitting PCS- Indy             101325          **          8/12/96    6/21/99   Production Assembler TL                        **

Kitting PCS- Indy             101325          **          2/16/98    6/21/99   Production Assembler                           **

Kitting PCS- Indy             101325          **           5/8/00     5/8/00   Production Assembler                           **

Kitting PCS- Indy             101325          **         12/15/97     9/4/01   Operations Supervisor                          **

Kitting PCS- Indy             101325          **         10/20/97    5/30/00   Production Assembler TL                        **

Kitting PCS- Indy             101325          **         10/25/99    2/23/01   Operations Supervisor                          **

Kitting PCS- Indy             101325          **         12/20/99    8/14/00   Production Assembler                           **

Inventory Control - Indy      101327          **          3/29/99    5/13/01   Inventory Control Specialist                   **

Inventory Control - Indy      101327          **          11/6/00    11/6/00   Inventory Control Specialist                   **

Inventory Control - Indy      101327          **           3/6/00    5/13/01   Inventory Control Specialist                   **

Inventory Control - Indy      101327          **          3/29/99    6/21/99   Inventory Control Supervisor                   **

Inventory Control - Indy      101327          **          8/25/97    6/21/99   Inventory Control Supervisor                   **

Inventory Control - Indy      101327          **           9/5/00    5/13/01   Inventory Control Specialist                   **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Inventory Control - Indy      101327          **          12/4/00    12/4/00   Inventory Control Specialist                   **

Inventory Control - Indy      101327          **          2/21/00     5/1/00   Inventory Control TL                           **

Inventory Control - Indy      101327          **          3/26/99    6/21/99   Staff Accountant                               **

Shipping                      101342          **          8/12/96    6/26/00   Operations Supervisor                          **

Shipping                      101342          **          6/29/98   10/30/00   Receiving TL                                   **

Shipping                      101342          **         11/15/99    6/26/00   Receiving Specialist                           **

Shipping                      101342          **          8/18/97    4/16/01   Receiving Specialist                           **

Shipping                      101342          **          1/17/00    9/18/00   Receiving Specialist                           **

Shipping                      101342          **          4/20/98    6/26/00   Receiving Specialist                           **

Quality Control               101343          **          3/22/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **           6/1/98    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **         10/27/97    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **         11/15/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **          8/19/96    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **         12/13/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **         12/15/97    10/8/01   Quality Control Team Leader                    **

Quality Control               101343          **          8/19/96    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **           6/1/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **          2/10/97    10/8/01   Quaity Control Inspector                       **

Quality Control               101343          **           4/5/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **           4/5/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **         10/25/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **          1/10/00    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **          7/15/96    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **           3/1/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **          6/21/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **          8/16/99    10/8/01   Quality Control Inspector                      **

Quality Control               101343          **         11/15/99    9/18/00   Quality Control Inspector                      **

Returns Qualifiers-Indy
Return                        101353          **         10/26/98    9/25/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **           8/6/98    5/22/01   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **         12/15/97    8/17/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **           8/3/98    1/17/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          4/20/98    8/28/00   Returns Qualifier                              **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Returns Qualifiers-Indy
Return                        101353          **          1/24/00    1/24/00   Operations Supervisor                          **

Returns Qualifiers-Indy
Return                        101353          **           6/1/98    8/28/00   Operations Supervisor                          **

Returns Qualifiers-Indy
Return                        101353          **          8/17/98    8/28/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **           7/6/99    7/12/99   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          8/19/96    6/21/99   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **           6/1/99    6/21/99   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          5/17/99    9/19/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **           6/1/99   10/19/00   Returns Qualifier TL                           **

Returns Qualifiers-Indy
Return                        101353          **         12/15/97    9/25/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          7/27/98    8/28/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          11/3/97     6/1/01   Receiving Specialist                           **

Returns Qualifiers-Indy
Return                        101353          **          4/28/97    8/28/00   Returns Qualifier TL                           **

Returns Qualifiers-Indy
Return                        101353          **          4/13/98     9/1/00   Operations Development Analyst                 **

Returns Qualifiers-Indy
Return                        101353          **          5/22/00    5/22/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          5/22/00    8/28/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **         10/11/99    9/25/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          3/13/00    10/2/00   Returns Qualifier                              **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Returns Qualifiers-Indy
Return                        101353          **         12/15/97    9/18/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          6/16/97    1/27/01   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **           4/5/99    8/28/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **         11/15/99    9/25/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          5/20/96    8/28/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          12/6/99    6/19/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **         12/15/97    10/2/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          3/22/99    6/21/99   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **           3/8/99    1/22/01   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          5/10/99    8/28/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          4/13/98    3/20/00   Returns Qualifier TL                           **

Returns Qualifiers-Indy
Return                        101353          **         12/15/97     4/2/01   Returns Qualifier TL                           **

Returns Qualifiers-Indy
Return                        101353          **          5/22/00    5/22/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          12/6/99    9/25/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          5/17/99    10/2/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          8/19/96    6/21/99   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **         10/18/99     3/5/01   MateriaL Handler                               **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Returns Qualifiers-Indy
Return                        101353          **          6/21/99    1/17/00   Returns Qualifier                              **

Returns Qualifiers-Indy
Return                        101353          **          2/22/99     1/2/01   Returns Qualifier                              **

Quality Control Indy Returns  101355          **          4/20/98    9/18/00   Operations Supervisor                          **

Quality Control Indy Returns  101355          **          12/2/96     9/4/01   Quality Control Manager                        **

Tech Support                  101392          **          2/10/97    3/26/01   Operations Supervisor                          **

Tech Support                  101392          **           6/1/98    1/17/00   Testing Technician                             **

Tech Support                  101392          **           1/4/00    10/2/00   Testing Technician                             **

Tech Support                  101392          **          3/22/99    1/17/00   Testing Technician                             **

Tech Support                  101392          **           8/2/99    9/25/00   Testing Technician                             **

Administration                101400          **          3/15/00    9/13/01   Executive Assistant                            **

Administration                101400          **          8/10/98     6/1/01   EVP CFO                                        **

Administration                101400          **          12/4/00    9/13/01   Executive Assistant                            **

Administration                101400          **          1/20/93     3/2/00   EVP Sales & Marketing                          **

Administration                101400          **           6/4/01     6/4/01   EVP CIO                                        **

Administration                101400          **         12/20/99     5/2/01   Executive Assistant                            **

Administration                101400          **          1/24/00     1/1/01   EVP Human Resources                            **

Administration                101400          **           9/1/98     6/1/01   EVP COO                                        **

Administration                101400          **         10/23/00   10/23/00   Executive Assistant                            **

Finance and Accounting        101401          **          4/19/99     9/1/99   Staff Accountant                               **

Finance and Accounting        101401          **          7/17/00     1/1/01   Senior Accounts Payable Specialist             **

Finance and Accounting        101401          **           5/1/00     1/1/01   Accounting Manager                             **

Finance and Accounting        101401          **           5/8/01     5/8/01   Accounting Manager                             **

Finance and Accounting        101401          **          9/21/98    4/11/01   Director of Financial Reporting                **

Finance and Accounting        101401          **          9/10/01    9/10/01   VP, Controller                                 **

Finance and Accounting        101401          **         10/22/01   10/22/01   Financial Analyst                              **

Finance and Accounting        101401          **         11/18/96    4/10/01   Financial Analyst                              **

Finance and Accounting        101401          **          12/4/00    12/4/00   Accountant                                     **

Finance and Accounting        101401          **          7/10/00     1/1/01   Customer Reporting Specialist                  **

Finance and Accounting        101401          **          6/14/00    7/12/01   Budgeting and Forecasting Manager              **

Finance and Accounting        101401          **           7/6/99     1/1/01   Senior Accounts Payable Specialist             **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Finance and Accounting        101401          **          7/10/00    7/10/00   Manager of Customer Reporting                  **

Finance and Accounting        101401          **          9/10/01    9/10/01   Inventory Analyst                              **

Finance and Accounting        101401          **          4/21/97    8/28/00   Customer Reporting Specialist                  **

Finance and Accounting        101401          **          1/10/00    4/24/01   Financial Analyst                              **

Finance and Accounting        101401          **          11/6/00    6/18/01   Accounts Payable Specialist                    **

Finance and Accounting        101401          **          10/4/99    10/5/99   Business Manager                               **

Finance and Accounting        101401          **           6/5/00     1/1/01   Disbursement Manager                           **

Finance and Accounting        101401          **           6/7/99    9/13/01   Financial Analyst Supervisor                   **

Finance and Accounting        101401          **          11/8/99    4/30/01   Admin Assistant Customer Reporting             **

Finance and Accounting        101401          **          4/26/99    2/21/00   Financial Analyst                              **

Finance and Accounting        101401          **         10/17/01   10/17/01   Financial Analyst                              **

Finance and Accounting        101401          **           6/8/98    9/17/01   Staff Accountant                               **

Finance and Accounting        101401          **          5/17/99     5/1/01   Financial Analyst                              **

Finance and Accounting        101401          **         11/26/00     5/1/01   Financial Analyst                              **

Finance and Accounting        101401          **          10/8/01    10/8/01   Accountant                                     **

Human Resources               101402          **          1/12/00     7/3/00   Corporate Recruiter Manager                    **

Human Resources               101402          **           2/9/00     2/9/00   Executive Assistant                            **

Human Resources               101402          **           8/7/00     8/7/00   Corporate Recruiting Specialist                **

Human Resources               101402          **          2/21/00    2/21/00   Payroll & Benefits Manager                     **

Human Resources               101402          **          1/10/00    8/20/01   Senior Payroll/Benefits Coordinator            **

Human Resources               101402          **         10/14/96    11/1/99   Administrative Assistant, HR                   **

Human Resources               101402          **           5/8/00     5/8/00   HRIS Specialist                                **

Human Resources               101402          **         12/15/97     2/5/01   Employee Relations Manager                     **

Credit                        101403          **          4/13/98   11/22/99   Credit Specialist                              **

Credit                        101403          **          8/23/99     1/1/01   Collection Specialist                          **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Credit                        101403          **          5/24/99     1/1/01   Senior Collection Specialist                   **

Credit                        101403          **           3/2/98     1/1/01   Accounts Receivable Manager                    **

Credit                        101403          **          8/27/01    8/27/01   Cash Application Specialist                    **

Credit                        101403          **           1/1/90     1/1/01   Cash Receipts Manager                          **

Credit                        101403          **           4/5/99     1/1/01   Cash Application Specialist                    **

Credit                        101403          **          5/27/97     5/1/00   Sr. Credit Specialist                          **

Credit                        101403          **          1/12/95    2/14/01   Sr. Cash Application Specialist                **

Credit                        101403          **         10/17/00     6/1/01   Sr. Cash Application Specialist                **

Credit                        101403          **          6/19/00     7/9/01   Senior Collection Specialist                   **

Credit                        101403          **         11/15/99     1/1/01   Cash Application Supervisor                    **

Credit                        101403          **          10/9/00    10/9/00   Credit Supervisor                              **

Credit                        101403          **          1/20/97    6/14/99   Credit Specialist                              **

Credit                        101403          **          1/17/00     1/1/01   Collection Specialist                          **

Credit                        101403          **           6/4/01     6/4/01   Collection Specialist                          **

Credit                        101403          **         12/20/99     1/1/01   Account Reconciliation Specialist              **

Credit                        101403          **          7/17/00    7/17/00   Credit Specialist                              **

Credit                        101403          **           9/5/00     1/1/01   File Clerk                                     **

Credit                        101403          **         12/19/94     1/1/01   Sr. Cash Application Specialist                **

Credit                        101403          **         10/11/99   10/11/99   Director of Credit and Collections             **

Credit                        101403          **           9/4/01     9/4/01   Retail Supervisor                              **

Credit                        101403          **          9/25/00    9/13/01   Senior Collection Specialist                   **

Credit                        101403          **          12/6/99     1/1/01   Senior Collection Specialist                   **

Freight - Finance             101408          **         10/19/98   11/28/00   Logistics Manager                              **

Freight - Finance             101408          **          3/13/00    3/13/00   Freight Specialist                             **

Freight - Finance             101408          **          3/19/01    3/19/01   Freight Specialist                             **

Nextel Credit                 101417          **          1/17/00    1/17/00   Collection Specialist                          **

Nextel Credit                 101417          **          1/29/01    1/29/01   Collection Specialist                          **

Nextel Credit                 101417          **           6/5/00     6/5/00   Collection Specialist                          **

Nextel Credit                 101417          **          3/12/01    3/12/01   Account Reconciliation Specialist              **

Nextel Credit                 101417          **         12/20/99   12/20/99   Credit Hold Specialist                         **

Nextel Credit                 101417          **          6/19/00     4/4/01   Cash Application Specialist                    **

Nextel Credit                 101417          **         12/13/99    6/26/00   Account Reconciliation Specialist              **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Nextel Credit                 101417          **         10/23/00   10/23/00   Collection Specialist                          **

Nextel Credit                 101417          **          7/10/00    7/10/00   Collection Specialist                          **

Brightpoint University        101422          **         10/18/99   10/30/00   Brightpoint University Director                **

Brightpoint University        101422          **          4/19/99     4/1/01   Human Resources Manager                        **

Brightpoint University        101422          **         10/23/00   10/23/00   Warehouse Trainers                             **

Brightpoint University        101422          **          11/8/99     1/1/00   Training Coordinator                           **

Brightpoint University        101422          **          4/10/00    4/10/00   Brightpoint University Trainer                 **

BSS Finance                   101423          **          2/26/01    2/26/01   Collection Specialist                          **

BSS Finance                   101423          **          2/12/01     7/9/01   BSS Collection Supervisor                      **

BSS Finance                   101423          **          1/13/97     5/3/01   Director National Accounts                     **

JD Edwards                    101424          **          8/17/98    12/1/00   Lead Analyst                                   **

JD Edwards                    101424          **           8/7/00    12/1/00   Programmer/Analyst                             **

JD Edwards                    101424          **           1/4/00   10/15/01   Staff Accountant                               **

JD Edwards                    101424          **         10/16/00    12/1/00   Programmer/Analyst                             **

JD Edwards                    101424          **           8/9/99     6/4/01   Vice President, IT                             **

JD Edwards                    101424          **          8/17/98    1/30/01   Operations Supervisor                          **

JD Edwards                    101424          **          7/11/99    12/1/00   Director Of Applications                       **

JD Edwards                    101424          **         10/18/99    3/15/01   Resource Planning Analyst                      **

JD Edwards                    101424          **          4/30/01    9/13/01   Programmer/Analyst                             **

JD Edwards                    101424          **          6/15/98    12/1/00   Lead Analyst                                   **

JD Edwards                    101424          **          2/15/99    12/1/00   Programmer/Analyst                             **

JD Edwards                    101424          **          7/26/99    12/1/00   Programmer/Analyst                             **

JD Edwards                    101424          **           2/7/00    12/1/00   Business Analyst                               **

JD Edwards                    101424          **           3/2/98     9/2/01   Sr. Operations Manager                         **

JD Edwards                    101424          **          9/25/00    12/1/00   Project Leader                                 **

JD Edwards                    101424          **           2/7/00    12/1/00   Director- Applications,Finance,HR              **

JD Edwards                    101424          **           8/9/99     9/2/01   Sr. Operations Manager                         **

JD Edwards                    101424          **          4/28/97     5/7/01   Operations Supervisor                          **

JD Edwards                    101424          **         10/25/99    12/1/00   Systems Programmer Analyst                     **

JD Edwards                    101424          **         10/27/98     3/5/01   Accounting Manager                             **

Information Technology        101501          **           4/3/00    10/6/00   EDI Specialist                                 **

Information Technology        101501          **          9/15/97    7/26/99   Systems & Database Manager                     **

Information Technology        101501          **          11/4/98    2/22/00   Director Of Applications                       **

Information Technology        101501          **           9/7/99    7/24/00   EDI Coordinator/Supervisor                     **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Information Technology        101501          **          2/19/01    2/19/01   System Support Specialist                      **

Information Technology        101501          **          7/13/98    9/15/99   Programmer/Analyst                             **

Information Technology        101501          **          3/30/01    3/30/01   Systems Administrator                          **

Information Technology        101501          **          5/10/99    6/12/00   Network Technician                             **

Information Technology        101501          **          10/9/00    10/9/00   Lead Web Architect                             **

Information Technology        101501          **           3/5/01     3/5/01   Programmer/Analyst                             **

Information Technology        101501          **          2/24/97    6/21/99   Network Support Coordinator                    **

Information Technology        101501          **          3/26/01    3/26/01   Microsystems Specialist                        **

Information Technology        101501          **          4/20/98   10/22/00   Lead Analyst                                   **

Information Technology        101501          **          5/22/00    5/22/00   Help Desk Manager                              **

Information Technology        101501          **         10/21/96   10/18/99   Manager, Network Operations                    **

Information Technology        101501          **          9/16/96     8/6/01   ERP Administrator                              **

Information Technology        101501          **           9/3/96    11/1/99   Microsystems Specialist                        **

Information Technology        101501          **           1/2/01     1/2/01   Telecommunication Engineer                     **

Information Technology        101501          **           3/9/98   12/13/99   Jr. Systems Admin-NT/Novell                    **

Information Technology        101501          **          5/15/01    5/15/01   Web Architect                                  **

Information Technology        101501          **          5/26/98    10/4/99   Database Administrator                         **

Information Technology        101501          **          8/17/98    8/17/98   Programmer/Analyst                             **

Information Technology        101501          **          7/24/00    7/24/00   Microsystems Specialist                        **

Information Technology        101501          **          5/30/00     5/8/01   Web Architect                                  **

Information Technology        101501          **           3/6/00     4/1/01   Project Manager                                **

Information Technology        101501          **          8/18/97    6/21/99   Network Engineer                               **

Information Technology        101501          **           3/6/00     3/6/00   Systems Administrator NT                       **

Information Technology        101501          **         10/23/00   10/23/00   Microsystems Specialist                        **

                               DEPT.                                POSITION
DEPARTMENT                     CODE       FULL NAME      HIRE DATE    DATE       TITLE                                    REPORTS TO
----------                    ------      ---------      ---------  --------     -----                                    ----------
Information Technology        101501          **          5/20/96     7/6/99   Director- Technical Infrastructure             **

Information Technology        101501          **          5/20/96     9/3/01   Microsystems Specialist                        **

Information Technology        101501          **          7/20/98   11/27/00   ERP Administrator                              **

Information Technology        101501          **           4/3/00     4/3/00   Project Leader                                 **

Information Technology        101501          **           5/5/97   12/13/99   Systems Administrator NT                       **

Information Technology        101501          **          1/15/01     5/8/01   Web Architect                                  **

Information Technology        101501          **          4/30/01    4/30/01   Systems Administrator                          **

Information Technology        101501          **          9/27/99   12/27/99   Sr. Microsystems Specialist                    **

Resource Planning             101703          **          11/8/99    2/12/01   Resource Planning Analyst                      **

Resource Planning             101703          **          9/24/98     7/9/01   Production Coordinator                         **

Resource Planning             101703          **           5/1/00     5/1/00   Resource Planning Analyst                      **

Resource Planning             101703          **          11/8/99   10/30/00   Resource Planning, Manager                     **

Resource Planning             101703          **          9/27/99   12/27/99   Resource Planning Analyst                      **

Resource Planning             101703          **          8/20/01    8/20/01   Resource Planning Analyst                      **

Resource Planning             101703          **          3/16/98     2/9/01   Resource Planning Analyst                      **

Last Updated on 10/25/2001
By **


                         BRIGHTPOINT RENO EMPLOYEE LIST

As of October 8, 2001

                                                                        POSITION
DEPARTMENT NAME               DEPARTMENT         NAME       HIRE DATE     DATE        TITLE                             REPORTS TO
----------                    ----------         ----       ---------   --------      -----                             ----------
Facility Costs - Reno           108360            **          2/10/97     3/1/01    Director, General Manager                **

Facility Costs - Reno           108360            **         10/16/00    9/16/01    Human Resources Manager                  **

Facility Costs - Reno           108360            **           1/8/01     3/1/01    Receptionist                             **

Shipping - Reno                 108362            **          3/17/97     2/5/01    Operations Supervisor                    **

Shipping - Reno                 108362            **          9/17/01    9/17/01    Material Handler                         **

Shipping - Reno                 108362            **         11/20/00    3/19/01    Warehouse Specialist                     **

                                                                        POSITION
DEPARTMENT NAME               DEPARTMENT         NAME       HIRE DATE     DATE        TITLE                             REPORTS TO
----------                    ----------         ----       ---------   --------      -----                             ----------
Shipping - Reno                 108362            **          9/25/00    9/25/00    Warehouse Specialist                     **

Shipping - Reno                 108362            **          9/24/01    9/24/01    Warehouse Specialist                     **

Shipping - Reno                 108362            **         10/23/00   10/23/00    Cargo Shipping Specialist                **

Shipping - Reno                 108362            **          12/4/97     3/5/01    Cargo Shipping Specialist TL             **

Shipping - Reno                 108362            **          9/25/00     7/9/01    Material Handler TL                      **

Receiving and Putaway -
Reno                            108363            **          3/14/97     2/5/01    Operations Supervisor                    **

Receiving and Putaway -
Reno                            108363            **          6/19/00     9/4/00    Receiving Specialist                     **

Receiving and Putaway -
Reno                            108363            **          6/19/00    7/30/01    Material Handler                         **

Receiving and Putaway -
Reno                            108363            **           2/3/99    9/20/99    Receiving Specialist                     **

Receiving and Putaway -
Reno                            108363            **          5/26/98     2/7/00    Receiving TL                             **

Receiving and Putaway -
Reno                            108363            **          6/19/00    6/19/00    Receiving Specialist                     **

Pick and Pack - Reno            108364            **          9/17/01    9/17/01    Warehouse Specialist                     **

Pick and Pack - Reno            108364            **          9/17/01    9/17/01    Warehouse Specialist                     **

Returns - Reno                  108366            **          9/17/01    9/17/01    Returns Qualifier                        **

Returns - Reno                  108366            **         10/18/99     2/5/01    Operations Supervisor                    **

Returns - Reno                  108366            **          11/6/00    11/6/00    Returns Qualifier                        **

Returns - Reno                  108366            **          10/2/00    2/19/01    Returns Qualifier                        **

Returns - Reno                  108366            **         11/20/00   11/20/00    Returns Qualifier                        **

Returns - Reno                  108366            **         11/20/00   11/20/00    Returns Qualifier                        **

Returns - Reno                  108366            **           4/9/01     4/9/01    Returns Qualifier                        **

Returns - Reno                  108366            **          2/22/99     2/8/01    Material Handler TL                      **

Returns - Reno                  108366            **          2/19/01    2/19/01    Returns Qualifier                        **

Inventory Control - Reno        108367            **         11/20/00    5/27/01    Material Handler                         **

Inventory Control - Reno        108367            **           1/8/01    5/27/01    Material Handler                         **

Inventory Control - Reno        108367            **           2/8/99    6/18/01    Inventory Control TL                     **

Inventory Control - Reno        108367            **          4/24/00    6/18/01    Returns Qualifier                        **

Inventory Control - Reno        108367            **           5/1/00     8/6/01    Material Handler                         **

                                                                        POSITION
DEPARTMENT NAME               DEPARTMENT         NAME       HIRE DATE     DATE        TITLE                             REPORTS TO
----------                    ----------         ----       ---------   --------      -----                             ----------
Quality Control - Reno          108368            **           6/5/00     8/7/00    Quality Control Inspector                **

Quality Control - Reno          108368            **          1/26/98    8/21/00    Quality Control Team Leader              **

Quality Control - Reno          108368            **           1/8/01     1/8/01    Quality Control Inspector                **

Cellular - Reno                 108369            **           4/9/01     4/9/01    Warehouse Specialist                     **

Cellular - Reno                 108369            **           9/9/98    6/18/01    Returns Qualifier TL                     **

Cellular - Reno                 108369            **           2/4/99    6/18/01    Material Handler                         **

Cellular - Reno                 108369            **          11/8/99     2/8/01    Inventory Control Specialist             **

Cellular - Reno                 108369            **         10/23/00   10/23/00    Warehouse Specialist                     **

Cellular - Reno                 108369            **         10/23/00   10/23/00    Warehouse Specialist                     **

Cellular - Reno                 108369            **          1/24/00    7/24/00    Material Handler                         **

Warehouse - Reno                108394            **          8/27/01    8/27/01    Warehouse Specialist                     **

Warehouse - Reno                108394            **          8/28/00    8/28/00    Warehouse Specialist                     **

Warehouse - Reno                108394            **         11/20/00   11/20/00    Warehouse Specialist                     **

Warehouse - Reno                108394            **         11/20/00    3/19/01    Returns Qualifier                        **

Warehouse - Reno                108394            **          10/2/00    2/19/01    Material Handler                         **

Warehouse - Reno                108394            **          5/24/99    7/10/00    Cargo Shipping Specialist TL             **

Warehouse - Reno                108394            **           4/9/01     4/9/01    Warehouse Specialist                     **

Warehouse - Reno                108394            **          2/15/99     9/4/00    Material Handler TL                      **

Warehouse - Reno                108394            **          7/24/00    7/30/01    Returns Qualifier                        **

Warehouse - Reno                108394            **           4/9/01     4/9/01    Warehouse Specialist                     **

Warehouse - Reno                108394            **          6/11/01    6/11/01    Material Handler                         **

Warehouse - Reno                108394            **          7/24/00    6/18/01    Material Handler                         **

Warehouse - Reno                108394            **          4/19/00   11/20/00    Material Handler                         **

Warehouse - Reno                108394            **          8/21/00    8/21/00    Warehouse Specialist                     **

Warehouse - Reno                108394            **          8/27/01    8/27/01    Warehouse Specialist                     **

Warehouse - Reno                108394            **           5/1/00    6/11/01    Quality Control Inspector                **

                                                                        POSITION
DEPARTMENT NAME               DEPARTMENT         NAME       HIRE DATE     DATE        TITLE                             REPORTS TO
----------                    ----------         ----       ---------   --------      -----                             ----------
Warehouse - Reno                108394            **         11/22/99    6/18/01    Warehouse Specialist TL                  **

Warehouse - Reno                108394            **           1/8/01    6/18/01    Material Handler                         **

Warehouse - Reno                108394            **           1/8/01     1/8/01    Warehouse Specialist                     **

Warehouse - Reno                108394            **          7/24/00    2/26/01    Warehouse Specialist                     **

Warehouse - Reno                108394            **          7/24/00    8/18/00    Warehouse Specialist                     **

Warehouse - Reno                108394            **          1/24/00     9/4/00    Warehouse Specialist                     **

Information Technology          101501            **          8/27/95     4/2/01    Sr. Microsystems Specialist              **

Last Updated on 10/8/2001
By **

                             WIRELESS EMPLOYEE LIST

As of October 8, 2001

                                                                      POSITION
DEPARTMENT NAME           DEPARTMENT          NAME       HIRE DATE      DATE        TITLE                                REPORTS TO
---------------           ----------          ----       ---------    --------      -----                                ----------
Agent Sales                 519101             **          3/21/99      6/1/00   Account Coordinator                         **

Marketing                   519104             **          3/11/96     8/13/01   Database Administrator                      **

Marketing                   519104             **           8/2/00      8/2/00   Marketing Coordinator                       **

Marketing                   519104             **          8/21/00     4/18/01   Database Coordinator                        **

Customer Service            519801             **           4/6/98     4/12/00   TSR Team Leader                             **

Customer Service            519801             **          5/30/00      5/4/01   Customer Service Representative             **

Customer Service            519801             **          4/30/01      9/3/01   B-B TSR                                     **

Customer Service            519801             **          5/30/00     5/30/00   TSR                                         **

Customer Service            519801             **          3/28/01     3/28/01   TSR                                         **

Customer Service            519801             **          7/23/01     7/23/01   TSR                                         **

Customer Service            519801             **         10/18/99     8/21/00   TSR Team Leader                             **

Customer Service            519801             **           1/1/98     9/24/01   Team Leader Support Services                **

Customer Service            519801             **          1/29/01     1/29/01   Call Center Supervisor                      **

                                                                      POSITION
DEPARTMENT NAME           DEPARTMENT          NAME       HIRE DATE      DATE        TITLE                                REPORTS TO
---------------           ----------          ----       ---------    --------      -----                                ----------
Customer Service            519801             **         10/17/99     4/12/00   TSR                                         **

Customer Service            519801             **          3/15/01     10/1/01   SPOC/GSA Representative                     **

Customer Service            519801             **         11/27/00      5/9/01   Customer Service Representative             **

Customer Service            519801             **          5/18/01     5/18/01   TSR                                         **

Customer Service            519801             **          3/28/01     3/28/01   TSR                                         **

Customer Service            519801             **          3/28/01     10/1/01   Customer Service Representative             **

Customer Service            519801             **           7/8/01      7/8/01   TSR                                         **

Customer Service            519801             **          4/24/01      9/2/01   Customer Service Representative             **

Customer Service            519801             **           3/4/01      3/4/01   TSR                                         **

Customer Service            519801             **         11/14/99     8/21/00   TSR Team Leader                             **

Customer Service            519801             **           5/5/97      8/1/00   Customer Service Representative             **

Customer Service            519801             **           9/7/98     4/12/00   TSR                                         **

Customer Service            519801             **           2/6/00      7/9/01   TSR Team Leader                             **

Customer Service            519801             **         12/21/98      2/1/01   Business to Business Representative         **

Customer Service            519801             **          7/16/01     10/1/01   Customer Service Representative             **

Customer Service            519801             **          3/21/99     6/11/01   TSR Team Leader                             **

Customer Service            519801             **          3/28/01     3/28/01   TSR                                         **

Customer Service            519801             **          6/12/00     8/29/01   E-Commerce Support Representative           **

Customer Service            519801             **           9/7/98     7/23/01   Customer Service Representative             **

Customer Service            519801             **           4/9/01      4/9/01   TSR                                         **

Customer Service            519801             **           1/7/01     8/29/01   E-Commerce Support Representative           **

Customer Service            519801             **           5/7/01      5/7/01   TSR                                         **

Customer Service            519801             **           5/7/01      5/7/01   TSR                                         **

                                                                      POSITION
DEPARTMENT NAME           DEPARTMENT          NAME       HIRE DATE      DATE        TITLE                                REPORTS TO
---------------           ----------          ----       ---------    --------      -----                                ----------
Customer Service            519801             **          4/19/01     10/1/01   B-B TSR                                     **

Customer Service            519801             **          3/21/99      9/3/01   B-B TSR                                     **

Customer Service            519801             **           5/7/01      5/7/01   TSR                                         **

Customer Service            519801             **          3/20/01     3/20/01   Business to Business Representative         **

Customer Service            519801             **         11/27/00    11/27/00   TSR                                         **

Customer Service            519801             **         12/24/00    12/24/00   TSR                                         **

Customer Service            519801             **           5/7/01      5/7/01   TSR                                         **

Customer Service            519801             **          1/28/01     5/21/01   Business to Business TL                     **

Customer Service            519801             **          4/24/01     4/24/01   TSR                                         **

Customer Service            519801             **          4/19/01     9/17/01   TSR Team Leader                             **

Customer Service            519801             **         12/11/00     7/18/01   Customer Service Representative             **

Customer Service            519801             **         10/18/99      2/1/01   Business to Business Representative         **

Customer Service            519801             **          4/17/00     4/17/00   TSR                                         **

Customer Service            519801             **         12/24/00      9/3/01   B-B TSR                                     **

Customer Service            519801             **          8/27/01     8/27/01   Call Center Operating Manager               **

Customer Service            519801             **         11/14/99     6/10/01   Support Services Supervisor                 **

Customer Service            519801             **          7/18/01     7/18/01   TSR                                         **

Customer Service            519801             **           7/8/01      7/8/01   TSR                                         **

Customer Service            519801             **           5/8/00     9/17/01   TSR Team Leader                             **

Customer Service            519801             **         11/14/99      7/9/01   Trainer                                     **

Customer Service            519801             **         11/30/98     4/12/00   TSR                                         **

Customer Service            519801             **          4/24/01     10/1/01   Customer Service Representative             **

Customer Service            519801             **          4/30/01     4/30/01   TSR                                         **

Customer Service            519801             **           5/9/01      9/3/01   B-B TSR                                     **

                                                                      POSITION
DEPARTMENT NAME           DEPARTMENT          NAME       HIRE DATE      DATE        TITLE                                REPORTS TO
---------------           ----------          ----       ---------    --------      -----                                ----------
Customer Service            519801             **           9/7/98     5/15/00   Team Leader                                 **

Customer Service            519801             **          4/17/00     8/20/01   Support Services Specialist                 **

Customer Service            519801             **          5/18/01     10/1/01   Customer Service Representative             **

Customer Service            519801             **          4/24/01     4/24/01   TSR                                         **

Customer Service            519801             **          4/24/01     6/11/01   Customer Service Representative             **

Customer Service            519801             **          4/24/01      7/9/01   Customer Service Representative             **

Customer Service            519801             **          9/24/01     9/24/01   Team Leader                                 **

Customer Service            519801             **          7/23/01     7/23/01   TSR                                         **

Customer Service            519801             **          3/29/99      7/9/01   TSR                                         **

Customer Service            519801             **           4/4/99     10/1/01   SPOC                                        **

Customer Service            519801             **           2/5/01      2/5/01   TSR                                         **

Customer Service            519801             **          9/24/01     9/24/01   TSR                                         **

Customer Service            519801             **          1/29/01     1/29/01   TSR                                         **

Customer Service            519801             **           4/3/01      4/3/01   TSR                                         **

Customer Service            519801             **         12/21/98     4/12/00   TSR                                         **

Customer Service            519801             **         11/14/99     10/1/01   SPOC                                        **

Customer Service            519801             **          4/24/01     4/24/01   TSR                                         **

Customer Service            519801             **           7/8/01     7/23/01   Customer Service Representative             **

Customer Service            519801             **          5/16/99      9/3/01   B-B TSR                                     **

Customer Service            519801             **         10/14/96      5/8/00   TSR Team Leader                             **

Customer Service            519801             **           7/8/01      7/8/01   TSR                                         **

Customer Service            519801             **           5/7/01      5/7/01   TSR                                         **

Customer Service            519801             **          5/30/00     8/21/00   TSR Team Leader                             **

Customer Service            519801             **          4/30/01     4/30/01   TSR                                         **

                                                                      POSITION
DEPARTMENT NAME           DEPARTMENT          NAME       HIRE DATE      DATE        TITLE                                REPORTS TO
---------------           ----------          ----       ---------    --------      -----                                ----------
Customer Service            519801             **           7/9/01      7/9/01   TSR                                         **

Customer Service            519801             **          4/19/01     7/23/01   Customer Service Representative             **

Customer Service            519801             **           5/7/01     7/23/01   Customer Service Representative             **

Customer Service            519801             **          4/30/01     4/30/01   TSR                                         **

Customer Service            519801             **          6/12/00      9/3/01   B-B TSR                                     **

Customer Service            519801             **         12/24/00    12/24/00   TSR                                         **

Customer Service            519801             **         11/27/00      5/9/01   Customer Service Representative             **

Customer Service            519801             **          2/19/01     2/19/01   Business to Business Representative         **

Customer Service            519801             **         12/24/00    12/24/00   TSR                                         **

Customer Service            519801             **          9/20/99      8/2/00   Call Center Supervisor                      **

Customer Service            519801             **          9/12/01     9/12/01   Call Center Supervisor                      **

Customer Service            519801             **         10/16/96     5/14/01   Call Center Assistant Manager               **

Customer Service            519801             **           3/9/98     9/24/01   TSR                                         **

Customer Service            519801             **          3/28/01     3/28/01   TSR                                         **

Customer Service            519801             **          3/10/97      5/4/98   B-B TSR                                     **

Customer Service            519801             **          9/21/98      9/3/01   B-B TSR                                     **

Customer Service            519801             **          7/16/01     10/1/01   Business to Business representative         **

Customer Service            519801             **           5/7/01      5/7/01   TSR                                         **

Customer Service            519801             **          9/17/01     9/17/01   TSR                                         **

Customer Service            519801             **          3/14/01      9/3/01   B-B TSR                                     **

Customer Service            519801             **         12/15/98     8/30/99   Customer Service Representative             **

Customer Service            519801             **         11/14/99     8/29/01   E-Commerce Support Representative           **

Customer Service            519801             **          5/16/99     10/1/01   SPOC/GSA Representative                     **

                                                                      POSITION
DEPARTMENT NAME           DEPARTMENT          NAME       HIRE DATE      DATE        TITLE                                REPORTS TO
---------------           ----------          ----       ---------    --------      -----                                ----------
Customer Service            519801             **          5/18/01     5/18/01   Customer Service Representative             **

Customer Service            519801             **          7/16/01     7/16/01   TSR                                         **

Customer Service            519801             **          7/16/01     7/16/01   TSR                                         **

Customer Service            519801             **          3/28/01      9/3/01   B-B TSR                                     **

Customer Service            519801             **           6/5/00      6/5/00   TSR                                         **

Customer Service            519801             **         10/17/99    10/17/99   TSR                                         **

Customer Service            519801             **           5/9/01      5/9/01   TSR                                         **

Customer Service            519801             **         12/24/00      7/9/01   Customer Service Representative             **

Customer Service            519801             **         12/21/98     8/30/99   Customer Service Representative             **

Customer Service            519801             **           8/7/00      5/4/01   Customer Service Representative             **

Customer Service            519801             **          8/13/01     8/13/01   Call Center Team Leader                     **

Fulfillment                 519394             **          5/15/00      7/8/01   Project Coordinator                         **

Fulfillment                 519394             **         10/16/95     8/17/98   Supervisor Business to Business             **

Facilities                  519306             **           9/7/98     9/29/00   Facilities Assistant                        **

Facilities                  519306             **          9/29/97     9/29/00   Facilities Coordinator                      **

Administration              519400             **           7/9/01     8/29/01   E-Commerce Support Representative           **

Administration              519400             **         11/13/00      4/1/01   Support Services                            **

Administration              519400             **         11/27/00     8/29/01   E-Commerce Support Representative           **

Administration              519400             **          6/14/99    11/20/00   Project Manager                             **

Administration              519400             **          5/30/01     5/30/01   Support Services Rep                        **

Administration              519400             **          5/15/01     6/18/01   Project Manager                             **

Administration              519400             **          9/11/95      4/1/01   General Manager, BSS                        **

Administration              519400             **         12/11/00     8/29/01   E-Commerce Support Representative           **

Administration              519400             **         10/30/00      4/1/01   Support Services                            **

Administration              519400             **          9/17/01     9/17/01   Workforce Administrator                     **

Administration              519400             **          5/29/01     8/29/01   E-Commerce Support Representative           **

                                                                      POSITION
DEPARTMENT NAME           DEPARTMENT          NAME       HIRE DATE      DATE        TITLE                                REPORTS TO
---------------           ----------          ----       ---------    --------      -----                                ----------
Administration              519400             **          6/29/98     8/29/01   E-Commerce Support Representative           **

Administration              519400             **          10/9/00     6/18/01   Director, National Accounts Nokia           **

Finance and Accounting      519401             **         11/30/98     4/13/00   Corporate Customer Specialist               **

Finance and Accounting      519401             **           8/9/99      2/1/01   Financial Analyst                           **

Finance and Accounting      519401             **          11/2/98     4/21/00   Corporate Customer Specialist               **

Finance and Accounting      519401             **           2/5/01      2/5/01   Cash Receipts Clerk                         **

Finance and Accounting      519401             **         11/16/98     5/15/00   Accounts Payable Specialist                 **

Finance and Accounting      519401             **           1/1/98    11/30/00   Cash Reciepts Generalist                    **

Finance and Accounting      519401             **         10/18/99     4/21/00   Credit and Collections Specialist           **

Finance and Accounting      519401             **           5/4/98      9/3/01   Accounting Supervisor                       **

Finance and Accounting      519401             **          11/2/98     4/21/00   Credit and Collections Specialist           **

Human Resources             519402             **          10/2/00     10/2/00   Human Resources Representative              **

Human Resources             519402             **          6/21/99     6/21/99   Human Resources Manager                     **

Human Resources             519402             **          6/21/00     2/26/01   Administrative Services Manager             **

Human Resources             519402             **           1/8/01      6/4/01   Human Resources Assistant                   **

Brightpoint University      519422             **         12/21/98     7/23/01   Corporate Trainer                           **

Brightpoint University      519422             **          7/25/01     7/25/01   Training Manager                            **

Network Administration      519502             **          3/27/00     9/17/01   LAN Administrator                           **

Network Administration      519502             **           6/5/00     9/17/01   Microsystems Specialist                     **


Last Updated on 10/8/2001
By **

Brightpoint, as assignee of Brightpoint Holdings, has engaged
PricewaterhouseCoopers LLP to perform consulting services pursuant to an engagement letter dated September 28, 2000.

                              DISCLOSURE SCHEDULE 3.8
                               TO CREDIT AGREEMENT

    Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness



1.   BRIGHTPOINT NORTH AMERICA, INC.

Authorized: 1,000 shares
Issued and Outstanding shares: 100 shares Brightpoint, Inc.


2.   BRIGHTPOINT INTERNATIONAL LTD.

Authorized: 2,000 shares
Issued and Outstanding shares: 400 shares Brightpoint, Inc.


3.   WIRELESS FULFILLMENT SERVICES HOLDINGS, INC.

Authorized: 3,000
Issued and Outstanding: 100 Shares Brightpoint, Inc.


4.   WIRELESS FULFILLMENT SERVICES LLC

Wireless Fulfillment Services Holdings, Inc. Interest: 99%
Brightpoint International Ltd. Interest: 1%


5.   BRIGHTPOINT NORTH AMERICA L.P.

General Partnership Interest held by Brightpoint North America, Inc.: 1% Limited Partnership Interest held by Brightpoint, Inc.: 99%

                            DISCLOSURE SCHEDULE 3.11
                               TO CREDIT AGREEMENT

                                      Taxes

     BPI has contested in good faith the assessment by the State of Indiana of Indiana Sales/Use Tax in the amount of $86,449.53, plus interest of $9,686.61 and a penalty in the amount of $8,644.95, for the tax years 1996, 1997 and 1998. Adequate reserves have been established by Brightpoint in accordance with GAAP.

                            DISCLOSURE SCHEDULE 3.12
                               TO CREDIT AGREEMENT

                                      ERISA

(a)(1) - ERISA Affiliates

Brightpoint FSC, Inc.                     Brightpoint Unit Trust                    Eurocom Systems, S.A.
-----------------------------------       -----------------------------------       ----------------------------------
Brightpoint North America, Inc.           Brightpoint New Zealand Limited           Mega-Hertz

Brightpoint International Ltd.            Brightpoint Australasia Pty.              Autocom SARL
                                          Limited

Brightpoint Global Access, Inc.           Grand Prize Limited                       Axess Communication
                                                                                    Sp. z. o.o.

Brightpoint Latin America , Inc.          Brightpoint Philippines, Inc.             Brightpoint Zimbabwe (Private)
                                                                                    Limited

Wireless Fulfillment Services             Brightpoint Taiwan Limited                Brightpoint (South Africa)
Holdings, Inc.                                                                      (Proprietary) Limited

Brightpoint North America L.P.            Brightpoint EMA B.V.                      Brightpoint (UK) Limited

Brightpoint do Brasil Ltda.               Brightpoint France (SARL)                 Ericsson Alliance Proprietary
                                                                                    Limited

Brightpoint de Venezuela C.A.             Brightpoint Sweden AB                     Brightpoint GmbH

Brightpoint de Argentina S.A.             Brightpoint B.V.                          Brightpoint Holdings Belgium

Brightpoint de Mexico, S.A.               Brightpoint (Ireland) Limited             Brightpoint Norway
de C.V.

Brightpoint Solutions de Mexico,          Brightpoint EMA Limited                   Brightpoint International Trading
S.A. de C.V.                                                                        (Shanghai) Co. Ltd.

Servicios Brightpoint de Mexico,          Brightpoint Germany GmbH                  Brightpoint (PRC) Limited
S.A. de C.V.

Brightpoint Puerto Rico, Inc.             Brightpoint Netherlands Holdings          Sunrise International Limited
                                          B.V.

Brightpoint de Colombia, Inc.             Brightpoint Jordan Ltd.                   Brightpoint Taiwan

Brightpoint Jamaica Limited               Brightpoint (Private) Limited             Brightpoint Worldwide Trading (Shanghai) Co.,
                                                                                    Ltd.

Fono Distribution Services                Brightpoint India Private Limited         Brightpoint International Trading (Guangzhou)
Limited Liability Company                                                           Co., Ltd.

Brightpoint International Holdings        UK Finco Limited Partnership              Brightpoint International
B.V.                                                                                (Asia Pacific) Pte. Ltd.

Brightpoint Middle East FZE               Winning Land Company Limited

Wireless Fulfillment Services             Brightpoint Australia Pty Ltd
LLC

Brightpoint Holdings B.V.                 Advanced Portable Technologies
                                          Pty Ltd

Brightpoint Auction.Com Limited           Brightpoint China Limited

(a)(ii) - ERISA Plans

          Brightpoint, Inc. 401(k) Plan
          Brightpoint, Inc. Medical and Dental Benefits Plan (currently through
              Anthem and, previously, through Great West)
          Brightpoint, Inc. Vision Benefits Plan (through Spectera) Brightpoint, Inc. Group Life Insurance Plan (currently through
              Jefferson Pilot and, previously, through Principal)
          Brightpoint, Inc. Long-Term Disability Plan (currently through
              Jefferson Pilot and, previously, through Provident)
          Brightpoint, Inc. Cafeteria Plan


(a) and (b)(iii) - Prohibited Transaction Issues and Possible Actions

          On June 4, 2001, Brightpoint, Inc. applied to the Department of Labor for a prohibited transaction exemption to allow the Company to make the Brightpoint 401(k) Plan whole for losses caused by the Plan's institutional trustee, the Independent Trust Corporation ("Intrust"). Illinois state banking officials had placed Intrust in receivership because of apparent financial irregularities, and in those receivership proceedings, the supervising court had ordered that Intrust's trust fund shortages be apportioned among virtually all trust accounts, including the Plan's. To protect Plan participants and beneficiaries from experiencing a $108,738.85 shortage, Brightpoint selected one of the court-ordered options and paid the shortage amount from its general assets, receiving a certificate entitling it to any funds later recovered from Intrust principals. To ensure that Brightpoint's make-whole effort would not violate the prohibited transaction provisions of the Employee Retirement Income Security Act or the Internal Revenue Code, Brightpoint sought the private exemption, which is pending.


(vii) - Brightpoint, Inc. Stock Ownership

          More than 10 percent of the assets of the Brightpoint, Inc. 401(k) Plan consist of common stock in Brightpoint, Inc.

                            DISCLOSURE SCHEDULE 3.13
                               TO CREDIT AGREEMENT

                                  No Litigation

          None.

                            DISCLOSURE SCHEDULE 3.15
                               TO CREDIT AGREEMENT

                              Intellectual Property



     The Borrowers either own or have the rights to use all the following Intellectual Property:

        TITLE                        COUNTRY                  SERIAL #             REGISTRATION #           ISSUED
        -----                        -------                 ----------            --------------          --------
BRIGHTLINK                             U.S.                  74/711,577              2,095,698               9/9/97

BRIGHTPOINT                            U.S.                  75/591,726              2,353,363              5/30/00

BRIGHTPOINT & DESIGN                   U.S.                  75/182,057              2,170,782               7/7/98

BRIGHTPOINT DIRECT                     U.S.                  76/184,944

BRIGHTPOINT EPIC O/S                   U.S.                  76/173,014
AND DESIGN

BRIGHTPOINT ONLINE                     U.S.                  76/185,967

ECLIPSE LOGO                           U.S.                  75/354,459              2,247,244              5/25/99

WIRELESS STOCKROOM                     U.S.                                         76/108,675

WIRELESS COMMUNICATION                 U.S.                  08/871,873              6,029,143              2/22/00
                                                                                      PATENT

WIRELESS COMMUNICATION                 U.S.                  09/483,714               PATENT

     Brightpoint Holdings and Wireless Holdings do not own or use any Intellectual Property.

                            DISCLOSURE SCHEDULE 3.17
                               TO CREDIT AGREEMENT

                              Environmental Matters


     None.

                            DISCLOSURE SCHEDULE 3.18
                               TO CREDIT AGREEMENT

                                    Insurance


     See attached.

                                    Insurance


** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.


BRIGHTPOINT INSURANCE           SCHEDULE OF POLICIES

                                          Policy Term         Policy Limits     Deductible       Policy Number       Insurer
                                          -----------         -------------     ----------       -------------       -------
Boiler & Machinery                      08/01/01-08/01/02           **              **                **               **
California Earthquake                   04/23/01-04/23/02           **              **                **               **
Credit Insurance                        07/01/01-06/30/02           **              **                **               **
Crime DIC/DIL                           08/01/01-08/01/02           **              **                **               **
Directors and Officers                  08/01/01-08/01/02           **              **                **               **
Domestic Auto                           08/01/01-08/01/02           **              **                **               **
Domestic Package (Property)             08/01/01-08/01/02           **              **                **               **
Domestic Package (Liability)            08/01/01-08/01/02           **              **                **               **
Domestic Work Comp                      08/01/01-08/01/02           **              **                **               **
Employment Practices                    08/01/01-08/01/02           **              **                **               **
Fiduciary Liability                     08/01/01-08/01/02           **              **                **               **
Foreign Liability                       08/01/01-08/01/02           **              **                **               **
Foreign Property                        08/01/01-08/01/02           **              **                **               **
Kidnap and Ransom                       08/01/01-08/01/02           **              **                **               **
National Flood - Miami                  08/17/01-08/17/02           **              **                **               **
Nevada Earthquake                       09/14/00-09/14/01           **              **                **               **
Professional E&O Liability              08/31/99-08/31/00           **              **                **               **
Transportation                          11/30/00-11/30/01           **              **                **               **
Travel Health & Accident Policy         08/01/01-08/01/02           **              **                **               **
Umbrella                                08/01/01-08/01/02           **              **                **               **

NOTE: THE POLICIES REFERENCED ABOVE ARE SHOWN WITH BASE LIMITS AND DEDUCTIBLES. SUBLIMITS MAY BE CONTAINED WITHIN THESE POLICIES FOR SPECIFIC PORTIONS OF THE COVERAGE. SUMMARIZES OF THE FOREGOING POLICIES HAVE BEEN PROVIDED TO AGENT.

                            DISCLOSURE SCHEDULE 3.19
                               TO CREDIT AGREEMENT

                         Deposit & Disbursement Accounts

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

BRIGHTPOINT NORTH AMERICA L.P.

Bank One, Indiana, N.A.
**                **
**                **
**                **
**                **

Bank One, N.A. (Chicago)
**                **

National City Bank of Indiana
**                **
**                **


WIRELESS FULFILLMENT SERVICES LLC

Bank One, Indiana, N.A.
**                **

Comerica Bank (California)
**                **
**                **
**                **
**                **
**                **
**                **
**                **
**                **
**                **
**                **



CONTACTS

**                          **                                  **

Bank One, Indiana, N.A.     National City Bank of Indiana       Comerica Bank
**                          **                                  **
**                          **                                  **
**                          **                                  **

                            DISCLOSURE SCHEDULE 3.20
                               TO CREDIT AGREEMENT

                              Government Contracts


Wireless sells wireless communication device accessories to Government Authorities from time to time in the ordinary course of its business.

                            DISCLOSURE SCHEDULE 3.22
                               TO CREDIT AGREEMENT

                         Agreements and Other Documents

** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

The following supply and purchase agreements are not terminable by the applicable Loan Party upon 60 days' prior written notice and involve transactions in excess of $5,000,000 per annum (excepting only contracts pursuant to which handsets and/or accessories are purchased in the ordinary course of business by customers from any Loan Party or its Affiliates):

SUPPLIER NAME                                                SUPPLIER CONTRACT
LESSOR/VENDOR NAME                                              DESCRPTION
------------------
Alltel                 Customer Fulfillment Service Agreement by and between ALLTEL Communications, Inc. and Brightpoint, dated as of July 13, 2001

Audiovox               Brightpoint purchases wireless communication devices and related accessories from Audivox in the ordinary course of business by issuing purchase orders and paying corresponding invoices. Brightpoint does not have a written supply agreement with Audiovox.

Brightstar             Brightpoint purchases wireless communication devices and related accessories from Brightstar in the ordinary course of business by issuing purchase orders and paying corresponding invoices. Brightpoint does not have a written supply agreement with Brightstar.

Ericsson               Cellular Distributor Agreement by and between Ericsson, Inc. and Brightpoint as assignee of Brightpoint
                       Holdings, dated as of January 23, 2001, as amended; and Broadband Modem Purchase Agreement by and between
                       Ericsson Incorporated and Brightpoint, dated as of May 11, 2001

Kyocera                Supply Agreement by and between Kyocera Wireless Corp. and Brightpoint, dated as of September 4, 2001

Motorola               United States Accessories Supply Agreement by and between Motorola, Inc. and Brightpoint, dated as of May 1,
                       2001, as amended, and Supply Agreement by and between Motorola, Inc. (through its US Markets Division of its
                       Pan American Cellular Subscriber Group) and Brightpoint as assignee of Brightpoint Holdings, dated as of
                       June 1, 2000

Option Wireless Ltd.   Brightpoint purchases wireless communication devices and related accessories from Option Wireless in the ordinary course of business by issuing purchase orders and paying corresponding invoices. Brightpoint does not have a written supply agreement with Option Wireless.

Nokia                  Distributor Agreement by and between Nokia Mobile Phones, Inc. and Brightpoint, Inc., dated as of
                       December 22, 1999, as amended; Distributor Agreement by and between Nokia Inc. and Brightpoint, dated as of
                       October 29, 2001; and Logistics Fulfillment Agreement by and between Nokia, Inc. and Brightpoint, dated
                       August 22, 2001

Samsung                Distributorship Agreement by and between Samsung Telecommunications America, Inc. and Brightpoint as assignee of Brightpoint Holdings, dated September 1, 1997

Siemens                Distributorship Agreement by and between Siemens Information and Communication Mobile LLC and Brightpoint,
                       dated as of June 25, 2001


The following leases of Equipment have a remaining term exceeding one year and require aggregate rental and other payments in excess of $500,000 per annum:

                                DESCRIPTION OF
                                 EQUIPMENT OR              CONTRACT           CONTRACT          MONTHLY
                                PROPERTY UNDER
    LESSOR/VENDOR NAME             CONTRACT               BEGIN DATE          END DATE          PAYMENT
    ------------------          ---------------           ----------          --------          -------
Banc One                        Misc. Equipment           12/15/1996          2/28/2002           **

Bankers Direct Leasing          JDE Edwards and
                                Oracle Software            7/10/2000          7/10/2003           **

Bankers Direct Leasing          Provia                     7/10/2000          7/10/2003           **

Avaya (Lucent)                  DEFINITY G-2                8/9/1995          12/7/2002           **

                             DISCLOSURE SCHEDULE 5.1
                               TO CREDIT AGREEMENT

                Maintenance of Existence and Conduct of Business

Brightpoint transacts business under the following corporate and trade names:

     o    Brightpoint North America L.P.
     o    Brightpoint North America
     o    Brightpoint

Brightpoint Holdings transacts business under the following corporate name:

     o    Brightpoint North America, Inc.

Brightpoint International transacts business under the following corporate name:

     o    Brightpoint International Ltd.

Wireless transacts business under the following corporate and trade names:

     o    Wireless Fulfillment Services LLC
     o    Wireless Stockroom, Inc.
     o    Wireless Stockroom
     o    TracFone Wireless Accessories
     o    Airtouch Accessories Program
     o    ATTWS Accessories Program
     o    Verizon Accessories Program
     o    Alltel
     o    Boomerang Wireless
     o    Top Wireless Accessory Sales
     o    LA Cellular Accessories Program
     o    Cellular Stockroom
     o    TBL Creative Services
     o    Cellularone Accessories Program
     o    Sprint PCS Accessories Hotline
     o    Nextel Nestday Accessories
     o    NEC Wireless Accessories
     o    Accessory Sales
     o    Omnipoint Accessory Order Hotline

Wireless Holdings transacts business under the following corporate name:

     o    Wireless Fulfillment Services Holdings, Inc.

     o    Brightpoint Subscriber Services

                             DISCLOSURE SCHEDULE 6.3
                               TO CREDIT AGREEMENT

                                  Indebtedness


** Portions of this document indicated by ** have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment of such omitted information.

Existing Indebtedness includes:

I.    Standby letter of credit - **                                       **
      Standby letter of credit - **                                       **
                                                                       ---------
          Total                                                           **


II.  Any Indebtedness secured by any of the Liens identified on Disclosure
     Schedule 6.7 (except with respect to those Liens identified on Disclosure
     Schedule 6.7 as already terminated or as being terminated on the Closing
     Date).

                           DISCLOSURE SCHEDULE 6.4(a)
                               TO CREDIT AGREEMENT

                    Employee Loan and Affiliate Transactions


                                                            North America L.P.   Wireless Fulfillment   Eliminations   Consolidation
                                                            ------------------   --------------------   ------------   -------------

Intercompany receivable - Brightpoint, Inc.                      $21,404,611         $ 23,670,481                --      $45,075,092

Intercompany receivable - Wireless Fulfillment
     Services LLC                                                 27,965,960                   --       (27,965,960)              --

Intercompany payable - Brightpoint North America L.P.                     --          (27,965,960)       27,965,960               --

Long-term intercompany receivable (payable)
     - Brightpoint, Inc.                                          37,524,243           (8,982,323)               --       28,595,920
                                                                 -----------         ------------       -----------      -----------

     Total intercompany receivable - Brightpoint, Inc.           $58,928,854         $ 14,742,158                --      $73,671,012


                             DISCLOSURE SCHEDULE 6.7
                               TO CREDIT AGREEMENT

                                      Liens

The following is a list of Liens on record as of the Closing Date. An asterisk * indicates that the Lien has been terminated prior to the Closing Date or is to be terminated in connection with the Prior Lender Obligations.

I.       The standby letters of credit disclosed in Schedule 6.3

II.

                                                                 TYPE OF
      DEBTOR                  SECURED PARTY                      FILING     LOCATION                  COLLATERAL
      ------                  -------------                      ------     --------                  ----------

1.    BRIGHTPOINT, INC.       Konica Business Machines             UCC      California - Secretary    Konica Copier
                                                                            of State

2.    Brightpoint, Inc.       CIT Communications Finance           UCC      California - Secretary    All existing and
                              Corporation                                   of State                  acquired assets

3.    Brightpoint, Inc.       General Electric Capital             UCC      California - Secretary    Reconditioned Systems
                              Corporation                                   of State                  Haworth Unigroup
                                                                                                      Furniture Systems

4.    Brightpoint, Inc.       Bank One, Indianapolis, National     UCC      Florida - Secretary of    All existing and            *
                              Association, as Agent                         State                     acquired assets

5.    Brightpoint, Inc.       Bank One, Indianapolis, National     UCC      Florida - Secretary of    Amendment                   *
                              Association, as Agent                         State

6.    Brightpoint, Inc.       Bank One, Indianapolis, National     UCC      Florida - Secretary of    Termination                 *
                              Association, as Agent                         State

7.    Brightpoint, Inc.       Bank One, Indianapolis, National     UCC      Florida - Secretary of    All existing and            *
                              Association, as Agent                         State                     acquired assets

8.    Brightpoint, Inc.       Bank One, Indianapolis, National     UCC      Florida - Secretary of    Termination                 *
                              Association, as Agent                         State

9.    Brightpoint, Inc.       The First National Bank of           UCC      Florida - Secretary of    All existing and            *
                              Chicago, as Administrative Agent              State                     acquired assets


10.   Brightpoint, Inc.       NBD Bank, N.A., as                   UCC      Florida - Secretary of    Amendment                   *
                              Administrative Agent                          State

11.   Brightpoint, Inc.       The First National Bank of           UCC      Florida - Secretary of    All existing and            *
                              Chicago, as Administrative Agent              State                     acquired assets

12.   Brightpoint, Inc.       NBD Bank, N.A., as                   UCC      Florida - Secretary of    Amendment                   *
                              Administrative Agent                          State

13.   Brightpoint, Inc.       Bank One, Indiana, National          UCC      Florida - Secretary of    Amendment
                              Association, as Administrative                State                                                 *
                              Agent

14.   Brightpoint, Inc.       Bank One, Indiana National           UCC      Florida - Secretary of    All existing and            *
                              Association                                   State                     acquired assets

15.   Brightpoint, Inc.       Bank One, Indianapolis, NA as        UCC      Indiana - Secretary of    All existing and            *
      (Wholesale Cellular     Agent                                         State                     acquired assets
      USA, Inc.)

16.   Brightpoint, Inc.       Bank One, Indianapolis, NA as        UCC      Indiana - Secretary of    Amendment                   *
                              Agent                                         State

17.   Brightpoint, Inc.       Bank One, Indiana                    UCC      Indiana - Secretary of    Amendment                   *
                                                                            State

18.   Brightpoint, Inc.       Amano Business Credit                UCC      Indiana - Secretary of    Leased equipment
                                                                            State

19.   Brightpoint, Inc.       Tokyo Leasing (USA) Inc.             UCC      Indiana - Secretary of    Amendment
                                                                            State

20.   Brightpoint, Inc.       Bank One, Indianapolis, NA as        UCC      Indiana - Secretary of    All existing and            *
                              Agent                                         State                     acquired assets

21.   Brightpoint, Inc.       Bank One, Indiana                    UCC      Indiana - Secretary of    Amendment                   *
                                                                            State

22.   Brightpoint, Inc.       Bank One, Indianapolis, IN           UCC      Indiana - Secretary of    All existing and            *
                                                                            State                     acquired assets

23.   Brightpoint, Inc.       Bank One, Indiana, NA                UCC      Indiana - Secretary of    Amendment                   *
                                                                            State

24.   Brightpoint, Inc.       Bank One, Indiana, National          UCC      Indiana - Secretary of    Partial Release             *
                              Association                                   State



25.   Brightpoint, Inc.       AT & T Credit Corporation            UCC      Indiana - Secretary of    AT&T Definity/Intuity/
                                                                            State                     Bay Network equipment

26.   Brightpoint, Inc.       Banc One Leasing Corporation         UCC      Indiana - Secretary of    Leased equipment
                                                                            State

27.   Brightpoint, Inc.       Banc One Leasing Corporation         UCC      Indiana - Secretary of    Leased equipment
                                                                            State

28.   Brightpoint, Inc.       The First National Bank of           UCC      Indiana - Secretary of    All existing and            *
                              Chicago, as Administrative Agent              State                     acquired assets

29.   Brightpoint, Inc.       NBD Bank, N.A., as                   UCC      Indiana - Secretary of    Amendment                   *
                              Administrative Agent                          State

30.   Brightpoint, Inc.       Bank One, Indiana, National          UCC      Indiana - Secretary of    Amendment                   *
                              Association, as Administrative                State
                              Agent

31.   Brightpoint, Inc.       Banc One Leasing Corporation         UCC      Indiana - Secretary of    Leased equipment
                                                                            State

32.   Brightpoint, Inc.       AT&T Credit Corporation              UCC      Indiana - Secretary of    Leased equipment
                                                                            State

33.   Brightpoint, Inc.       AT&T Credit Corporation              UCC      Indiana - Secretary of    Leased equipment
                                                                            State

34.   Brightpoint, Inc.       AT&T Credit Corporation              UCC      Indiana - Secretary of    Leased equipment
                                                                            State

35.   Brightpoint, Inc.       Midwest Bankers Group, Inc.          UCC      Indiana - Secretary of    Office Furniture
                                                                            State

36.   Brightpoint, Inc.       Konica Business Machines             UCC      Indiana - Secretary of    Copier
                                                                            State

37.   Brightpoint, Inc.       Konica Business Machines             UCC      Indiana - Secretary of    Copier
                                                                            State

38.   Brightpoint, Inc.       Konica Business Machines             UCC      Indiana - Secretary of    Copier
                                                                            State




39.   Brightpoint, Inc.       Konica Business Machines             UCC      Indiana - Secretary of    Copier
                                                                            State

40.   Brightpoint, Inc.       Konica Business Machines             UCC      Indiana - Secretary of    Copier
                                                                            State

41.   Brightpoint, Inc.       Konica Business Machines             UCC      Indiana - Secretary of    Copier
                                                                            State

42.   Brightpoint, Inc.       Konica Business Machines             UCC      Indiana - Secretary of    Copier
                                                                            State

43.   Brightpoint, Inc.       Hewlett-Packard Company              UCC      Indiana - Secretary of    Leased equipment
                                                                            State

44.   Brightpoint, Inc.       Nextel Finance Company               UCC      Indiana - Secretary of    Precautionary/non-
                                                                            State                     security interest
                                                                                                      bailment of handsets
                                                                                                      and accessories

45.   Brightpoint, Inc.       Hewlett- Packard Company             UCC      Indiana - Secretary of    Leased Equipment
                                                                            State

46.   Brightpoint, Inc.       Hewlett- Packard Company             UCC      Indiana - Secretary of    Leased Equipment
                                                                            State

47.   Brightpoint, Inc.       General Electric Capital             UCC      Indiana - Secretary of    Precautionary/non-
                              Corporation                                   State                     security interest in
                                                                                                      office furniture

48.   Brightpoint, Inc.       General Electric Capital             UCC      Indiana - Secretary of    Precautionary/non-
                              Corporation                                   State                     security interest in
                                                                                                      material handling
                                                                                                      equipment

49.   Brightpoint, Inc.       General Electric Capital             UCC      Indiana - Secretary of    Precautionary/non-
                              Corporation                                   State                     security interest in
                                                                                                      computer equipment

50.   Brightpoint, Inc.       Agilent Technologies                 UCC      Indiana - Secretary of    Leased equipment
                                                                            State




51.   Brightpoint, Inc.       Agilent Technologies                 UCC      Indiana - Secretary of    Leased equipment
                                                                            State

52.   Brightpoint, Inc.       Agilent Technologies                 UCC      Indiana - Secretary of    Leased equipment
                                                                            State

53.   Brightpoint, Inc.       Newcourt Communications Finance      UCC      Indiana - Secretary of    Leased equipment
                                                                            State

54.   Brightpoint, Inc.       General Electric Capital             UCC      Indiana - Secretary of    Precautionary/non-
                              Corporation                                   State                     security interest in
                                                                                                      office furniture

55.   Brightpoint, Inc.       General Electric Capital             UCC      Indiana - Secretary of    Precautionary/non-
                              Corporation                                   State                     security interest in
                                                                                                      equipment

56.   Brightpoint, Inc.       General Electric Capital             UCC      Indiana - Secretary of    Precautionary/non-
                              Corporation                                   State                     security interest in
                                                                                                      equipment

57.   Brightpoint, Inc.       General Electric Capital             UCC      Indiana - Secretary of    Precautionary/non-
                              Corporation                                   State                     security interest in
                                                                                                      material handling
                                                                                                      equipment

58.   Brightpoint, Inc.       Conseco Finance Vendor Services      UCC      Indiana - Secretary of    Copiers
                              Corp.                                         State

59.   Brightpoint, Inc.       Konica Business Machines             UCC      Indiana - Secretary of    Copier
                                                                            State

60.   Brightpoint, Inc.       AT & T Credit Corporation            UCC      Indiana - Marion County   AT&T Definity/Intuity/
                                                                            Recorder                  Bay Network equipment

61.   Brightpoint, Inc.       AT & T Credit Corporation            UCC      Indiana - Marion County   AT&T equipment
                                                                            Recorder

62.   Brightpoint, Inc.       AT & T Credit Corporation            UCC      Indiana - Marion County   AT&T equipment
                                                                            Recorder



63.   Brightpoint, Inc.       AT & T Credit Corporation            UCC      Indiana - Marion County   AT&T equipment
                                                                            Recorder

64.   Brightpoint, Inc.       AT & T Credit Corporation            UCC      Indiana - Marion County   Custom Cable System,
                                                                            Recorder                  etc.

65.   Brightpoint, Inc.       Midwest Bankers Group, Inc.          UCC      Indiana - Marion County   Office furniture
                                                                            Recorder

66.   Brightpoint, Inc.       Nextel Finance Company               UCC      Indiana - Marion County   Precautionary/non-
                                                                            Recorder                  security interest
                                                                                                      bailment of handsets
                                                                                                      and accessories

67.   Brightpoint, Inc.       General Electric Capital             UCC      Indiana - Hendricks       No description on file.
                              Corporation                                   County Recorder

68.   Brightpoint, Inc.       The First National Bank of           UCC      Nevada - Secretary of     All existing and            *
                              Chicago, as Administrative Agent              State                     acquired assets

69.   Brightpoint, Inc.       NBD Bank, N.A., as                   UCC      Nevada - Secretary of     Amendment                   *
                              Administrative Agent                          State

70.   Brightpoint, Inc.       Bank One Indiana as                  UCC      Nevada - Secretary of     Amendment                   *
                              Administrative Agent                          State

71.   Brightpoint, Inc.       Bank One Indiana NA                  UCC      Pennsylvania -            All existing and            *
                              Administrative Agent                          Department of State       acquired assets
                                                                            Uniform Commercial Code
                                                                            Section

72.   Brightpoint, Inc.       Bank One Indiana NA                  UCC      Pennsylvania -            Amendment                   *
                              Administrative Agent                          Department of State
                                                                            Uniform Commercial Code
                                                                            Section

73.   Brightpoint, Inc.       Associates Leasing Inc.              UCC      Pennsylvania -            1 New Mitsubishi Model
                                                                            Department of State       ESR36-18
                                                                            Uniform Commercial Code
                                                                            Section




74.   Brightpoint, Inc.       Associates Leasing Inc.              UCC      Pennsylvania -            2 New Mitsubishi Model
                                                                            Department of State       EOP15-24
                                                                            Uniform Commercial Code
                                                                            Section

75.   Brightpoint, Inc.       The First National Bank of           UCC      Pennsylvania - Bucks      All existing and            *
                              Chicago, as Administrative Agent              County Prothonotary       acquired assets

76.   Brightpoint, Inc.       NBD Bank, N.A., as                   UCC      Pennsylvania - Bucks      Amendment                   *
                              Administrative Agent                          County Prothonotary

77.   Brightpoint, Inc.       Bank One, Indiana, National          UCC      Pennsylvania - Bucks      Amendment                   *
                              Association, as Administrative                County Prothonotary
                              Agent

78.   Brightpoint, Inc.       Associates Leasing, Inc.             UCC      Pennsylvania - Bucks      Leased equipment
                                                                            County Prothonotary

79.   Brightpoint, Inc.       Associates Leasing, Inc.             UCC      Pennsylvania - Bucks      Leased equipment
                                                                            County Prothonotary

80.   Brightpoint, Inc.       Bank One, Indiana, National          UCC      Georgia -                 All existing and after      *
                              Association, as Administrative                Gwinnett County           acquired assets
                              Agent

81.   BRIGHTPOINT NORTH       Nextel West Corporation              UCC      Indiana - Secretary of    Precautionary/non-
      AMERICA, INC.                                                         State                     security interest
                                                                                                      bailment of handsets
                                                                                                      and accessories

82.   Brightpoint North       Bankers/Softech Divisions of EAB     UCC      Indiana - Secretary of    Leased equipment
      America, Inc.           Leasing Corp.                                 State

83.   Brightpoint North       Bankers/Softech Divisions of EAB     UCC      Indiana - Secretary of    All existing and
      America, Inc.           Leasing Corp.                                 State                     acquired assets

84.   Brightpoint North       Bankers/Softech Divisions of EAB     UCC      Indiana - Secretary of    Amendment
      America, Inc.           Leasing Corp.                                 State

85.   Brightpoint North       Cybex Leasing Services               UCC      Indiana - Secretary of    Fitness equipment
      America, Inc.                                                         State

86.   Brightpoint North       Cybex Leasing Services               UCC      Indiana - Secretary of    Assignment
      America, Inc.                                                         State




87.   Brightpoint North       Bank One, Indiana, N.A. as           UCC      Indiana - Secretary of    All existing and            *
      America, Inc.           Administrative Agent                          State                     acquired assets


88.   Brightpoint North       Nextel of California Inc.            UCC      Nevada - Secretary of     Precautionary/non-
      America, Inc.                                                         State                     security interest
                                                                                                      bailment of handsets
                                                                                                      and accessories

89.   Brightpoint North       Bank One Indiana as                  UCC      Nevada - Secretary of     All existing and            *
      America, Inc.           Administrative Agent                          State                     acquired assets

90.   BRIGHTPOINT NORTH       Bankers/Softech Divisions of EAB     UCC      Indiana - Secretary of    Leased equipment
      AMERICA L.P.            Leasing Corp.                                 State

91.   Brightpoint North       Bankers/Softech Divisions of EAB     UCC      Indiana - Secretary of    Sun server equipment
      America L.P.            Leasing Corp.                                 State

92.   Brightpoint North       Bankers/Softech Divisions of EAB     UCC      Indiana - Secretary of    Amendment
      America L.P.            Leasing Corp.                                 State

93.   Brightpoint North       Bank One, Indiana, N.A., as          UCC      Indiana - Secretary of    All existing and            *
      America L.P.            Administrative Agent                          State                     acquired assets

94.   Brightpoint North       Associated Material Handling         UCC      Indiana - Secretary of    Leased equipment
      America L.P.            Industries, Inc.                              State

95.   Brightpoint North       Raymond Leasing Corporation          UCC      Delaware - Secretary of   Leased equipment
      America L.P.                                                          State

96.   Brightpoint North       Fleet Capital Leasing                UCC      Nevada - Secretary of     Konica Copier
      America L.P.                                                          State

97.   Brightpoint North       Bank One Indiana as                  UCC      Nevada - Secretary of     All existing and            *
      America L.P.            Administrative Agent                          State                     acquired assets

98.   BRIGHTPOINT             The First National Bank of           UCC      Indiana - Secretary of    All existing and            *
      INTERNATIONAL, LTD.     Chicago as Administrative Agent               State                     acquired assets


99.   Brightpoint             The First National Bank of           UCC      Indiana - Secretary of    Amendment                   *
      International, Ltd.     Chicago as Administrative Agent               State



100.  Brightpoint             Bank One, Indiana, National          UCC      Indiana - Secretary of    Amendment                   *
      International, Ltd.     Association, as Administrative                State
                              Agent

101.  Brightpoint             Bank One, Indiana, National          UCC      Indiana - Secretary of    Release                     *
      International, Ltd.     Association, as Administrative                State
                              Agent

102.  Brightpoint             The First National Bank of           UCC      Nevada - Secretary of     All existing and            *
      International, Ltd.     Chicago, as Administrative Agent              State                     acquired assets

103.  Brightpoint             NBD Bank, N.A., as                   UCC      Nevada - Secretary of     Amendment                   *
      International, Ltd.     Administrative Agent                          State

104.  Brightpoint             Bank One Indiana as                  UCC      Nevada - Secretary of     Amendment                   *
      International, Ltd.     Administrative Agent                          State

105.  Brightpoint             The First National Bank of           UCC      Pennsylvania - Bucks      All existing and            *
      International, Ltd.     Chicago, as Administrative Agent              County Prothonotary       acquired assets

106.  Brightpoint             NBD Bank, N.A., as                   UCC      Pennsylvania - Bucks      Amendment                   *
      International, Ltd.     Administrative Agent                          County Prothonotary

107.  Brightpoint             Bank One, Indiana, National          UCC      Pennsylvania - Bucks      Amendment                   *
      International, Ltd.     Association, as Administrative                County Prothonotary
                              Agent

108.  Brightpoint             The First National Bank of           UCC      Pennsylvania -            All existing and            *
      International, Ltd.     Chicago, as Administrative Agent              Department of State       acquired assets
                                                                            Uniform Commercial Code
                                                                            Section

109.  Brightpoint             NBD Bank, N.A., as                   UCC      Pennsylvania -            Amendment                   *
      International, Ltd.     Administrative Agent                          Department of State
                                                                            Uniform Commercial Code
                                                                            Section

110.  Brightpoint             Bank One Indiana NA                  UCC      Pennsylvania -            Amendment                   *
      International, Ltd.     Administrative Agent                          Department of State
                                                                            Uniform Commercial Code
                                                                            Section

111.  Brightpoint             The First National Bank of           UCC      Florida - Secretary of    All existing and            *
      International, Ltd.     Chicago, as Administrative Agent              State                     acquired assets

112.  Brightpoint             Bank One, Indiana, National          UCC      Florida - Secretary of    Amendment                   *
      International, Ltd.     Association, as Administrative                State
                              Agent




113.  WIRELESS FULFILLMENT    NBD Bank, N.A., as                   UCC      California - Secretary    All existing and            *
      SERVICES LLC            Administrative Agent                          of State                  acquired assets

114.  Wireless Fulfillment    Bank One, Indiana, National          UCC      California - Secretary    Amendment                   *
      Services LLC            Association, as Administrative                of State
                              Agent

115.  Wireless Fulfillment    NBD Bank, N.A., as                   UCC      California - Secretary    All existing and            *
      Services LLC            Administrative Agent                          of State                  acquired assets

116.  Wireless Fulfillment    Bank One, Indiana, National          UCC      California - Secretary    Amendment                   *
      Services LLC            Association, as Administrative                of State
                              Agent

117.  Wireless Fulfillment    Leasetec Corporation                 UCC      California - Secretary    Electronic data
      Services LLC                                                          of State                  processing equipment

118.  Wireless Fulfillment    Nextel of California, Inc.           UCC      California - Secretary    Precautionary/non-
      Services LLC                                                          of State                  security interest
                                                                                                      bailment of handsets
                                                                                                      and accessories

119.  Wireless Fulfillment    CIT Communications Finance           UCC      California - Secretary    Leased equipment
      Services LLC            Corporation                                   of State

120.  Wireless Fulfillment    CIT Communications Finance           UCC      California - Secretary    Leased equipment
      Services LLC            Corporation                                   of State

121.  Wireless Fulfillment    CIT Communications Finance           UCC      California - Secretary    Leased equipment
      Services LLC            Corporation                                   of State

122.  Wireless Fulfillment    NBD Bank, N.A., as                   UCC      Indiana - Secretary of    All existing and            *
      Services LLC            Administrative Agent                          State                     acquired assets

123.  WIRELESS FULFILLMENT    Bank One, Indiana, National          UCC      California - Secretary    All existing and            *
      SERVICES HOLDINGS,      Association                                   of State                  acquired assets
      INC.

124.  Wireless Fulfillment    Bank One, Indiana, National          UCC      Indiana - Secretary of    All existing and            *
      Services Holdings,      Association                                   State                     acquired assets
      Inc.


                                MASTER AGREEMENT

                                       FOR

                            STANDBY LETTERS OF CREDIT

                              TERMS AND CONDITIONS

General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927

     The undersigned ("APPLICANT") will require, from time to time, Standby Letters of Credit. General Electric Capital Corporation ("GE CAPITAL") will, upon Applicant's application therefor, and to the extent such application is approved by GE Capital in its sole discretion, issue Standby Letters of Credit or arrange for the issuance thereof through an indirect wholly-owned subsidiary of GE Capital. Each Credit will be governed by and interpreted in accordance with the following terms and conditions. Capitalized terms shall have the meanings accorded them in Section 9, Definitions, below.

1.   PAYMENT TERMS.

     In addition to all commissions, charges, fees and expenses payable in connection with Credits pursuant to the Credit Agreement (including, without limitation the Letter of Credit Fee, as defined in the Credit Agreement), Applicant agrees to pay to GE Capital on demand, at GE Capital's office located at 10 South LaSalle Street, Suite 2800, Chicago, Illinois 60603 or at such other address or account as may be designated in writing by GE Capital, in Dollars, in immediately available funds: (i) each amount paid by GE Capital under any Credit (which payment is permitted or required under this Agreement, ISP 98 or applicable law) in Dollars or in the event that the Credit permits Drafts under such Credit to be payable in a currency other than Dollars, the Dollar Equivalent of each amount so drawn; (ii) interest on each amount (or the Dollar Equivalent thereof) so drawn for each day from the date of payment of the relevant Draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate specified in the Credit Agreement; and
(iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital and its subcontractors or agents in relation to the Credits and all Drafts thereunder. A schedule of commissions and charges is attached hereto as Annex I. If a Credit provides for sight payment, reimbursement by Applicant is due on the day on which GE Capital pays on the applicable Draft. All payments by Applicant hereunder shall be made without withholding, deduction or set-off and shall be made free and clear of taxes.

2.   SECURITY INTEREST.

     To secure the payment and performance of all Obligations (including, without limitation, Letter of Credit Obligations), the Applicant hereby grants to Agent a security interest in the following, including, without limitation, the unqualified right to the possession and disposal of all property shipped under or in connection with each Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or Drafts drawn under each Credit and in and to all other property owned by the Applicant, in or coming into GE Capital's possession or custody, and in any deposit balances now or hereafter held by a bank as custodian for GE Capital for the Applicant's account, together with the proceeds of each and all of the foregoing, until the Termination Date (subject to reinstatement as provided in the Loan Documents). The grant of a security interest in the preceding sentence supplements, rather than limits or supersedes, any grant of a security interest by Applicant in the Loan Documents. If GE Capital honors any presentation, demand or Draft and Applicant fails to reimburse GE Capital therefor in accordance with the terms of the Credit Agreement, GE Capital may assert its rights of subrogation under applicable law, whether GE Capital's honor satisfies all or only part of the underlying obligation. The Applicant must, on reasonable notice, cooperate with GE Capital in its assertion of the Applicant's rights against the Beneficiary, the Beneficiary's rights against the Applicant, and any other rights that GE Capital may have by subrogation or assignment. Such cooperation shall include without limitation the prompt return of all Drafts, documents, instruments and statements in Applicant's possession that were presented by or on behalf of Beneficiary in connection with any draw under a Credit. Subject to the terms of the Credit Agreement and the terms of Section 8(b) below, the Applicant agrees to make upon demand such cash deposits with GE Capital as GE Capital may require to further secure Applicant's Letter of Credit Obligations.

3.   ADMINISTRATION OF CREDIT.

     (a) Applicant will promptly examine a copy of each Credit (and any proposed amendments thereto) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with such Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity or any objection to any action taken or proposed to be taken by GE Capital with respect to any Credit, Applicant will notify GE Capital thereof in writing within three business days after its receipt of a copy of such Credit, any amendments thereto, or such instruments or documents or notice of any such proposed action, and Applicant will conclusively be deemed to have waived any such claim against GE Capital and its subcontractors, servicers and agents or any defense to payment of GE Capital, its subcontractors or agents, unless such notice is given as aforesaid. This Section 3(a) is intended to substitute three business days for the "not unreasonable time period" set forth in Rule 5.09 of ISP 98.

     (b) Neither GE Capital nor any of its agents, subcontractors or servicers shall be responsible for, and neither GE Capital's powers and rights hereunder nor Applicant's obligations shall be affected by: (i) any act or omission pursuant to Applicant's instructions; (ii) any other act or omission of GE Capital or its subcontractors, servicers, agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of Drafts, documents or required statements, even if such Drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified GE Capital thereof); (iv) failure of any Draft to bear any reference or adequate reference to the applicable Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any agent, subcontractor or employee) or any consequences arising from causes beyond GE Capital's control;
(vii) any acts or omissions of any Beneficiary of any Credit or transferee of any Credit, if transferable; (viii) any act or omission of GE Capital required or permitted under any (1) law or practice to which a Credit is subject (including ISP 98), (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, (3) a published statement or interpretation on a matter of law or practice (including ISP 98); (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the Beneficiary or other person (excluding GE Capital's employees), including payment to a person who forges the signature of a Beneficiary or the signature of an assignee of a Credit's proceeds, (x) honor of a presentation without regard to any nondocumentary condition(s) in the Credit, regardless of whether Rule 4.11 of ISP 98 applies, or (xi) dishonor of any presentation that does not strictly comply with the terms of the applicable Credit or that is fraudulent, forged or otherwise not entitled to be honored. Without limiting the generality of the foregoing, GE Capital may (1) act in reliance on any oral, telephone, telegraphic, electronic, facsimile or written request, notice, or instruction believed in good faith to be from or have been authorized by the Applicant, (2) receive, accept or pay as complying with the terms of a Credit any Drafts or other documents, otherwise in order, which are signed by or issued to any person or entity acting as the representative of, or in the place of, the party in whose name such Credit provides that any Drafts or other documents should be drawn or issued and (3) waive its stipulation that the bank nominated in the applicable Credit shall accept or pay the Drafts, and GE Capital may then accept presentations of Drafts and documents for payment directly.

     (c) Subject to GE Capital's obtaining any necessary consent from the Beneficiary or other third party, GE Capital may for Applicant's account at any time (i) treat a Credit as governed by the law of the place where GE Capital or the Beneficiary is located, notwithstanding a choice of law provision in the Credit, and, in case of conflict, treat the law as prevailing over practice in such place or vice versa; (ii) shorten or lengthen the examination period; (iii) specify or amend a specified place or manner of receiving a presentation, effecting honor, or giving notice of dishonor; or (iv) discount an accepted Draft or deferred obligation incurred under the Credit.

     (d) Unless GE Capital is enjoined by a court of competent jurisdiction, GE Capital may assume that any Beneficiary or other presenter acts in good faith and that any presentation or other demand is nonfraudulent.

     (e) Unless the Credit specifically permits and GE Capital specifically agrees, GE Capital need not check the authenticity or authority of any purported Beneficiary signature, even if in other transactions the Beneficiary is a customer or its signature is otherwise known to GE Capital.

     (f) Unless specifically committed to do so in a writing signed by GE Capital, GE Capital need not consent to any amendment of a Credit. GE Capital may, without authorization from or notice to Applicant, send a notice of non-extension to the Beneficiary under a Credit if it provides for automatic extension. Any notice of dishonor given by GE Capital within six business days after presentation of documents to GE Capital shall not be deemed to be unreasonable. This Section 3(d) is intended to substitute six business days for the three business days set forth in Rule 5.01a of ISP 98.

     (g) Notwithstanding any waiver by Applicant of discrepancies in Drafts, documents or required statements, GE Capital acting alone has the right in its sole judgement, to decline to approve any discrepancies and to refuse payment on that basis under any Credit issued hereunder.

     (h) GE Capital may assign its rights and delegate its duties hereunder to any subsidiary of GE Capital, in each case without prior notice to Applicant; provided that such assignment and delegation does not diminish Applicant's rights or increase Applicant's duties hereunder.

     (i) No Credit shall be issued hereunder providing for the acceptance of time Drafts or the incurrence of deferred payment undertakings.

     (j) Notwithstanding any provision herein contained to the contrary, if Applicant approves the issuance of a Credit requiring payment of a Draft on the same day on which such Draft is presented, GE Capital shall be entitled to honor such Draft without review or examination by Applicant and Applicant waives all defenses to reimbursement thereof based on irregularities that may have been revealed by Applicant's review or examination.

4.   LETTER OF CREDIT TEXT; EXTENSIONS, INCREASES AND MODIFICATIONS OF CREDIT.

     (a) Applicant is responsible for preparing or approving the text of each Credit as issued by GE Capital and as received by the Beneficiary. GE Capital's recommendation or drafting of text or GE Capital's use or non-use or refusal to use text submitted by Applicant shall not affect Applicant's ultimate responsibility for the final text and its receipt by the Beneficiary. Applicant is responsible for the effect, or lack of effect under ISP 98, Rule 4.11 or applicable law, of a provision in any Credit that requires GE Capital to verify facts rather than examine documents or that fails to identify the documents to which the provision applies.

          Applicant is responsible for including suitable provisions in the underlying agreement that permit Applicant to review the text of the Credit as received by the Beneficiary and that describe the circumstances under which: a drawing under the Credit may be made, Credit proceeds may be applied to the underlying agreement, and part or all of those proceeds may be returned. Applicant accepts the risk that the text of the Credit is consistent with the underlying obligation, suitable for Applicant's purposes, and received by the Beneficiary in time to permit the Beneficiary and Applicant to review the Credit and to request any desired amendments.

     (b) Each Applicant agrees that GE Capital may at any time and from time to time, in its discretion, by agreement with one or more other Applicants (whether or not such Applicant shall have been appointed as the "Agent Applicant" in the Joint Signature Agreement contained in the Application): a) further finance or refinance any transaction under any Credit; b) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations;
c) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to GE Capital; or d) release any Applicant or any Guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or any Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as GE Capital may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by such event and this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

5.   RESERVE REQUIREMENTS AND SIMILAR COSTS.

     If GE Capital is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, GE Capital, or any other condition is imposed upon GE Capital which imposes a cost upon GE Capital, and the result, in the determination of GE Capital is to increase the cost to GE Capital of maintaining a Credit or paying or funding the payment of any Draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by GE Capital hereunder, Applicant will pay to GE Capital upon demand such amounts required to compensate GE Capital for such increased cost or reduction. In making the determinations contemplated hereunder, GE Capital may make such estimates, assumptions, allocations and the like which GE Capital in good faith determines to be appropriate, but GE Capital's selection thereof, and GE Capital determinations based thereon, shall be final and binding and conclusive upon Applicant.

6.   POSSESSION OF PROPERTY BY APPLICANT.

     If the Applicant accepts or retains possession of documents, goods or other property, if any, covered by a Credit, prior to GE Capital's review of such documents, then all discrepancies and other irregularities of said documents shall be deemed waived by the Applicant, and GE Capital is authorized and directed to pay any Drafts drawn or purporting to be drawn upon such Credit.

7.   PARTIAL SHIPMENTS.

     (a) Except as otherwise expressly stated in any Credit (i) partial shipments may be made under such Credit, and GE Capital may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of such Credit and the total quantity to be shipped under such Credit, and (ii) if such Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods and GE Capital may honor the relative Drafts.

8.   EVENTS OF DEFAULT, REMEDIES; PRE-FUNDING.

     (a) If any Event of Default has occurred and is continuing, other than an Event of Default specified in Sections 8.1(h) or 8.1(i) of the Credit Agreement, GE Capital as issuer hereunder and in its capacity as Agent under the Credit Agreement may pursue any of the remedies provided for in the Loan Documents, including without limitation declaring that all of the Obligations (including any such Obligations hereunder that may be contingent and not matured) are immediately due and payable. If an Event of Default under Section 8.1(h) or Section 8.1(i) of the Credit Agreement has occurred, the Obligations shall automatically be due and payable.

     (b) Without limiting the generality of the foregoing, Applicant agrees that if: i) any Default or Event of Default shall have occurred and be continuing;
ii) GE Capital at any time and for any reason deems itself to be insecure or the risk of non-payment or non-performance of any of the Obligations to have increased; or iii) in the event that a Credit is denominated in a currency other than Dollars, GE Capital determines that such currency is unavailable or that the transactions contemplated by this Agreement are unlawful or contrary to any regulations to which GE Capital or any agent, servicer or subcontractor of GE Capital may be subject or that due to currency fluctuations the Dollar Equivalent of the amount of a Credit exceeds the amount of Dollars that GE Capital in its sole judgment expected to be its maximum exposure under such Credit, then Applicant will upon demand pay to GE Capital an amount equal to the undisbursed portion, if any, of such Credit, and such amount shall be held as additional Collateral for the payment of all Letter of Credit Obligations, and after the expiration hereof, to the extent not applied to the Letter of Credit Obligations, shall be returned to Applicant (unless otherwise provided in the Credit Agreement or any other Loan Document).

9.   DEFINITIONS.

          As used herein, the following terms shall have the following meanings:

          "AGENT" shall have the meaning given such term in the Credit
Agreement.

          "AGREEMENT" shall mean, collectively, this Agreement each Application for Standby Letter of Credit entered into between GE Capital and Applicant, the Joint Signature Agreement and the Authorization and Agreement of Account Party appended hereto, as the same may be amended, modified, supplemented or restated from time to time.

          "APPLICANT" shall mean the person or entity executing this Agreement as Applicant; provided that if two or more persons or entities shall have executed this Agreement as Applicant or as Joint Applicant, the terms "Applicant" and "Applicants" shall mean each and all of such persons and entities, individually and collectively, except that, if the term "Applicant" is preceded by the word "any" or "each" or a word or words of similar import, such terms shall be deemed to refer to each of such persons or entities, individually.

          "BENEFICIARY" shall mean, as to any Credit, the beneficiary of that Credit.

          "COLLATERAL" shall have the meaning given such term in the Credit Agreement.

          "CREDIT" shall mean a Standby Letter of Credit issued by GE Capital upon Applicant's request of GE Capital, as the same may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and therefor.

          "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of October 31, 2001 among the Applicant, the other credit parties signatory thereto, the lenders signatory thereto from time to time and GE Capital as agent and as lender, as such Credit Agreement may be amended, modified, supplemented or restated from time to time.

          "DEFAULT" shall have the meaning given such term in the Credit Agreement.

          "DOLLAR EQUIVALENT" shall mean: a) the number of Dollars that is equivalent to an amount of a currency other than Dollars, determined by applying the selling rate of First Union National Bank, First Union Bank International or another bank of comparable size selected by GE Capital; or b) in the event that GE Capital shall not at the time be offering such a rate, the amount of Dollars that GE Capital, in its sole judgment, specifies as sufficient to reimburse or provide funds to GE Capital in respect of amounts drawn or drawable under a Credit; in either case as and when determined by GE Capital.

          "DOLLARS" shall mean lawful currency of the United States of America.

          "DRAFT" shall mean any Draft (sight or time), receipt, acceptance, cable or other written demand for payment.

          "EVENT OF DEFAULT" shall have the meaning given such term in the Credit Agreement.

          "GUARANTOR" shall have the meaning given such term in the Credit Agreement.

          "LETTER OF CREDIT OBLIGATIONS" shall have the meaning given such term in the Credit Agreement.

          "LOAN DOCUMENTS" shall have the meaning given such term in the Credit Agreement.

          "OBLIGATIONS" shall have the meaning given such term in the Credit Agreement.

          "TERMINATION DATE" shall have the meaning given such term in the Credit Agreement.

10.  EXPENSES; INDEMNIFICATION.

          Applicant agrees to reimburse GE Capital and its subcontractors, servicers and agents upon demand for and to indemnify and hold GE Capital harmless from and against all claims, liabilities, losses, costs and expenses ("Indemnified Liabilities") including attorneys' fees and disbursements, incurred or suffered by GE Capital and its subcontractors, servicers and agents in connection with this Agreement or any Credit. Such Indemnified Liabilities shall include, but not be limited to, all such Indemnified Liabilities incurred or suffered by GE Capital and its subcontractors, servicers and agents in connection with (a) GE Capital's exercise of any right or remedy granted to it hereunder or under the Loan Documents, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement including, without limitation, as a result of any act or omission by a Beneficiary, (c) the collection or enforcement of the Obligations, and (d) any of the events or circumstances referred to in paragraph 3(b) hereof, including any defense by GE Capital in an action in which Applicant obtains an injunction against presentation or honor of any Draft. None of GE Capital or any subcontractor, servicer or agent of GE Capital shall be liable to Applicant for any special, indirect, consequential or punitive damages arising with respect to any Credit. Applicant must in all instances mitigate damages claimed against GE Capital or any subcontractor, servicer or agent arising with respect to any Credit. If GE Capital honors a Draft or presentation under a Credit for which Applicant claims it is not obligated to reimburse GE Capital, Applicant shall nonetheless pay to GE Capital the amount paid by GE Capital, without prejudice to Applicant's claims against GE Capital to recover fees and costs paid by Applicant with respect to the honored presentation plus any direct damages resulting therefrom which Applicant is unable to avoid or reduce. Applicant's prevailing in an action based on forgery or fraud of the Beneficiary or other presenter does not relieve Applicant from its obligation to pay GE Capital's costs and expenses in contesting the entry or maintenance of injunctive relief.

11.  LICENSES; INSURANCE.

          If any Credit assures payment for goods to be imported, the Applicant shall procure or cause the Beneficiaries of each Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to such Credit and to comply and to cause the Beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting such Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital's interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

12.  NO WAIVERS OF RIGHTS HEREUNDER; RIGHTS CUMULATIVE.

          No delay by GE Capital in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision of this Agreement shall be enforceable against GE Capital unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital under the Loan Documents or applicable law and nothing herein shall be construed as limiting any such other right.

13.  CONTINUING AGREEMENT; TERMINATION.

          This Agreement shall continue in full force and effect until the Termination Date (subject to reinstatement, as provided in the Loan Documents).

14.  PERFORMANCE STANDARDS.

          Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline (i) any request made by the Applicant for the issuance of a Credit or (ii) any instruction provided by the Applicant if, in its discretion, GE Capital determines that the issuance of such Credit or the carrying out of such instruction contravenes GE Capital's customary procedures or policy, ISP 98 or any applicable law, rule or regulation.

15.  GOVERNING LAW; JURISDICTION; CERTAIN WAIVERS.

     (a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Illinois, and with respect to all security interests granted in connection herewith, GE Capital shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of Illinois. This Agreement supplements the Loan Documents, including those provisions relating to Letter of Credit Obligations and, except as expressly provided herein to the contrary, this Agreement does not supersede the Loan Documents.

     (b) APPLICANT AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE STATE OF ILLINOIS AND THAT SUCH COURTS ARE CONVENIENT FORUMS THEREFOR, AND APPLICANT SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

     (c) Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed.

     (d) APPLICANT WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN IT AND GE CAPITAL WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

     (e) Each Credit and this Agreement shall be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 ("ISP 98") and the same are incorporated herein by reference. Applicant is responsible for knowing applicable letter of credit law and practice, including ISP 98. Solely for purposes of interpreting the ISP 98's application to this Agreement and Credits issued hereunder, GE Capital shall be deemed to be a "bank" as such term is used in ISP 98. To the extent permitted by applicable law, this Agreement shall prevail in case of a conflict with applicable law or ISP 98, and ISP 98 shall prevail in case of a conflict with applicable law.

16.  NOTICES.

     Any notice to GE Capital shall be effective only if in writing or by authenticated teletransmission acceptable to GE Capital, as applicable, directed to the attention of and received by GE Capital. Any notice to or demand on Applicant, or, if more than one Applicant executes this Agreement, the Agent Applicant, shall be binding on all Applicants and shall be effective when made to Applicant, or if more than one Applicant executes this Agreement, the Agent Applicant, by mail, telegraph, facsimile, telephone or otherwise, in the case of mailed, telegraphed or cabled notices, to the address appearing below such Applicant's signature or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this paragraph, and in the case of telephonic or facsimile notices, to the telephone number of such Applicant appearing below Applicant's signature. Any requirements under applicable law of reasonable notice by GE Capital to Applicant of any event shall be met if notice is given to Applicant or Agent Applicant, as the case may be, in the manner prescribed above at least two days before (a) the date of such event or (b) the date after which such event will occur.

17.  APPLICANT STATUS.

          The person identified in this Agreement as Applicant represents and warrants, except as otherwise provided in this Agreement, that:

     (a) it acts for itself and for no other person in requesting issuance of each Credit for its account;

     (b) it may be identified in each Credit as the "applicant," "account party" or "customer" at whose request and on whose instruction and for those account the Credit is issued;

     (c) it alone (acting through its officers) may authorize GE Capital to issue, amend, pay, or otherwise act under any Credit; and

     (d) it alone has standing to enforce this Agreement or otherwise to assert the rights and remedies of an applicant, including without limitation, to sue for any injunction against honor of any Credit.

18.  GENERAL.

     (a) If this Agreement is executed by two or more Applicants, they shall be jointly and severally liable hereunder, and all provisions hereof regarding the Collateral shall apply to the Obligations and Collateral of any or all of them.

     (b) This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors of each of the Applicant(s) and shall inure to the benefit of and be enforceable by GE Capital and its respective successors, transferees and assigns.

     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     (d) This Agreement shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement.

     (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Date:

NAME OF APPLICANT:

BRIGHTPOINT NORTH AMERICA L.P.              GENERAL ELECTRIC CAPITAL CORPORATION

By:   BRIGHTPOINT NORTH AMERICA,            By:_________________________________
      INC., its general partner             Name:_______________________________
                                            Title:   Duly Authorized Signatory

      By:_______________________
      Name: Steven E. Fivel
      Title: Executive Vice President &
               Secretary

Address of Applicant:

501 Airtech Parkway
Plainfield, Indiana  46168
Fax No.:_______________________________

                            JOINT SIGNATURE AGREEMENT

     In consideration of your establishment from time to time of a Credit substantially as applied for herein, it is further agreed that this Agreement shall be the joint and several agreement of the undersigned and all property referred to in this Agreement as belonging to Applicant shall be understood to refer to the joint property of any or all of the several Applicants as well as to the individual property of each of them. The happening of any Event of Default as specified in paragraph 6 of this Agreement with respect to any Applicant shall mature the obligations of all Applicants. A demand made on any Applicant pursuant to paragraph 1 of this Agreement shall fix the exchange rate as to all Applicants.

     It is agreed that Wireless Fulfillment Services LLC shall appear in each Credit as Account Party and that Brightpoint North America L.P. ("AGENT APPLICANT") has the exclusive right to issue all instructions on any and all matters relating to such Credit, including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in such Credit or any other matter.

BRIGHTPOINT NORTH AMERICA L.P.                WIRELESS FULFILLMENT SERVICES LLC
JOINT APPLICANT                               JOINT APPLICANT

By:   BRIGHTPOINT NORTH AMERICA, INC.,        By: BRIGHTPOINT, INC., its manager
      its general partner                     By:_______________________________
      By:_____________________________        Name: Steven E. Fivel
      Name: Steven E. Fivel                   Title: Executive Vice President,
      Title: Executive Vice President &       General Counsel & Secretary
             Secretary

Address of Joint Applicant                    Address of Joint Applicant

501 Airtech Parkway                           880 Harbour Way South
Plainfield, Indiana  46168                    Richmond, California  94804

                  AUTHORIZATION AND AGREEMENT OF ACCOUNT PARTY

Gentlemen:

     We hereby join the request of Applicant to issue from time to time the Credits, described on page 1 with our name appearing as Account Party.

     In consideration of your issuing each Credit in this form it is agreed that Applicant has the exclusive right to issue all instructions on any and all matters relating to such Credits including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in each Credit or any other matters irrespective of whether the same may now or hereafter affect our rights or those of our successors or assigns.





                                       WIRELESS FULFILLMENT SERVICES LLC
                                       Account Party

                                       By:  BRIGHTPOINT, INC., its manager

                                            By:___________________________
                                            Name: Steven E. Fivel
                                            Title: Executive Vice President,
                                                    General Counsel & Secretary


                                       Address of Account Party:
                                       880 Harbour Way South
                                       Richmond, California 94804

                                     ANNEX I

         The Applicant agrees to pay the following fees with respect to the
Credits:

I. ISSUANCE:

- Upon issuance thereof, the greater of (a) 25BP PA of the amount of the Credit or (b) $150.00

Plus:

- (c) Issuance Fee $150.

II AMENDMENT:

- Upon any amendment which increases the amount thereof, the greater of (d)25BP PA of such increased amount or (e) $150.00

- Amendments changing a condition of the SBLC (f) $125.00

III. EVERGREEN RENEWAL:

- (g) Issuance fee (a)  plus $150.

IV. DOCUMENT EXAMINATION:

- (h) $250

                                MASTER AGREEMENT

                                       FOR

                          DOCUMENTARY LETTERS OF CREDIT

                              TERMS AND CONDITIONS

General Electric Capital Corporation
201 High Ridge Road Stamford, CT 06927

     The undersigned ("APPLICANT") will require, from time to time, Documentary Letters of Credit. General Electric Capital Corporation ("GE CAPITAL") will, upon Applicant's application therefor, and to the extent such application is approved by GE Capital in its sole discretion, arrange for the issuance of Credits (as defined herein) through GE Capital Trade Services, Limited or another subsidiary of GE Capital appointed in accordance with Section 3(d) (the "ISSUER"), an indirect wholly-owned subsidiary of GE Capital. Each Credit will be governed by and interpreted in accordance with the following terms and conditions. Capitalized terms shall have the meanings accorded them in Section 9, Definitions, below.

     1.   PAYMENT TERMS.

     In addition to all commissions, charges, fees and expenses payable in connection with Credits pursuant to the Credit Agreement (including, without limitation the Letter of Credit Fee, as defined in the Credit Agreement), Applicant agrees to pay to GE Capital on demand, at GE Capital's office located at 10 South LaSalle Street, Suite 2800, Chicago, Illinois 60603 or at such other address or account as may be designated in writing by GE Capital, in Dollars, in immediately available funds: (i) each amount drawn under any Credit in Dollars or in the event that the Credit permits Drafts under such Credit to be payable in a currency other than Dollars, the Dollar Equivalent of each amount so drawn;
(ii) interest on each amount (or the Dollar Equivalent thereof) so drawn for each day from the date of payment of the relevant Draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate specified in the Credit Agreement; and (iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital, Issuer and each of their correspondents in relation to the Credits and all Drafts thereunder. A schedule of commissions and charges is attached hereto as Annex I.

     2.   SECURITY INTEREST.

     To secure the payment and performance of all Obligations (including, without limitation, Letter of Credit Obligations), the Applicant hereby grants to Agent a security interest in the Collateral, including, without limitation, the unqualified right to the possession and disposal of all property shipped under or in connection with each Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or Drafts drawn under each Credit and in and to all other property owned by the Applicant, in or coming into GE Capital's possession or custody, and in any deposit balances now or hereafter held by a bank as custodian for GE Capital for the Applicant's account, together with the proceeds of each and all of the foregoing, until the Termination Date (subject to reinstatement as provided in the Loan Documents). The grant of a security interest in the preceding sentence supplements, rather than limits or supersedes, any grant of a security interest by Applicant in the Loan Documents. If Issuer honors any presentation or demand and Applicant fails to reimburse GE Capital therefor in accordance with the terms of the Credit Agreement, GE Capital and Issuer may assert their rights of subrogation under applicable law, whether Issuer's honor satisfies all or only part of the underlying obligation. The Applicant must, on reasonable notice, cooperate with Issuer and GE Capital in their assertion of the Applicant's rights against the Beneficiary, the Beneficiary's rights against the Applicant, and any other rights that Issuer or GE Capital may have by subrogation or assignment. Subject to the terms of the Credit Agreement, the Applicant agrees to make upon demand such cash deposits with GE Capital as GE Capital may require to further secure the Applicant's Letter of Credit Obligations.

     3.   ADMINISTRATION OF CREDIT.

     (a) Applicant will promptly examine a copy of each Credit (and any amendments thereof) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with such Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity, Applicant will notify GE Capital thereof in writing within two business days after its receipt of a copy of such Credit (and any amendments thereof), and Applicant will conclusively be deemed to have waived any such claim against GE Capital, Issuer and their subcontractors, servicers and agents unless such notice is given as aforesaid.

     (b) Neither Issuer, GE Capital nor any of their correspondents shall be responsible for, and neither Issuer's and GE Capital's powers and rights hereunder nor Applicant's Obligations shall be affected by: (i) any act or omission pursuant to Applicant's instructions; (ii) any other act or omission of Issuer, GE Capital or their subcontractors, servicers and agents or their respective agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of Drafts, documents or required statements, even if such Drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified Issuer or GE Capital thereof); (iv) failure of any Draft to bear any reference or adequate reference to the applicable Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any correspondent) or any consequences arising from causes beyond Issuer's or GE Capital's control; (vii) any acts or omissions of any Beneficiary of any Credit or transferee of any Credit, if transferable; (viii) any act or omission of GE Capital or Issuer required or permitted under any (1) law or practice to which a Credit is subject, (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, or (3) published statement or interpretation on a matter of law or practice; (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent or illegal conduct of the Beneficiary or other person (excluding GE Capital's and Issuer's employees), or (x) dishonor of any presentation that does not strictly comply with the terms of the applicable Credit or that is fraudulent, forged or otherwise not entitled to be honored. Without limiting the generality of the foregoing, Issuer may (1) act in reliance on any oral, telephone, telegraphic, electronic, facsimile or written request, notice, or instruction believed in good faith to be from or have been authorized by the Applicant, (2) receive, accept or pay as complying with the terms of a Credit any Drafts or other documents, otherwise in order, which are signed by or issued to any person or entity acting as the representative of, or in the place of, the party in whose name such Credit provides that any Drafts or other documents should be drawn or issued and (3) waive its stipulation that the bank nominated in the applicable Credit shall accept or pay the Drafts, and Issuer may then accept presentations of Drafts and documents for payment directly.

     (c) Notwithstanding any waiver by Applicant of discrepancies in Drafts, documents or required statements, GE Capital or Issuer, either one acting alone, has the right in its sole judgement, to decline to approve any discrepancies and to refuse payment on that basis under any Credit issued hereunder. Such right is in addition to and not in limitation of rights of Issuer under the UCP (as defined in paragraph 15(e) below).

     (d) GE Capital may appoint any of its other subsidiaries as "Issuer" at any time and any such Issuer may assign all or any portion of its rights under this Agreement or any Credit, including without limitation any reimbursement obligation owing to it to any subsidiary of GE Capital, in each case without prior notice to Applicant.

     4.   EXTENSIONS, INCREASES AND MODIFICATIONS OF CREDIT.

     Each Applicant agrees that GE Capital, acting through Issuer may at any time and from time to time, in its discretion, by agreement with one or more other Applicants (whether or not such Applicant shall have been appointed as the "Agent Applicant" in the Joint Signature Agreement contained in the Application): a) further finance or refinance any transaction under any Credit;
b) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations; c) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to Issuer; or d) release any Applicant or any Guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or any Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as Issuer may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by such event and this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

     5.   RESERVE REQUIREMENTS AND SIMILAR COSTS.

     If Issuer is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Issuer, or any other condition is imposed upon Issuer which imposes a cost upon Issuer, and the result, in the determination of Issuer is to increase the cost to Issuer of maintaining a Credit or paying or funding the payment of any Draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by Issuer hereunder, Applicant will pay to Issuer upon demand such amounts required to compensate Issuer for such increased cost or reduction.

In making the determinations contemplated hereunder, Issuer may make such estimates, assumptions, allocations and the like which Issuer in good faith determines to be appropriate, but Issuer's selection thereof, and Issuer's determinations based thereon, shall be final and binding and conclusive upon Applicant.

     6.   POSSESSION OF PROPERTY BY APPLICANT.

     If the Applicant accepts or retains possession of documents, goods or other property, if any, covered by a Credit, prior to Issuer's review of documents, then all discrepancies and other irregularities of said documents shall be deemed waived by the Applicant, and Issuer is authorized and directed to pay any Drafts drawn or purporting to be drawn upon such Credit.

     7.   PARTIAL SHIPMENTS.

     (a) Except as otherwise expressly stated in any Credit (i) partial shipments may be made under such Credit, and Issuer may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of such Credit and the total quantity to be shipped under such Credit, and (ii) if such Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods and Issuer may honor the relative Drafts.

     8.   EVENTS OF DEFAULT, REMEDIES; PRE-FUNDING.

     (a) If any Event of Default has occurred and is continuing, other than an Event of Default specified in Sections 8.1(h) or 8.1(i) of the Credit Agreement, Issuer may direct GE Capital in its capacity as Agent under the Credit Agreement to pursue any of the remedies provided for in the Loan Documents, including without limitation declaring that all of the Obligations (including any such Obligations that may be contingent and not matured) are immediately due and payable. If an Event of Default under Section 8.1(h) or Section 8.1(i) of the Credit Agreement has occurred, the Obligations shall automatically be due and payable.

     (b) Without limiting the generality of the foregoing, Applicant agrees that if: i) any Default or Event of Default shall have occurred and be continuing;
ii) GE Capital at any time and for any reason deems itself or Issuer to be insecure or the risk of non-payment or non-performance of any of the Obligations to have increased; or iii) in the event that a Credit is denominated in a currency other than Dollars, GE Capital determines that such currency is unavailable or that the transactions contemplated by this Agreement are unlawful or contrary to any regulations to which GE Capital, Issuer or any agent, servicer or subcontractor of either of them may be subject or that due to currency fluctuations the Dollar Equivalent of the amount of a Credit exceeds the amount of Dollars that Issuer in its sole judgment expected to be its maximum exposure under such Credit, then Applicant will upon demand pay to GE Capital an amount equal to the undisbursed portion, if any, of such Credit, and such amount shall be held as additional Collateral for the payment of all Letter of Credit Obligations, and after the expiration hereof, to the extent not applied to the Letter of Credit Obligations, shall be returned to Applicant (unless otherwise provided in the Credit Agreement or any other Loan Document).

     9.   DEFINITIONS.

     As used herein, the following terms shall have the following meanings:

     "AGENT" shall have the meaning given such term in the Credit Agreement.

     "AGREEMENT" shall mean, collectively, these terms and conditions each Application for Documentary Letter of Credit entered into between GE Capital and/or Issuer and Applicant, the Joint Signature Agreement and the Authorization and Agreement of Account Party appended hereto, as the same may be amended, modified, supplemented or restated from time to time.

     "APPLICANT" shall mean the person or entity executing this Agreement as Applicant; provided that if two or more persons or entities shall have executed this Agreement as Applicant or as Joint Applicant, the terms "Applicant" and "Applicants" shall mean each and all of such persons and entities, individually and collectively, except that, if the term "Applicant" is preceded by the word "any" or "each" or a word or words of similar import, such terms shall be deemed to refer to each of such persons or entities, individually.

     "BENEFICIARY" shall mean, as to any Credit, the beneficiary of that Credit.

     "COLLATERAL" shall have the meaning given such term in the Credit
Agreement.

     "CREDIT" shall mean a Documentary Letter of Credit issued by Issuer upon Applicant's request of GE Capital, as the same may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and therefor.

     "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of October 31, 2001 among the Applicant, the other credit parties signatory thereto, the lenders signatory thereto from time to time and GE Capital as agent and as lender, as such Credit Agreement may be amended, modified, supplemented or restated from time to time.

     "DEFAULT" shall have the meaning given such term in the Credit Agreement.

     "DOLLAR EQUIVALENT" shall mean: a) the number of Dollars that is equivalent to an amount of a currency other than Dollars, determined by applying the selling rate of First Union National Bank, First Union Bank International or another bank of comparable size selected by Issuer; or b) in the event that Issuer shall not at the time be offering such a rate, the amount of Dollars that Issuer, in its sole judgment, specifies as sufficient to reimburse or provide funds to Issuer in respect of amounts drawn or drawable under a Credit; in either case as and when determined by Issuer.

     "DOLLARS" shall mean lawful currency of the United States of America.

     "DRAFT" shall mean any Draft (sight or time), receipt, acceptance, cable or other written demand for payment.

     "EVENT OF DEFAULT" shall have the meaning given such term in the Credit Agreement.

     "GUARANTOR" shall have the meaning given such term in the Credit Agreement.

     "LETTER OF CREDIT OBLIGATIONS" shall have the meaning given such term in the Credit Agreement.

     "LOAN DOCUMENTS" shall have the meaning given such term in the Credit Agreement.

     "OBLIGATIONS" shall have the meaning given such term in the Credit
Agreement.

     "TERMINATION DATE" shall have the meaning given such term in the Credit Agreement.

     10.  EXPENSES; INDEMNIFICATION.

     Applicant agrees to reimburse GE Capital and Issuer upon demand for and to indemnify and hold GE Capital and Issuer harmless from and against all claims, liabilities, losses, costs and expenses ("Indemnified Liabilities") including attorneys' fees and disbursements, incurred or suffered by GE Capital and/or Issuer in connection with any Credit. Such Indemnified Liabilities shall include, but not be limited to, all such Indemnified Liabilities incurred or suffered by GE Capital and/or Issuer in connection with (a) GE Capital and/or Issuer's exercise of any right or remedy granted to it hereunder or under the Loan Documents, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement including, without limitation, as a result of any act or omission by a Beneficiary, (c) the collection or enforcement of the Obligations, and (d) any of the events or circumstances referred to in paragraph 3(b) hereof. None of GE Capital, Issuer or any subcontractor, servicer or agent of either of them shall be liable to Applicant for any special, indirect, consequential or punitive damages arising with respect to any Credit. Applicant must in all instances mitigate damages claimed against Issuer or GE Capital or any subcontractor, servicer or agent of either of them arising with respect to any Credit.

     11.  LICENSES; INSURANCE.

     The Applicant shall procure or cause the Beneficiaries of each Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to such Credit and to comply and to cause the Beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting such Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital's interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

     12.  NO WAIVERS OF RIGHTS HEREUNDER; RIGHTS CUMULATIVE.

     No delay by GE Capital or Issuer in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision of this Agreement shall be enforceable against GE Capital or Issuer unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital or Issuer hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital or Issuer under the Loan Documents or applicable law and nothing herein shall be construed as limiting any such other right.

     13.  CONTINUING AGREEMENT; TERMINATION.

     This Agreement shall continue in full force and effect until the Termination Date (subject to reinstatement, as provided in the Loan Documents).

     14.  PERFORMANCE STANDARDS.

     Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline (i) any request made by the Applicant for the issuance of a Credit or (ii) any instruction provided by the Applicant if, in its discretion, GE Capital determines that the issuance of such Credit or the carrying out of such instruction contravenes GE Capital's customary procedures or policy or any applicable law, rule or regulation.

     15.  GOVERNING LAW; JURISDICTION; CERTAIN WAIVERS.

     (a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Illinois, and with respect to all security interests granted in connection herewith, GE Capital and Issuer shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of Illinois.

     (b) APPLICANT AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE STATE OF ILLINOIS AND THAT SUCH COURTS ARE CONVENIENT FORUMS THEREFOR, AND APPLICANT SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

     (c) Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed.

                  (d) APPLICANT WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN IT AND GE CAPITAL OR ISSUER AND WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING WITH REGARD TO THIS

AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

     (e) Each Credit and this Agreement shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, or the most recent revision thereof (the "UCP"), the terms of which are known to us, and the same shall be considered as incorporated herein. Solely for purposes of interpreting the UCP's application to this Agreement and Credits issued hereunder, Issuer shall be deemed to be a "bank" as such term is used in the UCP.

     16.  NOTICES.

     Any notice to GE Capital or Issuer shall be effective only if in writing or by authenticated teletransmission acceptable to GE Capital or Issuer, as applicable, directed to the attention of and received by GE Capital or Issuer's Letter of Credit Group, as applicable. Any notice to or demand on Applicant, or, if more than one Applicant executes this Agreement, the Agent Applicant, shall be binding on all Applicants and shall be effective when made to Applicant, or if more than one Applicant executes this Agreement, the Agent Applicant, by mail, telegraph, facsimile, telephone or otherwise, in the case of mailed, telegraphed or cabled notices, to the address appearing below such Applicant's signature or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this paragraph, and in the case of telephonic or facsimile notices, to the telephone number of such Applicant appearing below Applicant's signature. Any requirements under applicable law of reasonable notice by GE Capital or Issuer to Applicant of any event shall be met if notice is given to Applicant or Agent Applicant, as the case may be, in the manner prescribed above at least seven days before (a) the date of such event or (b) the date after which such event will occur.

     17.  THIRD PARTY BENEFICIARY.

     Applicant hereby acknowledges that Issuer is a third party beneficiary under this Agreement and may enforce its rights under this Agreement directly against the Applicant as if Issuer were named herein as a party.

     18.  GENERAL.

     (a) If this Agreement is executed by two or more Applicants, they shall be jointly and severally liable hereunder, and all provisions hereof regarding the Collateral shall apply to the Obligations and Collateral of any or all of them.

     (b) This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors of each of the Applicant(s) and shall inure to the benefit of and be enforceable by GE Capital, Issuer and their respective successors, transferees and assigns.

     (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     (d) This Agreement shall be deemed to be a "Loan Document" for all purposes under the Credit Agreement.

     (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Date:

NAME OF APPLICANT:

BRIGHTPOINT NORTH AMERICA L.P.              GENERAL ELECTRIC CAPITAL CORPORATION


By: BRIGHTPOINT NORTH AMERICA,              By: --------------------------------
    INC., its general partner                   Name:  -------------------------
                                                Title: Duly Authorized Signatory

    By: -------------------------
        Name:  Steven E. Fivel
        Title: Executive Vice President &
               Secretary


Address of Applicant:

501 Airtech Parkway
Plainfield, Indiana  46168
Fax No.: -----------------------------

                            JOINT SIGNATURE AGREEMENT

     In consideration of your establishment from time to time of a Credit substantially as applied for herein, it is further agreed that this Agreement shall be the joint and several agreement of the undersigned and all property referred to in this Agreement as belonging to Applicant shall be understood to refer to the joint property of any or all of the several Applicants as well as to the individual property of each of them. The happening of any Event of Default as specified in paragraph 6 of this Agreement with respect to any Applicant shall mature the obligations of all Applicants. A demand made on any Applicant pursuant to paragraph 1 of this Agreement shall fix the exchange rate as to all Applicants.

     It is agreed that Wireless Fulfillment Services LLC shall appear in each Credit as Account Party and that Brightpoint North America L.P. ("AGENT APPLICANT") has the exclusive right to issue all instructions on any and all matters relating to such Credit, including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in such Credit or any other matter.

BRIGHTPOINT NORTH AMERICA L.P.          WIRELESS FULFILLMENT SERVICES LLC
JOINT APPLICANT                         JOINT APPLICANT


By: BRIGHTPOINT NORTH AMERICA,          By: BRIGHTPOINT, INC., its manager
    INC., its general partner

    By:                                     By:
        ------------------------                --------------------------------
        Name:  Steven E. Fivel                  Name:  Steven E. Fivel
        Title: Executive Vice President         Title: Executive Vice President,
               & Secretary                             General Counsel &
                                                       Secretary





Address of Joint Applicant                  Address of Joint Applicant

501 Airtech Parkway                         880 Harbour Way South
Plainfield, Indiana  46168                  Richmond, California  94804

                  AUTHORIZATION AND AGREEMENT OF ACCOUNT PARTY

Gentlemen:

     We hereby join the request of Applicant to issue from time to time the Credits, described on page 1 with our name appearing as Account Party.

     In consideration of your issuing each Credit in this form it is agreed that Applicant has the exclusive right to issue all instructions on any and all matters relating to such Credits including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in each Credit or any other matters irrespective of whether the same may now or hereafter affect our rights or those of our successors or assigns.

                               WIRELESS FULFILLMENT SERVICES LLC
                               Account Party


                                   By:  BRIGHTPOINT, INC., its manager

                                        By:
                                            ----------------------------------
                                        Name:  Steven E. Fivel
                                        Title: Executive Vice President,
                                               General Counsel & Secretary

                               Address of Account Party:
                               880 Harbour Way South
                               Richmond, California  94804

                                     ANNEX I

     The Applicant agrees to pay the following fees with respect to the Credits:

     1. upon issuance thereof, the greater of (a) 1/4 of 1% of the amount of the Credit or (b) $120;

     2. upon any amendment which increases the amount thereof, the greater of
(c) 1/4 of 1% of such increased amount or (d) $100;

     3. upon any other amendment thereof, $100;

     4. upon the negotiation thereof, the greater of (e) 1/4 of 1% of the amount thereof or (f) $120; and

     5. with respect to any other activity related to such Credit, the standard fees and charges of Issuer for such activity.

                               SECURITY AGREEMENT

     SECURITY AGREEMENT, dated as of October 31, 2001, among Brightpoint North America L.P., a Delaware limited partnership ("Brightpoint"), Wireless Fulfillment Services LLC, a California limited liability company ("Wireless"); (Brightpoint and Wireless are sometimes collectively referred to herein as "Grantors" and individually as a "Grantor"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and in its capacity as Agent for Lenders.

                               W I T N E S S T H:

     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantors, the other Persons named therein as Credit Parties, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations on behalf of Grantors;

     WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINED TERMS.

     (a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

     (b) "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

     2.   GRANT OF LIEN.

     (a) To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor's Obligations arising under the cross-guaranty provisions of Section 12 of the Credit Agreement), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the benefit of Lenders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

          (i) all Accounts;

          (ii) all Chattel Paper;

          (iii) all Documents;

          (iv) all General Intangibles (including payment intangibles and Software);

          (v) all Goods (including Inventory, Equipment and Fixtures);

          (vi) all Instruments;

          (vii) all Investment Property;

          (viii) all Deposit Accounts, of any Grantor, including all Blocked Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

          (ix) all money, cash or cash equivalents of any Grantor;

          (x) all Supporting Obligations and Letter-of-Credit Rights of any Grantor; and

          (xi) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

     (b) In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, each Grantor hereby grants to Agent, for itself and the benefit of Lenders, a right of setoff against the property of such Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

     3. AGENT'S AND LENDERS' RIGHTS: LIMITATIONS ON AGENT'S AND LENDERS' OBLIGATIONS.

     (a) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contract or License pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (b) Agent may at any time after an Event of Default has occurred and be continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Upon the request of Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent's prior written consent.

     (c) Agent may at any time in Agent's own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Agent's satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper. If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to each
Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts;
(iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

     4. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

     (a) Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

     (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

     (c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on
Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). All action by any Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.

     (d) Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on
Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from any Grantor.

     (e) Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, the location of each Grantor's chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule IIIA and Schedule III-B, respectively, hereto. Each Grantor has only one state of incorporation or organization.

     (f) With respect to the Accounts, except as specifically disclosed in the most recent Collateral Report delivered to Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Agent; (iii) to each Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor's books and records and any invoices, statements and Collateral Reports delivered to Agent and Lenders with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Agent as required pursuant to the terms of Annex C to the Credit Agreement; and
(z) to each Grantor's knowledge, all Account Debtors have the capacity to contract.

     (g) With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the applicable Grantor's locations set forth on Schedule IIIA or Schedule IIIB hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Agent's prior consent, and if Agent gives such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

     (h) No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the

Trademark Security Agreements with the United State Patent and Trademark Office, perfected Liens in favor of Agent on each Grantor' s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent's Lien on each Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

     5. COVENANTS. Each Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

     (a) Further Assurances: Pledge of Instruments; Chattel Paper.

          (i) At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

          (ii) Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.

          (iii) Each Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgements of Agent's Liens from bailees having possession of any Grantor's Goods that they hold for the benefit of Agent.

          (iv) If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.

          (v) In accordance with Annex C to the Credit Agreement, each Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

          (vi) Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agent.

          (vii) Each Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

          (viii) Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of
     Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          (ix) Each Grantor shall promptly, and in any event within ten (10) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) in excess of $100,000 acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

     (b) Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders."

     (c) Covenants Regarding Patent, Trademark and Copyright Collateral.

          (i) Grantors shall notify Agent immediately if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

          (ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

          (iii) Grantors shall take all actions necessary or requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

          (iv) In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

     (d) Indemnification. In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent or any Lender.

     (e) Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

     (f) Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of such Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

     (g) Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

     (h) Further Identification of Collateral. Grantors will, if so requested by Agent, furnish to Agent, as often as Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in such detail as Agent may specify.

     (i) Notices. Grantors will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

     (j) Good Standing Certificates. Not less frequently than once during each calendar quarter, each Grantor shall, unless Agent shall otherwise consent, provide to Agent a certificate of good standing from its state of incorporation or organization.

     (k) No Reincorporation. Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent.

     (l) Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

     (m) Authorized Terminations. Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with Section 11.2(e) of the Credit Agreement.

     6. AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

     On the Closing Date each Grantor shall execute and deliver to Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent's interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

     7. REMEDIES: RIGHTS UPON DEFAULT.

     (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

     If any Event of Default shall have occurred and be continued, each Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees and other expenses incurred by Agent or any Lender to collect such deficiency.

     (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

     (c) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
(iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

     (d) Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

     8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Agent to exercise rights and remedies under

Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

     9. LIMITATION ON AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

     12. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantors with respect to the matters referred to herein and therein.

     13. NO WAIVER; CUMULATIVE REMEDIES. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantors.

     14. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

     15. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

     16. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

     17. COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

     18. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL

MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE COOK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     19. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT,

LENDERS, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

     20. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

     22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

     23. BENEFIT OF LENDERS. All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                      BRIGHTPOINT NORTH AMERICA L.P.

                                         BY:   BRIGHTPOINT NORTH AMERICA, INC.,
                                                its general partner


                                         By:   /s/ Steven E. Fivel
                                               ---------------------------------
                                         Name: Steven E. Fivel
                                         Title: Executive Vice President &
                                                 Secretary



                                      WIRELESS FULFILLMENT SERVICES LLC

                                         BY:   BRIGHTPOINT, INC., its manager


                                         By:   /s/ Steven E. Fivel
                                               ---------------------------------
                                         Name: Steven E. Fivel
                                         Title: Executive Vice President,
                                                  General Counsel & Secretary

                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      AS AGENT

                                      By: /s/ Thomas G. Sullivan
                                          --------------------------------------
                                      Name: Thomas G. Sullivan
                                            ------------------------------------
                                      Title:  Duly Authorized Signatory

                                   SCHEDULE I

                                       to

                               SECURITY AGREEMENT

                              FILING JURISDICTIONS

A.   Brightpoint North America L.P.


B.   Wireless Fulfillment Services LLC

                                   SCHEDULE II

                                       to

                               SECURITY AGREEMENT

                                   INSTRUMENTS

                                  CHATTEL PAPER

                                       AND

                             LETTER OF CREDIT RIGHTS

A.   Brightpoint North America L.P.









B.   Wireless Fulfillment Services LLC

                          [TO BE COMPLETED BY GRANTORS]

                                  SCHEDULE IIIA

                                       to

                               SECURITY AGREEMENT

                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

                 AND RECORDS CONCERNING BRIGHTPOINT'S COLLATERAL

I.       Grantor's official name:  _____________________________________________

II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued:

IV.      State or Incorporation or Organization of Brightpoint:

V.       Chief Executive Office and principal place of business of Brightpoint:

VI.      Corporate Offices of Brightpoint:

VII.     Warehouses:

VIII.    Other Premises at which Collateral is Stored or Located:

IX.      Locations of Records Concerning Collateral:


                          [TO BE COMPLETED BY GRANTORS]

                                  SCHEDULE IIIB

                                       to

                               SECURITY AGREEMENT

                  SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

                  AND RECORDS CONCERNING WIRELESS'S COLLATERAL

I.       Grantor's official name:


II. Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued:

IV.      State or Incorporation or Organization of Wireless:

V.       Chief Executive Office and principal place of business of Wireless:

VI.      Corporate Offices of Wireless:

VII.     Warehouses:

VIII.    Other Premises at which Collateral is Stored or Located:

IX.      Locations of Records Concerning Collateral:


                          [TO BE COMPLETED BY GRANTORS]

                                   SCHEDULE IV

                                       to

                               SECURITY AGREEMENT

                       PATENTS, TRADEMARKS AND COPYRIGHTS

A.       Brightpoint North America L.P.





B.       Wireless Fulfillment Services LLC

                          [TO BE COMPLETED BY GRANTORS]

                                    EXHIBIT A

                                POWER OF ATTORNEY

         This Power of Attorney is executed and delivered by ______________________, a _____________________ corporation ("Grantor") to
General Electric Capital Corporation, a New York corporation (hereinafter referred to as "Attorney"), as Agent for the benefit of Agent and Lenders, under a Credit Agreement and a Security Agreement, both dated as of ____________, 2001, and other related documents (the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney' s written consent.

         Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;
(d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor's signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this _____________ day of ____________________.



                                       [               GRANTOR                 ]
                                        ---------------------------------------


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                            NOTARY PUBLIC CERTIFICATE

         On this _____ day of ____________, 2001, [officer's name] who is personally known to me appeared before me in his/her capacity as the [title] of [Grantor] ("Grantor") and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.


                                               _________________________________
                                               Notary Public

                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of October 31, 2001, (together with all amendments, if any, from time to time hereto, this "Agreement") between BRIGHTPOINT NORTH AMERICA L.P., a Delaware limited partnership (the "Pledgor") and GENERAL ELECTRIC CAPITAL CORPORATION in its capacity as Agent for Lenders ("Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Pledgor, the Persons named therein as Borrowers, the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Credit Agreement") the Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers;

         WHEREAS, Pledgor is the record and beneficial owner of the shares of Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

         WHEREAS, Pledgor benefits from the credit facilities made available to Borrowers under the Credit Agreement;

         WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

         "Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.

         "Pledged Entity" means an issuer of Pledged Shares or Pledged Indebtedness.

         "Pledged Indebtedness" means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

         "Pledged Shares" means those shares listed on Part A of Schedule I hereto.

         "Secured Obligations" has the meaning assigned to such term in Section 3 hereof.

         2. Pledge. Pledgor hereby pledges to Agent, and grants to Agent for itself and the benefit of Lenders, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

              (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

              (b) such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares of stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

              (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

              (d) all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

         3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").

         4. Delivery of Pledged Collateral. All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

         5. Representations and Warranties. Pledgor represents and warrants to Agent that:

              (a) Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement; Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement;

              (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

              (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent as provided herein;

              (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

              (e) All of the Pledged Shares are presently owned by Pledgor, and are presently represented by the certificates listed on Part A of
         Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

              (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

              (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

              (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

              (i) The Pledged Shares constitute 100% of the issued and outstanding shares of Stock of each Pledged Entity; and

              (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

         The representations and warranties set forth in this Section 5 survive the execution and delivery of this Agreement.

         6. Covenants.  Pledgor covenants and agrees that until the Termination
Date:

              (a) Without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

              (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

              (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

              (d) Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of
         Schedule II hereto (a "Pledge Amendment") in respect of any such additional Stock, notes or instruments, pursuant to which Pledgor shall pledge to Agent all of such additional Stock, notes and instruments. Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

         7. Pledgor's Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

              (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

                  (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                  (ii) the consolidation or merger of a Pledged Entity with any other Person;

                  (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent;

                  (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or

                  (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

              (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

                  (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

         8. Defaults and Remedies; Proxy.

              (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

              (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Pledgor.

              (c) If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgor shall, in an expeditious manner, cause the Pledged Entities to:

                  (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

                  (iii) Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

                  (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Agent;

                  (v) Furnish, at the request of Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

                  (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (d) All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgor.

              (e) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                  (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                  (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                  (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                  (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

              (f) Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause
         (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

              (g) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

              (h) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         9. Waiver. No delay on Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent's rights as against Pledgor in any respect.

         10. Assignment. Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         11. Termination. Immediately following the Termination Date, Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

         12. Lien Absolute. All rights of Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

              (d) the insolvency of any Credit Party; or

              (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

         13. Release. Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

              (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

              (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

         14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         15. Miscellaneous.

              (a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

              (b) Pledgor agrees to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

              (c) Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

              (d) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGOR.

         16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

               (a)  If to Agent, at:

                    General Electric Capital Corporation
                    10 South LaSalle Street
                    Suite 2800
                    Chicago, IL 60603
                    Attention:  Brightpoint Account Manager
                    Fax No.:  (312) 419-5700
                    Phone No.:  (312) 419-0985

                    With copies to:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, IL 60601
                    Attention:  Ronald H. Jacobson
                    Fax No.:  (312) 558-5700
                    Phone No.:  (312) 558-5600

               (b)  If to Pledgor, at:

                    Brightpoint North America L.P.
                    c/o Brightpoint, Inc.
                    6402 Corporate Drive
                    Indianapolis, IN 46278
                    Attention:  Steven E. Fivel, Esq.
                    Executive Vice President and General Counsel

                    With copies to:

                    Baker & Daniels
                    600 East 96th Street
                    Suite 600
                    Indianapolis, IN 46204
                    Attention:  Robert S. Wynne, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 17, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         18. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         20. Benefit of Lenders. All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              BRIGHTPOINT NORTH AMERICA L.P.

                              By: BRIGHTPOINT NORTH AMERICA, INC.,
                                  its general partner


                                  By: /s/ Steven E. Fivel
                                      -------------------
                                  Name: Steven E. Fivel
                                  Title: Executive Vice President & Secretary


                               GENERAL ELECTRIC CAPITAL CORPORATION


                                  By: /s/ Thomas G. Sullivan
                                      ---------------------------------------
                                      Name: Thomas G. Sullivan
                                            ---------------------------------
                                          Its Duly Authorized Signatory

                                   SCHEDULE I


                                     PART A


                                 PLEDGED SHARES


                          Class                  Stock Certificate      Number                  Percentage of
Pledged Entity           of Stock                   Number(s)          of Shares              Outstanding Shares
--------------           --------               ----------------       ---------              ------------------
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]



                                     PART B

                              PLEDGED INDEBTEDNESS


                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------



                                   SCHEDULE II

                                PLEDGE AMENDMENT


         This Pledge Amendment, dated ________________, ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated ______________, 2001, between undersigned, as Pledgor, and General Electric Capital Corporation, as Agent, (the "Pledge Agreement") and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments or shares not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

                              BRIGHTPOINT NORTH AMERICA L.P.

                                   By: BRIGHTPOINT NORTH AMERICA, INC.,
                                       its general partner


                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Title:
                                    -----------------------------------------


Name and                                                 Class              Certificate        Number
Address of Pledgor               Pledged Entity         of Stock            Number(s)         of Shares
------------------               --------------         --------           ----------         ---------



                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------


                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of October 31, 2001, (together with all amendments, if any, from time to time hereto, this "Agreement") between WIRELESS FULFILLMENT SERVICES LLC, a California limited liability company (the "Pledgor") and GENERAL ELECTRIC CAPITAL CORPORATION in its capacity as Agent for Lenders ("Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Pledgor, the Persons named therein as Borrowers, the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Credit Agreement") the Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers;

         WHEREAS, Pledgor is the record and beneficial owner of the shares of Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

         WHEREAS, Pledgor benefits from the credit facilities made available to Borrowers under the Credit Agreement;

         WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

         "Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.

         "Pledged Entity" means an issuer of Pledged Shares or Pledged Indebtedness.

         "Pledged Indebtedness" means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

         "Pledged Shares" means those shares listed on Part A of Schedule I hereto.

         "Secured Obligations" has the meaning assigned to such term in Section 3 hereof.

         2. Pledge. Pledgor hereby pledges to Agent, and grants to Agent for itself and the benefit of Lenders, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

              (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

              (b) such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares of stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

              (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

              (d) all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

         3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").

         4. Delivery of Pledged Collateral. All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

         5. Representations and Warranties. Pledgor represents and warrants to Agent that:

              (a) Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement; Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement;

              (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

              (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent as provided herein;

              (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

              (e) All of the Pledged Shares are presently owned by Pledgor, and are presently represented by the certificates listed on Part A of
         Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

              (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

              (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

              (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

              (i) The Pledged Shares constitute 100% of the issued and outstanding shares of Stock of each Pledged Entity; and

              (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         6. Covenants. Pledgor covenants and agrees that until the Termination
Date:

              (a) Without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

              (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

              (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

              (d) Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of
         Schedule II hereto (a "Pledge Amendment") in respect of any such additional Stock, notes or instruments, pursuant to which Pledgor shall pledge to Agent all of such additional Stock, notes and instruments. Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

         7. Pledgor's Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

              (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

                  (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                  (ii) the consolidation or merger of a Pledged Entity with any other Person;

                  (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent;

                  (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or

                  (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

              (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

                  (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

         8. Defaults and Remedies; Proxy.

              (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

              (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Pledgor.

              (c) If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgor shall, in an expeditious manner, cause the Pledged Entities to:

                  (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

                  (iii) Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

                  (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Agent;

                  (v) Furnish, at the request of Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

                  (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (d) All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgor.

              (e) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                  (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                  (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                  (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                  (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

              (f) Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause
         (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

              (g) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

              (h) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         9. Waiver. No delay on Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent's rights as against Pledgor in any respect.

         10. Assignment. Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         11. Termination. Immediately following the Termination Date, Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

         12. Lien Absolute. All rights of Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

              (d) the insolvency of any Credit Party; or

              (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

         13. Release. Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

              (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

              (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

         14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         15. Miscellaneous.

              (a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

              (b) Pledgor agrees to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

              (c) Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

              (d) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGOR.

         16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

               (a) If to Agent, at:

                   General Electric Capital Corporation
                   10 South LaSalle Street
                   Suite 2800
                   Chicago, IL 60603
                   Attention:  Brightpoint Account Manager
                   Fax No.:  (312) 419-5700
                   Phone No.:  (312) 419-0985

                   With copies to:

                   Winston & Strawn
                   35 West Wacker Drive
                   Chicago, IL 60601
                   Attention:  Ronald H. Jacobson
                   Fax No.:  (312) 558-5700
                   Phone No.:  (312) 558-5600

               (b) If to Pledgor, at:

                   Wireless Fulfillment Services LLC
                   c/o Brightpoint, Inc.
                   6402 Corporate Drive
                   Indianapolis, IN 46278
                   Attention:  Steven E. Fivel, Esq.
                   Executive Vice President and General Counsel

                   With copies to:

                   Baker & Daniels
                   600 East 96th Street
                   Suite 600
                   Indianapolis, IN 46204
                   Attention:  Robert S. Wynne, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 17, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         18. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         20. Benefit of Lenders. All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              WIRELESS FULFILLMENT SERVICES LLC


                                   By:  BRIGHTPOINT, INC., its manager


                                       By: /s/ Steven E. Fivel
                                           -------------------
                                       Name: Steven E. Fivel
                                       Title: Executive Vice President, General
                                              Counsel & Secretary


                              GENERAL ELECTRIC CAPITAL CORPORATION


                                  By: /s/ Thomas G. Sullivan
                                      --------------------------------------
                                      Name: Thomas G. Sullivan
                                            --------------------------------
                                          Its Duly Authorized Signatory

                                   SCHEDULE I

                                     PART A

                                 PLEDGED SHARES


                          Class                  Stock Certificate      Number                  Percentage of
Pledged Entity           of Stock                   Number(s)          of Shares              Outstanding Shares
--------------           --------               ----------------       ---------              ------------------
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]


                                     PART B

                              PLEDGED INDEBTEDNESS


                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------






                          [TO BE PROVIDED BY BORROWER]

                                   SCHEDULE II

                                PLEDGE AMENDMENT


         This Pledge Amendment, dated ________________, ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated ______________, 2001, between undersigned, as Pledgor, and General Electric Capital Corporation, as Agent, (the "Pledge Agreement") and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments or shares not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

                              WIRELESS FULFILLMENT SERVICES LLC


                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------


Name and                                                 Class              Certificate        Number
Address of Pledgor               Pledged Entity         of Stock            Number(s)         of Shares
------------------               --------------         --------           ----------         ---------



                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------


                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of October 31, 2001, (together with all amendments, if any, from time to time hereto, this "Agreement") between BRIGHTPOINT, INC., a Delaware corporation (the "Pledgor") and GENERAL ELECTRIC CAPITAL CORPORATION in its capacity as Agent for Lenders ("Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Pledgor, the Persons named therein as Borrowers, the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Credit Agreement") the Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers;

         WHEREAS, Pledgor is the record and beneficial owner of the Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

         WHEREAS, Pledgor benefits from the credit facilities made available to Borrowers under the Credit Agreement;

         WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

         "Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.

         "Pledged Entity" means an issuer of Pledged Shares or Pledged Indebtedness.

         "Pledged Indebtedness" means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

         "Pledged Shares" means the Stock listed on Part A of Schedule I hereto.

         "Secured Obligations" has the meaning assigned to such term in Section 3 hereof.

         2. Pledge. Pledgor hereby pledges to Agent, and grants to Agent for itself and the benefit of Lenders, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

              (a) the Pledged Shares and the certificates, if any, representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

              (b) such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares or interests of Stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which Stock shall be deemed to be part of the Pledged Shares), and the certificates, if any, representing such additional shares or interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

              (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

              (d) all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

         3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").

         4. Delivery of Pledged Collateral. All certificates, if any, and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, to the extent applicable, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

         5. Representations and Warranties. Pledgor represents and warrants to Agent that:

              (a) Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement; Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement;

              (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

              (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent as provided herein;

              (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

              (e) All of the Pledged Shares are presently owned by Pledgor, and are presently represented on Part A of Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

              (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

              (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

              (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

              (i) The Pledged Shares constitute 100% of the issued and outstanding shares or interests of Stock held by Pledgor of each Pledged Entity; and

              (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         6. Covenants. Pledgor covenants and agrees that until the Termination
Date:

              (a) Without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

              (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including any control agreements and the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

              (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

              (d) Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of
         Schedule II hereto (a "Pledge Amendment") in respect of any such additional Stock, notes or instruments, pursuant to which Pledgor shall pledge to Agent all of such additional Stock, notes and instruments. Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

         7. Pledgor's Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

              (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

                  (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                  (ii) the consolidation or merger of a Pledged Entity with any other Person;

                  (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent;

                  (iv) any change in the authorized number of shares or interests, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares or interests of its Stock; or

                  (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

              (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

                  (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

         8. Defaults and Remedies; Proxy.

              (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates, if any, or instruments representing or evidencing Pledged Collateral for certificates, if any, or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

              (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Pledgor.

              (c) If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgor shall, in an expeditious manner, cause the Pledged Entities to:

                  (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

                  (iii) Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

                  (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Agent;

                  (v) Furnish, at the request of Agent, on the date that shares or interests of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

                  (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (d) All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgor.

              (e) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                  (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                  (ii) as to the content of legends to be placed upon any certificates, if any, representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                  (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                  (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

              (f) Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause
         (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

              (g) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

              (h) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         9. Waiver. No delay on Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent's rights as against Pledgor in any respect.

         10. Assignment. Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         11. Termination. Immediately following the Termination Date, Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

         12. Lien Absolute. All rights of Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

              (d) the insolvency of any Credit Party; or

              (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

         13. Release. Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

              (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

              (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

         14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         15. Miscellaneous.

              (a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

              (b) Pledgor agrees to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

              (c) Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

              (d) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGOR.

         16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

               (a)  If to Agent, at:

                    General Electric Capital Corporation
                    10 South LaSalle Street
                    Suite 2800
                    Chicago, IL 60603
                    Attention:  Brightpoint Account Manager
                    Fax No.:  (312) 419-5700
                    Phone No.:  (312) 419-0985

                    With copies to:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, IL 60601
                    Attention:  Ronald H. Jacobson
                    Fax No.:  (312) 558-5700
                    Phone No.:  (312) 558-5600

               (b)  If to Pledgor, at:

                    Brightpoint, Inc.
                    6402 Corporate Drive
                    Indianapolis, IN 46278
                    Attention:  Steven E. Fivel, Esq.
                    Executive Vice President and General Counsel

                    With copies to:

                    Baker & Daniels
                    600 East 96th Street
                    Suite 600
                    Indianapolis, IN 46204
                    Attention:  Robert S. Wynne, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 17, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         18. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         20. Benefit of Lenders. All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              BRIGHTPOINT, INC.


                              By: /s/ Steven E. Fivel
                                  -------------------------------------------
                              Name:   Steven E. Fivel
                              Title:  Executive Vice President, General
                                      Counsel & Secretary


                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By: /s/ Thomas G. Sullivan
                                  -------------------------------------------
                                Name: Thomas G. Sullivan
                                      ---------------------------------------
                                      Its Duly Authorized Signatory

                                   SCHEDULE I

                                     PART A

                                 PLEDGED SHARES


                          Class                  Stock Certificate      Number                  Percentage of
Pledged Entity           of Stock                   Number(s)          of Shares              Outstanding Shares
--------------           --------               ----------------       ---------              ------------------
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]



                                     PART B

                              PLEDGED INDEBTEDNESS


                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------





                          [TO BE PROVIDED BY BORROWERS]

                                   SCHEDULE II

                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated ________________, ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares or interests pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares or interests pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated ______________, 2001, between undersigned, as Pledgor, and General Electric Capital Corporation, as Agent, (the "Pledge Agreement") and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments, shares or interests not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

                              BRIGHTPOINT, INC.


                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                    ------------------------------------





Name and                                                 Class             Certificate         Number
Address of Pledgor               Pledged Entity         of Stock            Number(s)         of Shares
------------------               --------------         --------           ----------         ---------



                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------


                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of October 31, 2001, (together with all amendments, if any, from time to time hereto, this "Agreement") between BRIGHTPOINT NORTH AMERICA, INC., an Indiana corporation (the "Pledgor") and GENERAL ELECTRIC CAPITAL CORPORATION in its capacity as Agent for Lenders ("Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Pledgor, the Persons named therein as Borrowers, the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Credit Agreement") the Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers;

         WHEREAS, Pledgor is the record and beneficial owner of the Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

         WHEREAS, Pledgor benefits from the credit facilities made available to Borrowers under the Credit Agreement;

         WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

         "Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.

         "Pledged Entity" means an issuer of Pledged Shares or Pledged Indebtedness.

         "Pledged Indebtedness" means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

         "Pledged Shares" means the Stock listed on Part A of Schedule I hereto.

         "Secured Obligations" has the meaning assigned to such term in Section 3 hereof.

         2. Pledge. Pledgor hereby pledges to Agent, and grants to Agent for itself and the benefit of Lenders, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

              (a) the Pledged Shares and the certificates, if any, representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

              (b) such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares or interests of Stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which Stock shall be deemed to be part of the Pledged Shares), and the certificates, if any, representing such additional shares or interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

              (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

              (d) all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

         3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").

         4. Delivery of Pledged Collateral. All certificates, if any, and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, to the extent applicable, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

         5. Representations and Warranties. Pledgor represents and warrants to Agent that:

              (a) Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement; Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement;

              (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

              (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent as provided herein;

              (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

              (e) All of the Pledged Shares are presently owned by Pledgor, and are presently represented on Part A of Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

              (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

              (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

              (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

              (i) The Pledged Shares constitute 100% of the issued and outstanding shares or interests of Stock held by Pledgor of each Pledged Entity; and

              (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         6. Covenants. Pledgor covenants and agrees that until the Termination
Date:

              (a) Without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

              (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including any control agreements and the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

              (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

              (d) Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment") in respect of any such additional Stock, notes or instruments, pursuant to which Pledgor shall pledge to Agent all of such additional Stock, notes and instruments. Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

         7. Pledgor's Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

              (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

                  (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                  (ii) the consolidation or merger of a Pledged Entity with any other Person;

                  (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent;

                  (iv) any change in the authorized number of shares or interests, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares or interests of its Stock; or

                  (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

              (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

                  (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

         8. Defaults and Remedies; Proxy.

              (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates, if any, or instruments representing or evidencing Pledged Collateral for certificates, if any, or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

              (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Pledgor.

              (c) If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgor shall, in an expeditious manner, cause the Pledged Entities to:

                  (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

                  (iii) Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

                  (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Agent;

                  (v) Furnish, at the request of Agent, on the date that shares or interests of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

                  (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (d) All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgor.

              (e) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                  (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                  (ii) as to the content of legends to be placed upon any certificates, if any, representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                  (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                  (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

              (f) Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause
         (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

              (g) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

              (h) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         9. Waiver. No delay on Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent's rights as against Pledgor in any respect.

         10. Assignment. Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         11. Termination. Immediately following the Termination Date, Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

         12. Lien Absolute. All rights of Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

              (d) the insolvency of any Credit Party; or

              (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

         13. Release. Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

              (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

              (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

         14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         15. Miscellaneous.

              (a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

              (b) Pledgor agrees to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

              (c) Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

              (d) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGOR.

         16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

               (a)  If to Agent, at:

                    General Electric Capital Corporation
                    10 South LaSalle Street
                    Suite 2800
                    Chicago, IL 60603
                    Attention:  Brightpoint Account Manager
                    Fax No.:  (312) 419-5700
                    Phone No.:  (312) 419-0985

                    With copies to:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, IL 60601
                    Attention:  Ronald H. Jacobson
                    Fax No.:  (312) 558-5700
                    Phone No.:  (312) 558-5600

               (b)  If to Pledgor, at:

                    Brightpoint North America, Inc.
                    c/o Brightpoint, Inc.
                    6402 Corporate Drive
                    Indianapolis, IN 46278
                    Attention:  Steven E. Fivel, Esq.
                    Executive Vice President and General Counsel

                    With copies to:

                    Baker & Daniels
                    600 East 96th Street
                    Suite 600
                    Indianapolis, IN 46204
                    Attention:  Robert S. Wynne, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 17, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         18. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         20. Benefit of Lenders. All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              BRIGHTPOINT NORTH AMERICA, INC.


                              By: /s/ Steven E. Fivel
                                  ----------------------------------------
                              Name: Steven E. Fivel
                              Title: Executive Vice President & Secretary


                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By: /s/ Thomas G. Sullivan
                                  ----------------------------------------
                                Name: Thomas G. Sullivan
                                      ------------------------------------
                                       Its Duly Authorized Signatory

                                   SCHEDULE I

                                     PART A

                                 PLEDGED SHARES

                                                                                                 Percentage of
                          Class                  Stock Certificate        Number of                Outstanding
Pledged Entity           of Stock                   Number(s)          Shares/Interests        Shares/Interests
--------------           --------               ----------------       ----------------       ------------------
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]



                                     PART B

                              PLEDGED INDEBTEDNESS


                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------









                          [TO BE PROVIDED BY BORROWERS]

                                   SCHEDULE II

                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated ________________, ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares or interests pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares or interests pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated ______________, 2001, between undersigned, as Pledgor, and General Electric Capital Corporation, as Agent, (the "Pledge Agreement") and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments, shares or interests not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

                              BRIGHTPOINT NORTH AMERICA, INC.


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------


Name and                                                 Class              Certificate          Number of
Address of Pledgor               Pledged Entity         of Stock            Number(s)         Shares/Interests
------------------               --------------         --------           ----------         -----------------



                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------


                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of October 31, 2001, (together with all amendments, if any, from time to time hereto, this "Agreement") between WIRELESS FULFILLMENT SERVICES HOLDINGS, INC., a Delaware corporation (the "Pledgor") and GENERAL ELECTRIC CAPITAL CORPORATION in its capacity as Agent for Lenders ("Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Pledgor, the Persons named therein as Borrowers, the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Credit Agreement") the Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers;

         WHEREAS, Pledgor is the record and beneficial owner of the Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

         WHEREAS, Pledgor benefits from the credit facilities made available to Borrowers under the Credit Agreement;

         WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

         "Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.

         "Pledged Entity" means an issuer of Pledged Shares or Pledged Indebtedness.

         "Pledged Indebtedness" means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

         "Pledged Shares" means the Stock listed on Part A of Schedule I hereto.

         "Secured Obligations" has the meaning assigned to such term in Section 3 hereof.

         2. Pledge. Pledgor hereby pledges to Agent, and grants to Agent for itself and the benefit of Lenders, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

              (a) the Pledged Shares and the certificates, if any, representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

              (b) such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares or interests of Stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which Stock shall be deemed to be part of the Pledged Shares), and the certificates, if any, representing such additional shares or interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

              (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

              (d) all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

         3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").

         4. Delivery of Pledged Collateral. All certificates, if any, and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, to the extent applicable, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

         5. Representations and Warranties. Pledgor represents and warrants to Agent that:

              (a) Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement; Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement;

              (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

              (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent as provided herein;

              (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

              (e) All of the Pledged Shares are presently owned by Pledgor, and are presently represented on Part A of Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

              (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

              (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

              (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

              (i) The Pledged Shares constitute 100% of the issued and outstanding shares or interests of Stock held by Pledgor of each Pledged Entity; and

              (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         6. Covenants. Pledgor covenants and agrees that until the Termination
Date:

              (a) Without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

              (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including any control agreements and the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

              (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

              (d) Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of
         Schedule II hereto (a "Pledge Amendment") in respect of any such additional Stock, notes or instruments, pursuant to which Pledgor shall pledge to Agent all of such additional Stock, notes and instruments. Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

         7. Pledgor's Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

              (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

                  (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                  (ii) the consolidation or merger of a Pledged Entity with any other Person;

                  (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent;

                  (iv) any change in the authorized number of shares or interests, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares or interests of its Stock; or

                  (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

              (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

                  (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

         8. Defaults and Remedies; Proxy.

              (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates, if any, or instruments representing or evidencing Pledged Collateral for certificates, if any, or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

              (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Pledgor.

              (c) If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgor shall, in an expeditious manner, cause the Pledged Entities to:

                  (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

                  (iii) Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

                  (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Agent;

                  (v) Furnish, at the request of Agent, on the date that shares or interests of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

                  (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (d) All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgor.

              (e) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                  (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                  (ii) as to the content of legends to be placed upon any certificates, if any, representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                  (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                  (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

              (f) Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause
         (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

              (g) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

              (h) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         9. Waiver. No delay on Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent's rights as against Pledgor in any respect.

         10. Assignment. Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         11. Termination. Immediately following the Termination Date, Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

         12. Lien Absolute. All rights of Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

              (d) the insolvency of any Credit Party; or

              (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

         13. Release. Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

              (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

              (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

         14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         15. Miscellaneous.

              (a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

              (b) Pledgor agrees to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

              (c) Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

              (d) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGOR.

         16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

               (a)  If to Agent, at:

                    General Electric Capital Corporation
                    10 South LaSalle Street
                    Suite 2800
                    Chicago, IL 60603
                    Attention:  Brightpoint Account Manager
                    Fax No.:  (312) 419-5700
                    Phone No.:  (312) 419-0985

                    With copies to:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, IL 60601
                    Attention:  Ronald H. Jacobson
                    Fax No.:  (312) 558-5700
                    Phone No.:  (312) 558-5600

               (b)  If to Pledgor, at:

                    Wireless Fulfillment Services Holdings, Inc.
                    c/o Brightpoint, Inc.
                    6402 Corporate Drive
                    Indianapolis, IN 46278
                    Attention:  Steven E. Fivel, Esq.
                    Executive Vice President and General Counsel

                    With copies to:

                    Baker & Daniels
                    600 East 96th Street
                    Suite 600
                    Indianapolis, IN 46204
                    Attention:  Robert S. Wynne, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 17, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         18. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         20. Benefit of Lenders. All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              WIRELESS FULFILLMENT SERVICES HOLDINGS, INC.


                              By: /s/ Steven E. Fivel
                                  ----------------------------------------
                              Name: Steven E. Fivel
                              Title: Executive Vice President & Secretary


                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By: /s/ Thomas G. Sullivan
                                  ----------------------------------------
                                Name: Thomas G. Sullivan
                                      ------------------------------------
                                       Its Duly Authorized Signatory

                                   SCHEDULE I

                                     PART A

                                 PLEDGED SHARES

                                                                                                Percentage of
                          Class                  Stock Certificate        Number of              Outstanding
Pledged Entity           of Stock                   Number(s)          Shares/Interests        Shares/Interests
--------------           --------               ----------------       ----------------       ------------------
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]



                                     PART B

                              PLEDGED INDEBTEDNESS


                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------






                          [TO BE PROVIDED BY BORROWERS]

                                   SCHEDULE II

                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated ________________, ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares or interests pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares or interests pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated ______________, 2001, between undersigned, as Pledgor, and General Electric Capital Corporation, as Agent, (the "Pledge Agreement") and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments, shares or interests not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

                              WIRELESS FULFILLMENT SERVICES HOLDINGS, INC.


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


Name and                                                 Class              Certificate           Number of
Address of Pledgor               Pledged Entity         of Stock             Number(s)         Shares/Interests
------------------               --------------         --------            ----------         -----------------



                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------


                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of October 31, 2001, (together with all amendments, if any, from time to time hereto, this "Agreement") between BRIGHTPOINT INTERNATIONAL LTD., a Delaware corporation (the "Pledgor") and GENERAL ELECTRIC CAPITAL CORPORATION in its capacity as Agent for Lenders ("Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Pledgor, the Persons named therein as Borrowers, the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Credit Agreement") the Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers;

         WHEREAS, Pledgor is the record and beneficial owner of the Stock listed in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed in Part B of Schedule I hereto;

         WHEREAS, Pledgor benefits from the credit facilities made available to Borrowers under the Credit Agreement;

         WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make Loans and to incur Letter of Credit Obligations under the Credit Agreement, it is agreed as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

         "Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.

         "Pledged Entity" means an issuer of Pledged Shares or Pledged Indebtedness.

         "Pledged Indebtedness" means the Indebtedness evidenced by promissory notes and instruments listed on Part B of Schedule I hereto;

         "Pledged Shares" means the Stock listed on Part A of Schedule I hereto.

         "Secured Obligations" has the meaning assigned to such term in Section 3 hereof.

         2. Pledge. Pledgor hereby pledges to Agent, and grants to Agent for itself and the benefit of Lenders, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

              (a) the Pledged Shares and the certificates, if any, representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

              (b) such portion, as determined by Agent as provided in Section 6(d) below, of any additional shares or interests of Stock of a Pledged Entity from time to time acquired by Pledgor in any manner (which Stock shall be deemed to be part of the Pledged Shares), and the certificates, if any, representing such additional shares or interests, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

              (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

              (d) all additional Indebtedness arising after the date hereof and owing to Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

         3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement and the other Loan Documents and all obligations of Pledgor now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise (collectively, the "Secured Obligations").

         4. Delivery of Pledged Collateral. All certificates, if any, and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Agent, for itself and the benefit of Lenders, pursuant hereto. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, to the extent applicable, all in form and substance satisfactory to Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed by Pledgor.

         5. Representations and Warranties. Pledgor represents and warrants to Agent that:

              (a) Pledgor is, and at the time of delivery of the Pledged Shares to Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement; Pledgor is and at the time of delivery of the Pledged Indebtedness to Agent will be, the sole owner of such Pledged Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement;

              (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, and no such Pledged Entity is in default thereunder;

              (c) Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent as provided herein;

              (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

              (e) All of the Pledged Shares are presently owned by Pledgor, and are presently represented on Part A of Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

              (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;

              (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of the Agent for the benefit of Agent and Lenders in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

              (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

              (i) The Pledged Shares constitute 100% of the issued and outstanding shares or interests of Stock held by Pledgor of each Pledged Entity; and

              (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture.

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         6. Covenants. Pledgor covenants and agrees that until the Termination
Date:

              (a) Without the prior written consent of Agent, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement;

              (b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Agent from time to time may request in order to ensure to Agent and Lenders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including any control agreements and the filing of any necessary Code financing statements, which may be filed by Agent with or (to the extent permitted by law) without the signature of Pledgor, and will cooperate with Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral;

              (c) Pledgor has and will defend the title to the Pledged Collateral and the Liens of Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

              (d) Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of
         Schedule II hereto (a "Pledge Amendment") in respect of any such additional Stock, notes or instruments, pursuant to which Pledgor shall pledge to Agent all of such additional Stock, notes and instruments. Pledgor hereby authorizes Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Pledged Collateral.

         7. Pledgor's Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

              (a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

                  (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                  (ii) the consolidation or merger of a Pledged Entity with any other Person;

                  (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Agent;

                  (iv) any change in the authorized number of shares or interests, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares or interests of its Stock; or

                  (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity; and

              (b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

                  (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

         8. Defaults and Remedies; Proxy.

              (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgor, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates, if any, or instruments representing or evidencing Pledged Collateral for certificates, if any, or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Agent may deem fair, and Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Agent. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

              (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Pledgor.

              (c) If, at any time when Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), Pledgor shall, in an expeditious manner, cause the Pledged Entities to:

                  (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement to become and remain effective;

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement whenever Agent shall desire to sell or otherwise dispose of the Pledged Shares;

                  (iii) Furnish to Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Agent;

                  (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Agent shall request, and do such other reasonable acts and things as may be required of it to enable Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Agent;

                  (v) Furnish, at the request of Agent, on the date that shares or interests of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Agent may reasonably request; and

                  (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

              (d) All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by Pledgor.

              (e) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                  (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                  (ii) as to the content of legends to be placed upon any certificates, if any, representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                  (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                  (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

              (f) Pledgor recognizes that Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause
         (e) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Pledged Entity would agree to do so.

              (g) Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

              (h) Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Agent, that Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         9. Waiver. No delay on Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Agent's rights as against Pledgor in any respect.

         10. Assignment. Agent may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Credit Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         11. Termination. Immediately following the Termination Date, Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

         12. Lien Absolute. All rights of Agent hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

              (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

              (d) the insolvency of any Credit Party; or

              (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor.

         13. Release. Pledgor consents and agrees that Agent may at any time, or from time to time, in its discretion:

              (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

              (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

         14. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor or any Pledged Entity for liquidation or reorganization, should Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         15. Miscellaneous.

              (a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

              (b) Pledgor agrees to promptly reimburse Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

              (c) Neither Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

              (d) THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF AGENT AND PLEDGOR.

         16. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         17. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

               (a) If to Agent, at:

                   General Electric Capital Corporation
                   10 South LaSalle Street
                   Suite 2800
                   Chicago, IL 60603
                   Attention:  Brightpoint Account Manager
                   Fax No.:  (312) 419-5700
                   Phone No.:  (312) 419-0985

                   With copies to:

                   Winston & Strawn
                   35 West Wacker Drive
                   Chicago, IL 60601
                   Attention:  Ronald H. Jacobson
                   Fax No.:  (312) 558-5700
                   Phone No.:  (312) 558-5600

               (b) If to Pledgor, at:

                   Brightpoint International Ltd.
                   c/o Brightpoint, Inc.
                   6402 Corporate Drive
                   Indianapolis, IN 46278
                   Attention:  Steven E. Fivel, Esq.
                   Executive Vice President and General Counsel

                   With copies to:

                   Baker & Daniels
                   600 East 96th Street
                   Suite 600
                   Indianapolis, IN 46204
                   Attention:  Robert S. Wynne, Esq.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 17, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         18. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         19. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         20. Benefit of Lenders. All security interests granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                              BRIGHTPOINT INTERNATIONAL LTD.


                              By: /s/ Steven E. Fivel
                                  ----------------------------------------
                              Name: Steven E. Fivel
                              Title: Executive Vice President & Secretary


                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By: /s/ Thomas G. Sullivan
                                  ----------------------------------------
                                Name: Thomas G. Sullivan
                                      ------------------------------------
                                       Its Duly Authorized Signatory

                                   SCHEDULE I

                                     PART A

                                 PLEDGED SHARES

                                                                                                Percentage of
                          Class                  Stock Certificate        Number of              Outstanding
Pledged Entity           of Stock                   Number(s)          Shares/Interests        Shares/Interests
--------------           --------               ----------------       ----------------       ------------------
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]
                                                                                                    [100%]



                                     PART B

                              PLEDGED INDEBTEDNESS


                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------








                          [TO BE PROVIDED BY BORROWERS]

                                   SCHEDULE II

                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated ________________, ___ is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Pledge Agreement. The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, instruments and shares or interests pledged prior to this Pledge Amendment and as to the promissory notes, instruments and shares or interests pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement, dated ______________, 2001, between undersigned, as Pledgor, and General Electric Capital Corporation, as Agent, (the "Pledge Agreement") and that the Pledged Shares and Pledged Indebtedness listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. The undersigned acknowledges that any promissory notes, instruments, shares or interests not included in the Pledged Collateral at the discretion of Agent may not otherwise be pledged by Pledgor to any other Person or otherwise used as security for any obligations other than the Secured Obligations.

                              BRIGHTPOINT INTERNATIONAL LTD.


                              By:
                                 ------------------------------------------
                              Name:
                                   ----------------------------------------
                              Title:
                                    ---------------------------------------


Name and                                                 Class              Certificate          Number of
Address of Pledgor               Pledged Entity         of Stock            Number(s)         Shares/Interests
------------------               --------------         --------           ----------         -----------------



                            Initial
Pledged Entity           Principal Amount         Issue Date           Maturity Date          Interest Rate
--------------           ----------------         ----------           -------------          -------------


                                CONTROL AGREEMENT


         This Control Agreement (the "Agreement") is entered into as of the 31st day of October, 2001 by and among Brightpoint North America L.P., a Delaware limited partnership (the "Pledged Entity"), General Electric Capital Corporation, a Delaware corporation, as agent for the benefit of the Lenders (the "Secured Party"), and Brightpoint North America, Inc., an Indiana corporation ("Pledgor").


                                    RECITALS


         WHEREAS, pursuant to that certain Credit Agreement dated as of October 31, 2001 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among Brightpoint North America L.P. and Wireless Fulfillment Services LLC (collectively, "Borrowers"), Pledgor, the other Credit Parties party thereto, the Secured Party and the lenders from time to time party thereto (the "Lenders"), the Lenders have extended certain loans and other financial accommodations to Borrowers which are secured by, among other things, a pledge of and security interest in and to all right, title and interests of Pledgor in the membership interests in the Pledged Entity owned or held by Pledgor (such interests being referred to herein as the "Pledged Collateral"); and

         WHEREAS, the parties hereto wish to acknowledge such security interests and the Secured Party's control over the Pledged Collateral for purposes of the provisions of Article 8 of the Uniform Commercial Code as enacted and in effect in the State of Illinois (the "Code").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         2. Acknowledgment of Security Interest. The Pledged Entity hereby acknowledges and agrees that the Secured Party, individually and on behalf of the Lenders, has been granted and continues to hold a first priority security interest in and to the Pledged Collateral as collateral security for the obligations of the Pledged Entity under the Credit Agreement.

         3. Agreement to Follow Instructions; Agreement Not to Register Transfer. The Pledged Entity hereby agrees to comply with any "instructions" (as defined in Section 8-102(a)(12) of the Code) originated by or on behalf of the Secured Party without further consent of the Pledgor, including, without limitation, instructions regarding the transfer, redemption or other disposition of the Pledged Collateral or the proceeds thereof, including any distributions with respect thereto. The Pledged Entity agrees that it shall not register any transfer of the Pledged Collateral to any Person without the prior written consent of the Secured Party.

         4. Intent of the Parties. By executing and delivering this Agreement, the parties hereto intend to establish the Secured Party's control over the Pledged Collateral for purposes of the provisions of Section 8-106(c)(2) of the Code.

         5. Consent. Pledgor hereby consents to the execution and delivery of this Agreement by the Pledged Entity and the Secured Party.

         6. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

         7. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         8. Amendments. No amendment, waiver, termination or other modification to this Agreement shall be effective unless the same is in writing and is signed by each of the parties hereto.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                              PLEDGED ENTITY:

                              BRIGHTPOINT NORTH AMERICA L.P.

                                   BY: BRIGHTPOINT NORTH AMERICA, INC., its
                                       general partner


                                   By:/s/ Steven E. Fivel
                                      --------------------------------------
                                   Name:   Steven E. Fivel
                                   Title:  Executive Vice President & Secretary



                              SECURED PARTY:

                              GENERAL ELECTRIC CAPITAL CORPORATION, as agent

                                   By: /s/ Thomas G. Sullivan
                                       ----------------------------------------

                                   Name: Thomas G. Sullivan
                                         --------------------------------------

                                   Title:   Duly Authorized Signatory



                              PLEDGOR:

                              BRIGHTPOINT NORTH AMERICA, INC.

                                   By: /s/ Steven E. Fivel
                                       ----------------------------------------

                                   Name:  Steven E. Fivel
                                   Title: Executive Vice President & Secretary

                                CONTROL AGREEMENT

     This Control Agreement (the "Agreement") is entered into as of the 31st day of October, 2001 by and among Brightpoint North America L.P., a Delaware limited partnership (the "Pledged Entity"), General Electric Capital Corporation, a Delaware corporation, as agent for the benefit of the Lenders (the "Secured Party"), and Brightpoint, Inc., a Delaware corporation ("Pledgor").

                                    RECITALS

     WHEREAS, pursuant to that certain Credit Agreement dated as of October 31, 2001 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among Brightpoint North America L.P. and Wireless Fulfillment Services LLC (collectively, "Borrowers"), Pledgor, the other Credit Parties party thereto, the Secured Party and the lenders from time to time party thereto (the "Lenders"), the Lenders have extended certain loans and other financial accommodations to Borrowers which are secured by, among other things, a pledge of and security interest in and to all right, title and interests of Pledgor in the membership interests in the Pledged Entity owned or held by Pledgor (such interests being referred to herein as the "Pledged Collateral"); and

     WHEREAS, the parties hereto wish to acknowledge such security interests and the Secured Party's control over the Pledged Collateral for purposes of the provisions of Article 8 of the Uniform Commercial Code as enacted and in effect in the State of Illinois (the "Code").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     2. Acknowledgment of Security Interest. The Pledged Entity hereby acknowledges and agrees that the Secured Party, individually and on behalf of the Lenders, has been granted and continues to hold a first priority security interest in and to the Pledged Collateral as collateral security for the obligations of the Pledged Entity under the Credit Agreement.

         3. Agreement to Follow Instructions; Agreement Not to Register Transfer. The Pledged Entity hereby agrees to comply with any "instructions" (as defined in Section 8-102(a)(12) of the Code) originated by or on behalf of the Secured Party without further consent of the Pledgor, including, without limitation, instructions regarding the transfer, redemption or other disposition of the Pledged Collateral or the proceeds thereof, including any distributions with respect thereto. The Pledged Entity agrees that it shall not register any transfer of the Pledged Collateral to any Person without the prior written consent of the Secured Party.

     4. Intent of the Parties. By executing and delivering this Agreement, the parties hereto intend to establish the Secured Party's control over the Pledged Collateral for purposes of the provisions of Section 8-106(c)(2) of the Code.

     5. Consent. Pledgor hereby consents to the execution and delivery of this Agreement by the Pledged Entity and the Secured Party.

     6. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     7. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     8. Amendments. No amendment, waiver, termination or other modification to this Agreement shall be effective unless the same is in writing and is signed by each of the parties hereto.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                 PLEDGED ENTITY:

                                 BRIGHTPOINT NORTH AMERICA L.P.

                                     BY: BRIGHTPOINT NORTH AMERICA, INC.,
                                         its general partner


                                     By: /s/ Steven E. Fivel
                                        ---------------------------------------
                                     Name:  Steven E. Fivel
                                     Title: Executive Vice President & Secretary



                                 SECURED PARTY:

                                 GENERAL ELECTRIC CAPITAL CORPORATION, as agent


                                 By: /s/ Thomas G. Sullivan
                                    -------------------------------------------

                                 Name: Thomas G. Sullivan
                                       ----------------------------------------

                                 Title: Duly Authorized Signatory

                                 PLEDGOR:

                                 BRIGHTPOINT, INC.

                                 By: /s/ Steven E. Fivel
                                    -------------------------------------------

                                 Name:  Steven E. Fivel
                                 Title: Executive Vice President & Secretary

                                CONTROL AGREEMENT

     This Control Agreement (the "Agreement") is entered into as of the 31st day of October, 2001 by and among Wireless Fulfillment Services LLC, a California limited liability company (the "Pledged Entity"), General Electric Capital Corporation, a Delaware corporation, as agent for the benefit of the Lenders (the "Secured Party"), and Brightpoint International Ltd., a Delaware corporation ("Pledgor").

                                    RECITALS

     WHEREAS, pursuant to that certain Credit Agreement dated as of October 31, 2001 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among Brightpoint North America L.P. and Wireless Fulfillment Services LLC (collectively, "Borrowers"), Pledgor, the other Credit Parties party thereto, the Secured Party and the lenders from time to time party thereto (the "Lenders"), the Lenders have extended certain loans and other financial accommodations to Borrowers which are secured by, among other things, a pledge of and security interest in and to all right, title and interests of Pledgor in the membership interests in the Pledged Entity owned or held by Pledgor (such interests being referred to herein as the "Pledged Collateral"); and

     WHEREAS, the parties hereto wish to acknowledge such security interests and the Secured Party's control over the Pledged Collateral for purposes of the provisions of Article 8 of the Uniform Commercial Code as enacted and in effect in the State of Illinois (the "Code").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     2. Acknowledgment of Security Interest. The Pledged Entity hereby acknowledges and agrees that the Secured Party, individually and on behalf of the Lenders, has been granted and continues to hold a first priority security interest in and to the Pledged Collateral as collateral security for the obligations of the Pledged Entity under the Credit Agreement.

     3. Agreement to Follow Instructions; Agreement Not to Register Transfer. The Pledged Entity hereby agrees to comply with any "instructions" (as defined in Section 8-102(a)(12) of the Code) originated by or on behalf of the Secured Party without further consent of the Pledgor, including, without limitation, instructions regarding the transfer, redemption or other disposition of the Pledged Collateral or the proceeds thereof, including any distributions with respect thereto. The Pledged Entity agrees that it shall not register any transfer of the Pledged Collateral to any Person without the prior written consent of the Secured Party.

     4. Intent of the Parties. By executing and delivering this Agreement, the parties hereto intend to establish the Secured Party's control over the Pledged Collateral for purposes of the provisions of Section 8-106(c)(2) of the Code.

     5. Consent. Pledgor hereby consents to the execution and delivery of this Agreement by the Pledged Entity and the Secured Party.

     6. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     7. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     8. Amendments. No amendment, waiver, termination or other modification to this Agreement shall be effective unless the same is in writing and is signed by each of the parties hereto.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                             PLEDGED ENTITY:

                             WIRELESS FULFILLMENT SERVICES LLC

                                  BY: BRIGHTPOINT, INC., its manager


                                  By: /s/ Steven E. Fivel
                                     ------------------------------------------
                                  Name:  Steven E. Fivel
                                  Title: Executive Vice President, General
                                         Counsel & Secretary



                             SECURED PARTY:

                             GENERAL ELECTRIC CAPITAL CORPORATION, as agent

                             By: /s/ Thomas G. Sullivan
                                 ----------------------------------------------

                             Name: Thomas G. Sullivan
                                   --------------------------------------------

                             Title: Duly Authorized Signatory



                             PLEDGOR:

                             BRIGHTPOINT INTERNATIONAL LTD.

                             By: Steven E. Fivel
                                 ----------------------------------------------

                             Name:  Steven E. Fivel
                             Title: Executive Vice President & Secretary

                                CONTROL AGREEMENT

     This Control Agreement (the "Agreement") is entered into as of the 31st day of October, 2001 by and among Wireless Fulfillment Services LLC, a California limited liability company (the "Pledged Entity"), General Electric Capital Corporation, a Delaware corporation, as agent for the benefit of the Lenders (the "Secured Party"), and Brightpoint, Inc., a Delaware corporation ("Pledgor").

                                    RECITALS

     WHEREAS, pursuant to that certain Credit Agreement dated as of October 31, 2001 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among Brightpoint North America L.P. and Wireless Fulfillment Services LLC (collectively, "Borrowers"), Pledgor, the other Credit Parties party thereto, the Secured Party and the lenders from time to time party thereto (the "Lenders"), the Lenders have extended certain loans and other financial accommodations to Borrowers which are secured by, among other things, a pledge of and security interest in and to all right, title and interests of Pledgor in the membership interests in the Pledged Entity owned or held by Pledgor (such interests being referred to herein as the "Pledged Collateral"); and

     WHEREAS, the parties hereto wish to acknowledge such security interests and the Secured Party's control over the Pledged Collateral for purposes of the provisions of Article 8 of the Uniform Commercial Code as enacted and in effect in the State of Illinois (the "Code").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     2. Acknowledgment of Security Interest. The Pledged Entity hereby acknowledges and agrees that the Secured Party, individually and on behalf of the Lenders, has been granted and continues to hold a first priority security interest in and to the Pledged Collateral as collateral security for the obligations of the Pledged Entity under the Credit Agreement.

     3. Agreement to Follow Instructions; Agreement Not to Register Transfer. The Pledged Entity hereby agrees to comply with any "instructions" (as defined in Section 8-102(a)(12) of the Code) originated by or on behalf of the Secured Party without further consent of the Pledgor, including, without limitation, instructions regarding the transfer, redemption or other disposition of the Pledged Collateral or the proceeds thereof, including any distributions with respect thereto. The Pledged Entity agrees that it shall not register any transfer of the Pledged Collateral to any Person without the prior written consent of the Secured Party.

     4. Intent of the Parties. By executing and delivering this Agreement, the parties hereto intend to establish the Secured Party's control over the Pledged Collateral for purposes of the provisions of Section 8-106(c)(2) of the Code.

     5. Consent. Pledgor hereby consents to the execution and delivery of this Agreement by the Pledged Entity and the Secured Party.

     6. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     7. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     8. Amendments. No amendment, waiver, termination or other modification to this Agreement shall be effective unless the same is in writing and is signed by each of the parties hereto.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                  PLEDGED ENTITY:

                                  WIRELESS FULFILLMENT SERVICES LLC

                                       BY: BRIGHTPOINT, INC., its manager


                                       By: /s/ Steven E. Fivel
                                           ------------------------------------
                                       Name:  Steven E. Fivel
                                       Title: Executive Vice President, General
                                              Counsel & Secretary



                                  SECURED PARTY:

                                  GENERAL ELECTRIC CAPITAL CORPORATION, as agent

                                  By: /s/ Thomas G. Sullivan
                                      -----------------------------------------

                                  Name: Thomas G. Sullivan
                                        ---------------------------------------

                                  Title: Duly Authorized Signatory



                                  PLEDGOR:

                                  BRIGHTPOINT, INC.

                                  By: /s/ Steven E. Fivel
                                      -----------------------------------------

                                  Name:  Steven E. Fivel
                                  Title: Executive Vice President, General
                                         Counsel & Secretary

                          TRADEMARK SECURITY AGREEMENT

     TRADEMARK SECURITY AGREEMENT, dated as of October 31, 2001, by Brightpoint North America L.P., a Delaware limited partnership ("Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Wireless Fulfillment Services LLC (collectively with Grantor, "Borrowers"), the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations for the benefit of Borrowers.

     WHEREAS, Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, that certain Security Agreement dated as of the date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

     WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this Trademark Security Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A thereto to the Credit Agreement.

     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

          (a) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing;

          (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

          (d) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

     3. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                  BRIGHTPOINT NORTH AMERICA L.P.

                                      By: BRIGHTPOINT NORTH AMERICA, INC.,
                                          its general partner


                                           By: /s/ Steven E. Fivel
                                               --------------------------------
                                           Name: Steven E. Fivel
                                           Title: Executive Vice President &
                                                    Secretary

ACCEPTED AND ACKNOWLEDGED BY:

GENERAL ELECTRIC CAPITAL
  CORPORATION

By: /s/ Thomas G. Sullivan
   --------------------------------
Name: Thomas G. Sullivan
      -----------------------------
Title:  Duly Authorized Signatory

                            ACKNOWLEDGMENT OF GRANTOR

STATE OF ILLINOIS             )
                              )       ss.
COUNTY OF COOK                )

     On this 31 day of October, 2001 before me personally appeared Steven E. Fivel, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Brightpoint North America L.P., who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Sharon Moy
------------------------
{seal} Notary Public

                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT

                             TRADEMARK REGISTRATIONS

Mark Reg.  No.  Date

TRADEMARK APPLICATIONS

TRADEMARK LICENSES

Name of Agreement, Parties, Date of Agreement

                          [TO BE PROVIDED BY BORROWERS]

                          TRADEMARK SECURITY AGREEMENT

     TRADEMARK SECURITY AGREEMENT, dated as of October 31, 2001, by Wireless Fulfillment Services LLC, a California limited liability company ("Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Brightpoint North America L.P. (collectively with Grantor, "Borrowers"), the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations for the benefit of Borrowers.

     WHEREAS, Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, that certain Security Agreement dated as of the date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

     WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this Trademark Security Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A thereto to the Credit Agreement.

     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

          (a) all of its Trademarks and Trademark Licenses to which it is a party including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing;

          (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

          (d) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

     3. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                    WIRELESS FULFILLMENT SERVICES LLC


                                        By: BRIGHTPOINT, INC.,
                                            its manager


                                            By: /s/ Steven E. Fivel
                                                -------------------------------
                                            Name:  Steven E. Fivel
                                            Title: Executive Vice President,
                                                    General Counsel & Secretary

ACCEPTED AND ACKNOWLEDGED BY:

GENERAL ELECTRIC CAPITAL
  CORPORATION

By: /s/ Thomas G. Sullivan
   ---------------------------------
Name: Thomas G. Sullivan
      ------------------------------
Title:  Duly Authorized Signatory

                            ACKNOWLEDGMENT OF GRANTOR

STATE OF ILLINOIS             )
                              )       ss.
COUNTY OF COOK                )

     On this 31st day of October, 2001 before me personally appeared Steven E. Fivel, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Wireless Fulfillment Services LLC, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Sharon Moy
------------------------
{seal} Notary Public

                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT

                             TRADEMARK REGISTRATIONS

Mark Reg.  No.  Date

TRADEMARK APPLICATIONS

TRADEMARK LICENSES

Name of Agreement, Parties, Date of Agreement

                          [TO BE PROVIDED BY BORROWERS]

                          COPYRIGHT SECURITY AGREEMENT

         COPYRIGHT SECURITY AGREEMENT, dated as of October 31, 2001, by Brightpoint North America L.P., a Delaware limited partnership ("Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Wireless Fulfillment Services LLC (collectively with Grantor, "Borrowers") the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations for the benefit of Borrowers;

         WHEREAS, Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, that certain Security Agreement dated as of the date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

         WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this Copyright Security Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

         1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A to the Credit Agreement.

         2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Copyright Collateral"):

              (a) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule I hereto;

              (b) all reissues, continuations or extensions of the foregoing;
         and

              (c) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Copyright License.

         3. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [signature page follows]

         IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                              BRIGHTPOINT NORTH AMERICA L.P.

                                  By: BRIGHTPOINT NORTH AMERICA, INC.,
                                      its general partner


                                       By: /s/ Steven E. Fivel
                                           ----------------------------------
                                       Name: Steven E. Fivel
                                       Title: Executive Vice President &
                                              Secretary
ACCEPTED AND ACKNOWLEDGED BY:

GENERAL ELECTRIC CAPITAL
  CORPORATION


By: /s/ Thomas G. Sullivan
    --------------------------------
Name: Thomas G. Sullivan
      ------------------------------
Title:  Duly Authorized Signatory

ACKNOWLEDGMENT OF GRANTOR


STATE OF ILLINOIS     )
                      )   ss.
COUNTY OF COOK        )

         On this 31st day of October, 2001 before me personally appeared Steven
E. Fivel, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Brightpoint North America L.P., who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Sharon Moy
-----------------------------
{seal} Notary Public

                                   SCHEDULE I
                                       to
                          COPYRIGHT SECURITY AGREEMENT

                             COPYRIGHT REGISTRATIONS

MarkReg. No. Date

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Name of Agreement Parties Date of Agreement

                          [TO BE PROVIDED BY BORROWERS]

                          COPYRIGHT SECURITY AGREEMENT

         COPYRIGHT SECURITY AGREEMENT, dated as of October 31, 2001, by Wireless Fulfillment Services LLC, a California limited liability company ("Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Brightpoint North America L.P. (collectively with Grantor, "Borrowers") the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations for the benefit of Borrowers;

         WHEREAS, Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, that certain Security Agreement dated as of the date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

         WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this Copyright Security Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

         1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A to the Credit Agreement.

         2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Copyright Collateral"):

              (a) all of its Copyrights and Copyright Licenses to which it is a party including those referred to on Schedule I hereto;

              (b) all reissues, continuations or extensions of the foregoing;
         and

              (c) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Copyright License.

         3. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [signature page follows]

         IN WITNESS WHEREOF, Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                              IRELESS FULFILLMENT SERVICES LLC


                                 By:  BRIGHTPOINT, INC.,
                                      its manager


                                      By: /s/ Steven E. Fivel
                                          ------------------------------------
                                      Name: Steven E. Fivel
                                      Title: Executive Vice President, General
                                               Counsel & Secretary


ACCEPTED AND ACKNOWLEDGED BY:

GENERAL ELECTRIC CAPITAL
  CORPORATION


By: /s/ Thomas G. Sullivan
    -----------------------------------
Name: Thomas G. Sullivan
      ---------------------------------
Title:  Duly Authorized Signatory

ACKNOWLEDGMENT OF GRANTOR


STATE OF ILLINOIS      )
                       )   ss.
COUNTY OF COOK         )

         On this 31st day of October, 2001 before me personally appeared Steven
E. Fivel, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Wireless Fulfillment Services LLC, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

/s/ Sharon Moy
--------------------
{seal} Notary Public

                                   SCHEDULE I
                                       to
                          COPYRIGHT SECURITY AGREEMENT

                             COPYRIGHT REGISTRATIONS

MarkReg. No. Date

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Name of Agreement Parties Date of Agreement

                          [TO BE PROVIDED BY BORROWERS]

                            PATENT SECURITY AGREEMENT

         PATENT SECURITY AGREEMENT, dated as of October 31, 2001, by Brightpoint North America L.P., a Delaware limited partnership ("Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Wireless Fulfillment Services LLC (collectively with Grantor, "Borrowers") the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations for the benefit of Borrowers;

         WHEREAS, Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, that certain Security Agreement dated as of the date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

         WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this Patent Security Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

         1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A thereto to the Credit Agreement.

         2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Patent Collateral"):

              (a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;

              (b) all reissues, continuations or extensions of the foregoing;
         and

              (c) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Patent License.

         3. SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                              BRIGHTPOINT NORTH AMERICA L.P.

                                  By:  BRIGHTPOINT NORTH AMERICA, INC.,
                                       its general partner


                                       By: /s/ Steven E. Fivel
                                           -----------------------------------
                                       Name: Steven E. Fivel
                                       Title: Executive Vice President &
                                              Secretary

ACCEPTED AND ACKNOWLEDGED BY:

GENERAL ELECTRIC CAPITAL
  CORPORATION


By: /s/ Thomas G. Sullivan
    -----------------------------------
Name: Thomas G. Sullivan
      ---------------------------------
Title:  Duly Authorized Signatory

                            ACKNOWLEDGMENT OF GRANTOR


STATE OF ILLINOIS    )
                     ) ss.
COUNTY OF COOK       )

         On this 31st day of October, 2001 before me personally appeared Steven
E. Fivel, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Brightpoint North America L.P., who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


/s/ Sharon Moy
-----------------------
{seal} Notary Public

                                   SCHEDULE I
                                       to
                            PATENT SECURITY AGREEMENT
                              PATENT REGISTRATIONS


Mark Reg. No. Date

PATENT APPLICATIONS

PATENT LICENSES

Name of Agreement, Parties, Date of Agreement

                          [TO BE PROVIDED BY BORROWERS]

                            PATENT SECURITY AGREEMENT

         PATENT SECURITY AGREEMENT, dated as of October 31, 2001, by Wireless Fulfillment Services LLC, a California limited liability company ("Grantor"), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Brightpoint North America L.P. (collectively with Grantor, "Borrowers") the other Persons named therein as Credit Parties, Agent and the Persons signatory thereto from time to time as Lenders (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and to incur Letter of Credit Obligations for the benefit of Borrowers;

         WHEREAS, Agent and Lenders are willing to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent, for itself and the ratable benefit of Lenders, that certain Security Agreement dated as of the date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

         WHEREAS, pursuant to the Security Agreement, Grantor is required to execute and deliver to Agent, for itself and the ratable benefit of Lenders, this Patent Security Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

         1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A thereto to the Credit Agreement.

         2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Grantor hereby grants to Agent, on behalf of itself and Lenders, a continuing first priority security interest in all of Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Patent Collateral"):

              (a) all of its Patents and Patent Licenses to which it is a party including those referred to on Schedule I hereto;

              (b) all reissues, continuations or extensions of the foregoing;
         and

              (c) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Patent License.

         3. SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                               WIRELESS FULFILLMENT SERVICES LLC


                                   By:  BRIGHTPOINT, INC.,
                                        its manager


                                        By: /s/ Steven E. Fivel
                                            -----------------------------------
                                        Name: Steven E. Fivel
                                        Title: Executive Vice President, General
                                                 Counsel & Secretary


ACCEPTED AND ACKNOWLEDGED BY:

GENERAL ELECTRIC CAPITAL
  CORPORATION


By: /s/ Thomas G. Sullivan
    ----------------------------------
Name: Thomas G. Sullivan
      --------------------------------
Title:  Duly Authorized Signatory

                            ACKNOWLEDGMENT OF GRANTOR


STATE OF ILLINOIS      )
                       ) ss.
COUNTY OF COOK         )

         On this 31st day of October, 2001 before me personally appeared Steven
E. Fivel, proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of Wireless Fulfillment Services LLC, who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


/s/ Sharon Moy
---------------------
{seal} Notary Public

                                   SCHEDULE I
                                       to
                            PATENT SECURITY AGREEMENT
                              PATENT REGISTRATIONS


Mark Reg. No. Date

PATENT APPLICATIONS

PATENT LICENSES

Name of Agreement, Parties, Date of Agreement

                          [TO BE PROVIDED BY BORROWERS]

                                    GUARANTY

         This GUARANTY (this "Guaranty"), dated as of October 31, 2001, by and among the Guarantors identified as such on the signature page hereof (each, a "Guarantor" and collectively, "Guarantors"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, "Agent") for itself and the lenders from time to time signatory to the Credit Agreement hereinafter defined ("Lenders").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Borrowers, Guarantors, Agent and the Persons signatory thereto from time to time as Lenders (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") Lenders have agreed to make Loans to, and incur Letter of Credit Obligations for the benefit of, Borrowers.

         WHEREAS, Guarantors own the Stock of Borrowers or are Affiliates of Borrowers and as such will derive direct and indirect economic benefits from the making of the Loans and other financial accommodations provided to Borrowers pursuant to the Credit Agreement; and

         WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, Guarantors have agreed to guarantee payment of the Obligations;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

1.       DEFINITIONS.

         Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

         References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2.       THE GUARANTY.

         2.1 Guaranty of Guaranteed Obligations of Borrowers. Each Guarantor hereby jointly and severally unconditionally guarantees to Agent and Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrowers (hereinafter the "Guaranteed Obligations"). Guarantors agree that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

              (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or Guarantors are or may become a party;

              (b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

              (c) the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security); or

              (d) the insolvency of any Credit Party; or

              (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Agent and Lenders have specifically agreed otherwise in writing. It is agreed among each Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement.

         2.2 Demand by Agent or Lenders. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, without demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantors shall be made to Agent in immediately available Federal funds to an account designated by Agent or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

         2.3 Enforcement of Guaranty. In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against any Borrower or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any or all of the Guarantors, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

         2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in any Borrower's financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantors represent, warrant and jointly and severally agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lenders or any Credit Party of any kind. Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Lender or against any Credit Party of any kind which may arise in the future.

         2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agent or Lenders, the obligations of any Credit Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, any reference to "Agent" or "Lender" herein shall be deemed to refer equally to such Person or Persons.

         2.6 Modification of Guaranteed Obligations, Etc. Each Guarantor hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

              (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

              (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

              (c) amend or modify, in any manner whatsoever, the Loan Documents;

              (d) extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

              (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Obligations;

              (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or any Credit Party to Agent or any Lender;

              (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Credit Party are subordinated to the claims of Agent and Lenders; and/or

              (h) apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or any Credit Party to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion;

and Agent and Lenders shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors or any of them under this Guaranty.

         2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or any Guarantor for liquidation or reorganization, should any Credit Party or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party's or such Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         2.8 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, each Guarantor hereby:

              (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which such Guarantor is a party or otherwise; and

              (b) acknowledges and agrees (i) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect any Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this
         Section 2.8 shall survive payment in full of the Guaranteed
         Obligations.

         2.9 Election of Remedies. If Agent may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Agent and Lenders a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantors hereby consent to such action by Agent and waive any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party shall not impair each Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

         2.10 Funds Transfers. If any Guarantor shall engage in any transaction as a result of which any Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of such Guarantor's Stock or any sale of its assets), such Guarantor shall distribute to, or make a contribution to the capital of, one or more of the Borrowers an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.

3.       DELIVERIES.

         In a form satisfactory to Agent, Guarantors shall deliver to Agent (with sufficient copies for each Lender), concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantors to Agent under the Credit Agreement.

4.       REPRESENTATIONS AND WARRANTIES.

         To induce Lenders to make the Loans and incur Letter of Credit Obligations under the Credit Agreement, Guarantors jointly and severally make the representations and warranties as to each Guarantor contained in the Credit Agreement, each of which is incorporated herein by reference, and the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this Guaranty:

         4.1 Corporate Existence; Compliance with Law. Each Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification;
(iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.2 Executive Offices. Each Guarantor's executive office and principal place of business are as set forth in Schedule 3.2 of the Credit Agreement.

         4.3 Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty and all other Loan Documents and all instruments and documents to be delivered by each Guarantor hereunder and under the Credit Agreement are within such Guarantor's corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of such Guarantor's charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Guarantor is a party or by which any Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of any Guarantor, other than those in favor of Agent, for itself and the benefit of Lenders, and the same do not require the consent or approval of any Governmental Authority or any other Person except those referred to in
Section 2.1(c) of the Credit Agreement, all of which have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this

Guaranty and each of the Loan Documents to which any Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of such Guarantor, and each shall then constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

5.       FURTHER ASSURANCES.

         Each Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6.       PAYMENTS FREE AND CLEAR OF TAXES.

         All payments required to be made by each Guarantor hereunder shall be made to Agent and Lenders free and clear of, and without deduction for, any and all present and future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) such Guarantor shall make such deductions, and (c) such Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, each applicable Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Each Guarantor shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

7.       OTHER TERMS.

         7.1 Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

         7.2 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

         7.3 Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         7.4 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

         (a)   If to Agent, at:

               General Electric Capital Corporation
               10 South LaSalle Street
               Suite 2800
               Chicago, IL 60603
               Attention:  Brightpoint Account Manager
               Telecopy No.:  (312) 419-5700
               Telephone No.:  (312) 419-0985

               with copies to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, IL 60601
               Attention:  Ronald H. Jacobson
               Telecopy No.:  (312) 558-5700
               Telephone No.:  (312) 558-5600

         (b) If to any Lender, at the address of such Lender specified in the Credit Agreement.

         (c) If to any Guarantor, at the address of such Guarantor specified on Schedule I hereto.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

         7.5 Successors and Assigns. This Guaranty and all obligations of Guarantors hereunder shall be binding upon the successors and assigns of each Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Agent, for itself and for the benefit of Lenders, hereunder, inure to the benefit of

Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Agent and Lenders hereunder. Guarantors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

         7.6 No Waiver; Cumulative Remedies; Amendments. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantors.

         7.7 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Agent shall deliver to Guarantors such documents as Guarantors may reasonably request to evidence such termination.

         7.8 Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

7.9      GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG GUARANTORS, AGENT OR ANY LENDER PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT AND GUARANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS

MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, AND, PROVIDED, FURTHER, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT, FOR THE BENEFIT OF AGENT AND LENDERS. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GUARANTOR AT THE ADDRESS SET FORTH ON SCHEDULE I HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

7.10     WAIVER OF JURY TRIAL.

         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), EACH GUARANTOR AND AGENT DESIRES THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OR ARBITRATION, EACH GUARANTOR AND AGENT WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH THIS GUARANTY AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

         7.11 Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

              (a) the net amount of all Loans and other extensions of credit (including Letters of Credit) advanced under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such

         Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; or

              (b) the amount which could be claimed by the Agent and Lenders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under
         Section 7.12.

              7.12 Contribution with Respect to Guaranteed Obligations.

              (a) To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Guaranteed Obligations (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

              (b) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

              (c) This Section 7.12 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 7.12 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

              (d) The rights of the parties under this Section 7.12 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations and the termination of the Credit Agreement and the other Loan Documents.

              (e) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

8.       SECURITY.

         To secure payment of each Guarantor's obligations under this Guaranty, concurrently with the execution of this Guaranty, each Guarantor has entered into a Pledge Agreement pursuant to which each Guarantor has pledged all of the Stock of each of its Subsidiaries to Agent for the benefit of Lenders, provided that (i) BPI shall not pledge its Stock of Brightpoint International and (ii) Brightpoint International shall pledge only its Stock in Wireless.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.



                              BRIGHTPOINT, INC.


                              By: /s/ Steven E. Fivel
                                  -----------------------------------------
                              Name:  Steven E. Fivel
                              Title: Executive Vice President, General Counsel
                                     and Secretary



                              BRIGHTPOINT NORTH AMERICA, INC.


                              By: /s/ Steven E. Fivel
                                  -----------------------------------------
                              Name:  Steven E. Fivel
                              Title: Executive Vice President and Secretary



                              WIRELESS FULFILLMENT SERVICES HOLDINGS, INC.

                              By: /s/ Steven E. Fivel
                                  -----------------------------------------
                              Name:   Steven E. Fivel
                              Title:  Executive Vice President and Secretary



                              BRIGHTPOINT INTERNATIONAL LTD.

                              By: /s/ Steven E. Fivel
                                  -----------------------------------------
                              Name:  Steven E. Fivel
                              Title: Executive Vice President and Secretary



                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Agent

                              By: /s/ Thomas G. Sullivan
                                  -----------------------------------------
                              Name:  Thomas G. Sullivan
                                  -----------------------------------------
                              Title: Duly Authorized Signatory

                                   SCHEDULE I


                          [TO BE PROVIDED BY BORROWERS]






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